As filed with the Securities and Exchange Commission on December 19, 2000
                                               Registration Number _______

                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM SB-2
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          Salient Cybertech, Inc.
          (Exact name of Registrant as specified in its charter)

           Delaware                 ________________             35-1990559
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification
                                                             Code Number)

           Salient Cybertech, Inc.       Paul A. Sloan, President
           1999 Lincoln Drive            c/o Salient Cybertech, Inc.
           Suite 202                     1999 Lincoln Drive, Suite 202
           Sarasota, Florida 34236       Sarasota, Florida 34236
           (941) 953-6168                (941) 953-6168
           (Address, including           (Address, including zip code,
           zip code, and telephone       telephone number including area code,
           number and including area     executive principal or agent for
           code, of Registrants          service)
           principal place of
           business)

                       Copies of all communications to:
                       Bernabe B. Diaz, Esq.
                       Corporate Services Group, LLC.
                       71 Stony Hill Road, 2nd Floor
                       Bethel, CT  06801

     Approximate date of commencement of the proposed sale to the public: The business day after the date on which this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. []

                       CALCULATION OF REGISTRATION FEE
 ============================================================================
Proposed Maximum
Title of Each Class     Amount      Offering    Aggregate     Amount
of Securities to be     to be       Price       Offering      of Regis-
Registered              Registered  Per Unit    Price         tration Fee.
 ============================================================================
Common Stock, with
par value of $0.001 (1) 10,595,159  $0.4375     $4,635,383    $1,242.28
Common Stock, with
par value of $0.001 (2)  5,124,876  $0.4375     $2,242,134    $  600.90
Common Stock, with
par value of $0.001 (2)  1,175,000  $0.4375     $  514,060    $  137.77
TOTAL                   16,895,035  $0.4375     $7,391,577    $1,980.95
 ============================================================================

(1) Represents shares issuable to the holders of the 8% Convertible Debenture, Vesting Warrant, and Closing Warrant issued by Salient Cybertech, Inc. to Haines Avenue, LLC. (See, DEBENTURE, below at page 44 of the Prospectus). That number of shares is subject to adjustment under anti-dilution provisions included in Debenture covering the additional issuance of shares by us resulting from stock splits, stock dividends or similar transactions.

(2) Represents the number of shares to be registered, based on the minimum number of shares issuable pursuant to the terms of the Securities Purchase Agreement and Vesting Warrant, both dated November 14, 2000, at a market price of $0.4375 per share of the common stock of Salient Cybertech, Inc. (See, Securities Purchase Agreement, below at page 47 of the Prospectus). Pursuant to Rule 416, the shares of common stock offered hereby also include such presently indeterminate number of shares of common stock as shall be issued by us to the selling security-holder upon exercise of the Vesting Warrants and pursuant to the terms of the Securities Purchase Agreement. That number of shares is subject to adjustment under anti-dilution provisions included in the Securities Purchase Agreement covering the additional issuance of shares by us resulting from stock splits, stock dividends or similar transactions.

(3) Represents the number of shares to be registered, based on the minimum number of shares issuable pursuant to the terms of the Closing Warrant issued pursuant to the Securities Purchase Agreement dated November 14, 2000, at a market price of $0.4375 per share of the common stock of Salient Cybertech, Inc.(See, Securities Purchase Agreement, below at page 47 of the Prospectus). Pursuant to Rule 416, the shares of common stock offered hereby also include such presently indeterminate number of shares of common stock as shall be issued by us to the selling security-holder upon exercise of the warrants. That number of shares is subject to adjustment under anti-dilution provisions included in Closing Warrant covering the additional issuance of shares by us resulting from stock splits, stock dividends or similar transactions.

This registration statement is comprised of 270 consecutively numbered pages, including exhibits. The exhibit index called for by Item 601 of Regulation SB is located at page 109.

Pursuant to Item 601 of Regulation S-B, table showing location in the Prospectus of information required by Items 101 through 510 of Regulation SB-2.

Registration Statement
Item Number and Caption                         Prospectus Caption

101.   Description of Business                  THE COMPANY

102.   Description of Property                  THE COMPANY - PROPERTY

103.   Legal Proceedings                        LITIGATION

201.   Market for Common Stock and              CERTAIN MARKET INFORMATION
       Related Stockholder Matters

202.   Description of Securities to be
       Registered                               DESCRIPTION OF SECURITIES

303.   Management's Discussion and              MANAGEMENTS DISCUSSION AND
       Analysis or Plan of Operation            ANALYSIS OF OPERATIONS &
                                                CHANGES IN FINANCIAL
                                                CONDITION

304.   Changes in and Disagreements With
       Accountants on Accounting and
       Financial Disclosure.                    NOT APPLICABLE

310.   Financial Statements                    	FINANCIAL STATEMENTS

401.   Directors, Executive                     MANAGEMENT;TRANSACTIONS;
       Control Persons

402.   Executive Compensation                 		MANAGEMENT

403.   Security Ownership of                    PRINCIPAL STOCKHOLDERS;
       Certain Beneficial Owners                CERTAIN TRANSACTIONS
       and Management

404.   Certain Relationships and                CERTAIN TRANSACTIONS;
       Related Transactions

405.   Compliance with Section
       16(a) of the Exchange Act                MANAGEMENT

501.   Forepart of the Registration           		COVER PAGE
       Front Cover Statement and
       Outside Page of Prospectus

502.   Inside Front Cover and                 		COVER PAGE; INSIDE
       Outside Back Cover Pages                 FRONT COVER AND
       of Prospectus                            OUTSIDE BACK COVER
                                                PAGES

Pursuant to Item 601 of Regulation S-B, table showing location in the Prospectus of information required by Items 101 through 510 of Regulation SB-2 (continued).


Registration Statement
Item Number and Caption                         Prospectus Caption

503.   Summary Information                      SUMMARY OF THE PROSPECTUS;
       & Risk Factors                           RISK FACTORS

504.   Use of Proceeds                          USE OF PROCEEDS

505.   Determination of Offering Price         	COVER PAGE; DILUTION;
                                                CERTAIN MARKET
                                                INFORMATION

506.   Dilution                                 DILUTION

507.   Selling Securities Holders              	PLAN OF DISTRIBUTION

508.   Plan of Distribution                     COVER PAGE; INSIDE FRONT
                                                COVER;
                                                PLAN OF DISTRIBUTION

509.   Interests of Named Experts              	CERTAIN TRANSACTIONS
       and Counsel

510.   Disclosure of Commission                	INDEMNIFICATION
                                                ARRANGEMENTS

                             Prospectus

                       SALIENT CYBERTECH, Inc.
                      (a Florida Corporation)
      16,859,035 Shares of Common Stock, with a Par Value of $0.001

This offering involves the re-sale of 7,085,715 shares in our common stock, underlying the stock issuable pursuant to an 8% Debenture granted to Haines Avenue, LLC. (Selling Stockholder), 423,729 shares in our common stock issuable pursuant to a closing warrant and 3,085,715 additional shares in our common stock issuable pursuant to a vesting warrant, both warrants issued in conjunction with the Debenture. This offering also involves the re-sale of 5,124,876 shares in our common stock issuable pursuant to a Securities Purchase Agreement with Haines Avenue, LLC., 1,175,000 shares of our common stock issuable pursuant to a Warrant, the Warrants issued in conjunction with the Securities Purchase Agreement. We will receive no proceeds from the resale of stock issued to the Selling Shareholder.(see "DEBENTURE", and "SECURITIES PURCHASE AGREEMENT", "Selling Stockholder", below, at pages 44,47 and 52).

Salient Cybertech, Inc. (Salient), our company (NASDAQ BB OTC: SLEL), is primarily a holding company with two divisions, the HIGH TECHNOLOGY DIVISION, and the INTERNET/TECHNOLOGY DIVISION. We currently have one wholly owned subsidiary in each division. Futronix, Inc. (Futronix), is an ISO 9002-certified consignment and turnkey contract electronic manufacturer offering Surface Mount Technology capabilities, mixed technology, mechanical assembly, in-circuit and functional testing, and design and engineering services for customers. Futronix currently makes up our HIGH TECHNOLOGY DIVISION. Gemini Learning Systems, Inc., which currently makes up our INTERNET TECHNOLOGY DIVISION, developed and markets SWIFT (tm) (SoftWare Intelligent Freeform Training) distance learning software and courseware.

Our shares are traded on the NASDAQ OTC Bulletin Board. However, the market for our shares is limited, and it is entirely possible that there will be no market for our shares in the future, or, if a market will exist, it will be a very restricted one.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.
===========================================================================
Number of  Price Per       Aggregate Price   Expenses &      Proceeds to
Shares     Share           to Public         Commissions     Company
===========================================================================
16,895,035 $.4375 (1)      7,391,577 (1)     Unknown (2)     Unknown (3)
===========================================================================
(1) The actual price per Share to the public of the Selling Shareholder's Shares will be based on the bid price for our Common Stock on the dates of specific sales, unless shares are sold in private transactions. Consequently, no determination can be made as to actual pricing matters. The price to the Selling Shareholder was based upon an arbitrary market value of $0.4375 per share agreed upon between the Selling Shareholder and Salient Cybertech, Inc.
(2) We anticipate that normal brokerage commissions will be charged by firms that sell any of the Selling Stockholder' Shares for the account of the Selling Stockholder, and that such commissions will be tied to a percentage of the sales price. However, we cannot provide specific information pertaining to these commissions, as the details are unknown.
We do know, however, that the total costs to us will be about $50,000. These costs will be made up of legal, accounting, printing, and registration fees.
(3) There will be no direct proceeds to us from the re-sale of shares by the Selling Shareholder. However, we may receive proceeds from the exercise of Warrants by the Selling Shareholder to obtain the shares which are being resold in reliance of this Prospectus. The amount of such proceeds is indeterminate, as the Warrants have a cashless feature. We would also receive proceeds from the sale of shares to the Selling Shareholder pursuant to the Share Purchase Agreement, although we would receive no proceeds from their resale by the Selling Shareholder. (See, "DEBENTURE", Securities Purchase Agreement, Use of Proceeds, and Selling Shareholder, below).

                      Salient Cybertech, Inc.
                     (a Delaware Corporation)


                     Salient Cybertech, Inc.
                  1999 Lincoln Drive, Suite 202
                     Sarasota, Florida 34236
                         (941) 953-6168


The date of this Prospectus is ___________, 2000.


                        ADDITIONAL INFORMATION


We have filed a Registration Statement on Form SB-2
(adopted under authority of the Securities Act of 1933, as amended) with respect to the securities offered in this Prospectus, with the United States Securities and Exchange Commission (S.E.C.). This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules attached to it. For further information, you are referred to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of such contract filed as an exhibit to the Registration Statement. You may inspect The Registration Statement and all of its exhibits without charge at the Public Reference Section of the Commission in its Washington, D.C. office. You may obtain copies of all or any part of the Registration Statement from the Commission at prescribed rates, and may view them at the S.E.C.'s Web Site, whose address is http://www.sec.gov. We will provide you with Copies of the Registration Statement and the attached Exhibits without charge upon written or oral request addressed to Mr. Paul Sloan; Salient Cybertech, Inc., 1999 Lincoln Drive, Suite 202 Sarasota, Florida 34236, or by calling (941) 953-6168.

	We currently furnish our stockholders with annual reports on Form 10-KSB containing financial statements certified by our independent public accountants and quarterly reports on Form 10-QSB containing unaudited financial information for the first three quarters of each fiscal year. Our stock trades on NASDAQ BB OTC under the trading symbol, SLEL.

	We have not authorized any dealer, salesman or any other person to give any information or to make any representations other than those contained in this Prospectus. You must not rely on any information or representation given or made to you as having been authorized by us or by the Selling Stockholder.

       You cannot rely on the delivery of this Prospectus, nor on any sale made pursuant to this Prospectus as suggesting that there has been no change in the affairs of Salient Cybertech, Inc.
since the date of this Prospectus. We are not making you an offer or soliciting any offer to buy any securities offered in this Prospectus in any jurisdiction or State where it is unlawful for us to make such an offer or solicitation.

                        GLOSSARY OF TERMS


When used in this Prospectus, the following words have the indicated meanings:

Capital Stock.          The generic term for our Common Stock.

Closing Warrant#1.      The Closing Warrant issued pursuant to and in
conjunction with the Debenture Purchase Agreement.

Closing Warrant#2.      The Closing Warrant issued pursuant to and in
conjunction with the Securities Purchase Agreement.

Common Stock.           The shares of our Common Stock, with a par value
of $0.001, of which 80,000,000 shares are authorized and 7,496,000 are issued and outstanding (see "DESCRIPTION OF SECURITIES").

Commission.		Securities and Exchange Commission of the
United States

Debenture.              The Convertible 8% Debenture issued to Haines
Pursuant to the Debenture Purchase Agreement entered into with the Selling Stockholder on November 14, 2000.

Haines,
Selling Stockholder.    Haines Avenue, LLC.

Haines' Agreements.     The Debenture Purchase Agreement, Securities
Purchase Agreement, Vesting Warrant Agreements, and Closing Warrant Agreements, collectively.

NASD.			National Association of Securities Dealers, Inc.
The self-regulatory body registered under the Securities Exchange
Act of 1934, as amended, responsible for regulation of securities brokers and dealers, and the operator of the NASDAQ inter-dealer automated quotation system's bulletin board over which Company securities are traded.

Put Shares.             Shares issuable to Salient pursuant to a Securities
Purchase Agreement entered into with Haines on November 14, 2000.

Registered Securities. The generic and collective term for the 16,859,035 Shares issuable to the Selling Stockholders being offered for sale in this Prospectus.

Registration Rights.     The generic and collective name for the rights of
registration granted the Selling Stockholder pursuant to Securities
Purchase Agreement and the Debenture Purchase Agreement and fully described in the Registration Rights Agreement executed on November 14, 2000.

Salient or
we or us.		Salient Cybertech, Inc.

Selling Stockholder,
Haines.                 Haines Avenue, LLC.

Vesting Warrant#1.      The Vesting Warrant issued pursuant to and in
conjunction with the Debenture Purchase Agreement.

Vesting Warrant#2.      The Warrant issued pursuant to and in conjunction
with the Securities Purchase Agreement.

Warrants.               The generic and collective name for all Warrants
issued or issuable (Closing Warrants #1 and #2, Vesting Warrants #1 and #2).

                        PROSPECTUS SUMMARY


	The following is a summary of certain information contained in this Prospectus. It is qualified in its entirety by the more detailed information and financial statements (including notes) appearing elsewhere in the Prospectus.

                           THE COMPANY


  We are a Delaware company formed in December, 1997, as the result of the merger between MAS Acquisition I Corp., a Delaware Corporation formed in
1996 as an assetless holding company actively seeking acquisition candidates, and Sloan Electronics, Inc., a Florida Corporation formed in 1993. The company resulting from the merger was called Sloan Electronics, Inc., and designed, manufactured and marketed electronic monitoring equipment for the criminal justice industry and the long-term health care industry. It also marketed house arrest monitoring equipment through its in-house marketing department and distributed its products through national service providers. We, while continuing to support existing clients through the Sloan Electronics Division, have ceased to actively engage in these business endeavors in favor of building our portfolio of acquisitions and building the businesses of the acquired companies.

   During the third quarter of 1999, we acquired, in exchange for stock, Gemini Learning Systems, Inc., which operates as part of the Internet Technology Division of the company. Gemini Learning Systems developed and markets SWIFT (tm) (SoftWare Intelligent Freeform Training) distance learning software and courseware. Utilizing SWIFT, Gemini delivers distance education systems, to be utilized both in an intra-company setting (intranet) and by students over the internet. The students may be individuals or complex organizations, with diverse training and educational needs to be delivered worldwide to their various locations.

   During the second quarter of 2000, we executed an agreement whereby we acquired Futronix, Inc. We accomplished the acquisition by forming a Delaware subsidiary, known as Salient Acquisition Corporation, with that corporation merging with Futronix. The surviving Corporation, continues to carry on business as Futronix, Inc. (Futronix), a wholly owned subsidiary of the Company. Futronix operates as part of the High Technology division of the Company.

   Futronix is an ISO 9002-certified consignment and turnkey contract electronic manufacturer. Futronix offers advanced Surface Mount Technology capabilities, mixed technology, mechanical assembly, in-circuit and functional testing, and design and engineering services for customers.

   To better reflect our current business, we changed our name from Sloan Electronics, Inc. to Salient Cybertech, Inc. on May 22, 1999. We had previously changed our name in 1997 from MAS Acquisition I, Inc. to Sloan Electronics, Inc.

   Our shares are currently traded over the NASDAQ Bulletin Board OTC, and our trading symbol is SLEL.

   Our current mailing address is: Salient Cybertech, Inc., 1999 Lincoln Drive, Suite 202 Sarasota, Florida 34236, and our phone number is (941) 953-6168.

                   SELECTED FINANCIAL INFORMATION

	We have set forth below selected consolidated financial information. The information is derived from the more detailed audited consolidated financial statements as of December 31, 2000, Futronix, Inc. audited financial statements as of December 31, 1999, pro forma financial information and our unaudited financial statements as of September 30, 2000, and should be read in conjunction financial statements, included elsewhere in this Prospectus. The annual information is presented in a pro-forma format to better reflect our operations, including those of Futronix, Inc., which accounts for most of our income. The provided information is qualified in its entirety by reference to this additional material (see "FINANCIAL STATEMENTS").

                            Three Qtrs.        Annual            Annual
                            Ended              Ended             Ended
                            September 30,      December 31,      December 31,
                            2000               1999              1998
                            (US $)             (US $)            (US $)

Operating Results

Revenue                    $3,281,909         $6,392,924        $7,020,705
Cost of Goods Sold          2,945,584          4,996,671         5,348,543

         Gross Profit         336.325          1,396,253         1,672,162

Cost and Expenses

Selling
General and Administrative  3,025,353          3,131,410         2,111,127
Interest                      117,919             48,114            39,481

Income (Loss) Before Taxes (2,806,947)        (1,640,829)         (179,646)


         Net income (Loss) (2,600,705)        (1,640,829)         (179,646)
                             ======              ======            ======

                            Three Quarters        Annual          Annual
                            Ended                 Ended           Ended
                            September 30          December 31,    December 31,
                            2000                  1999            1998
                            (US $)                (US $)          (US $)


ASSETS:
Current Assets:
Cash                       $  161,043             356,240         226,045
Accounts Receivable
Net of allowances for Bad
Debt                          470,052             243,169         117,230
Inventory                     708,611             612,169         575,524
Total Current
Assets                      1,531,729           2,055,711       1,196,195
Non-current
assets                       5,185,260          5,262,838       1,316,066
TOTAL ASSETS              $  8,688,424          7,318,549       2,512,261
                             =======             ========        ======

LIABILITIES AND
STOCKHOLDERS'EQUITY
Current
Liabilities               $  2,601,336          2,060,528       1,243,454

TOTAL LIABILITIES         $  3,324,873           707,589        877,018
STOCKHOLDERS'EQUITY
Common Stock, $0.001
par value-
authorized 80,000,000
shares; issued and
outstanding common
shares: 7,496,000,
and 3,249,900, as of
September 30, 2000 and
December 31, 1999,
respectively; issued and
outstanding Preferred
Shares, No Par Value 20          7,496           3,265           10,753
Additional Paid-In-
Capital                      9,832,506       6,456,508          653,541
Accumulated Deficit         (4,476,451)     (1,875,746)        (238,922)


TOTAL LIABILITIES AND
STOCKHOLDER'S EQUITY      $  8,688,424       7,318,549        2,512,261
                              =======        =========         =======

                          SECURITIES OUTSTANDING

	As of the date of this Prospectus, approximately 7,496,000 shares of Common Stock were issued and outstanding. There are also 20 shares of Preferred Stock, convertible into 1,500,000 shares in our Common Stock, issued and outstanding. (see "CAPITALIZATION", "PLAN OF DISTRIBUTION" and "PRINCIPAL STOCKHOLDERS").

	On November 14th, 2000, we issued an 8% Convertible Debenture in the sum of $2,000,000 to Haines Avenue, LLC., with a three year term, expiring on November 14, 2003. The Debenture is convertible at the will of the holder into shares of our common stock at a conversion price of the lower of $0.90 or 80% of the three day average lowest bid price for our common stock over the 10 days preceding the date the holder of the Debenture notifies us that it wishes to convert all or a portion of the Debenture into common stock. Associated with the Debenture is a Vesting Warrant, entitling the holder, in lieu of amounts owed at maturity, or upon failure to register the shares issuable on conversion, to convert such number of shares as are owing to the holder into a Warrant exercisable on or before November 14, 2005, for shares in our common stock at a price equal to the closing bid price for our common stock on the date preceding the date of Notice of the exercise by the holder. Also associated with the Debenture is a Closing Warrant entitling the holder to 423,729 shares in our common stock at a price equal to 90% of the closing bid price for our common stock on the date preceding the date the holder of the warrant makes the election to convert the warrant or a part of it into shares of our common stock. The Closing Warrant expires on November 14, 2005 (see, "DEBENTURE", at page 44, below.).

	On November 14th, 2000 we entered into a Securities Purchase Agreement with Haines Avenue, LLC., whereby we agreed to sell to Haines a minimum of $2,500,000 and a maximum of $10,000,000 in shares at a price equal to 90% of the average market price of our shares over the 10 days immediately following our election to purchase the shares, which election must be on or before November 14, 2002, pursuant to the terms of the Securities Purchase Agreement (See, "Securities Purchase Agreement", on page 47 , below). In the event that we do not sell a minimum of $2,500,000 in shares, Haines shall be entitled to a Warrant (the "Vesting Warrant") expiring on November 14, 2005, for such number of shares as are issuable by us to fulfill our minimum obligation of selling $2,500,000 in shares to Haines. The price on exercise of the Vesting Warrants is equal to the lowest bid price for our common stock during the 90 days preceding November 14, 2002. On November 14, 2000 we also issued warrants for 425,000 shares in our common stock, with an expiry date of November 14, 2005 at an exercise price equal to 125% of the closing price on the date preceding the date the holder elects to convert the Warrants (Closing Warrant). We shall also issue further Closing Warrants to Haines on a continuing basis equal to Warrants for 150,000 shares in our common stock for every $1,000,000 in shares sold by us pursuant to the Securities Purchase Agreement.

                          CURRENT STOCKHOLDERS

	Approximately 691 individuals own shares of our Common Stock, and two shareholders, hold 20 Preferred Convertible Shares of our Preferred Stock. (see "CERTAIN TRANSACTIONS" and "PRINCIPAL STOCKHOLDERS").

                          DEFINITION OF TERMS

	Certain terms used in this Prospectus, usually identified by initial capital letters, are defined in the section of this Prospectus captioned "GLOSSARY OF TERMS."

                             RISK FACTORS

THE SECURITIES WE ARE OFFERING ARE SPECULATIVE IN NATURE AND INVOLVE A DEGREE OF RISK. YOU SHOULD PURCHASE THEM ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT IN US WITHOUT A MATERIALLY ADVERSE IMPACT ON YOUR STANDARD OF LIVING OR FINANCIAL SECURITY. THEREFORE, BEFORE ANY PURCHASE YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

                        RISKS OF THE OFFERING

You May Lose Your Entire Investment.

	You should be aware that if we are not successful in operating our business, your entire investment in us could become worthless. Even if we are successful in our programs there can be no assurances that you will derive a profit from your investment.

Your Investment may be Diluted due to Potential Future Sales Pursuant To
Rule 144.

	Generally, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of shares which does not exceed the greater of one percent (1%) of the then outstanding
Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has not been an affiliate of Salient for at least 90 days and who has satisfied a one year holding period.

	The holding period for all our currently outstanding restricted shares required by Rule 144 will expire during August of 2001, and after that, the holders may periodically sell their Company securities, subject to applicable volume limitations, restrictions on the manner of sale and applicable reporting requirements (see "CERTAIN TRANSACTIONS").

Limited Trading Market for our Shares.

	Our shares currently trade on the NASDAQ BB OTC under the trading symbol, SLEL. At present, there is a limited market for our securities, and there can be no assurance that an established trading market will develop in the future. In the event a market is developed, it may not be able to be sustained, and it is entirely possible that you will not be able to sell our securities at any price. In any event, any market we may develop will, in all likelihood, be a substantially limited one.

You May Suffer Adverse Effects due to the Penny Stock Regulations.

	Securities, generally, with a price $5.00 per share or less are referred to as penny stock. These securities are unsuitable for you if you have a low fixed incomes and limited net worth. As well, they are not suitable if you are risk aversive or have income as your sole investment objective. Investment broker/dealers must satisfy special sales practice requirements, including making written suitability determinations regarding any persons wishing to invest in penny stock; written consent of the purchaser prior to purchasing penny stock; delivery of a disclosure statement outlining the risks associated with penny stock prior to any transaction; a written current bid and ask quotation and commissions to be earned by the broker/dealer in the transaction; and monthly statements stating the market value of any penny stock held in a portfolio. These requirements, will likely limit you in any attempts you may make to sell our stock.

Your Ability to Sell our Securities will be hampered by the Absence of any Underwriter.

	The Selling Stockholder's Shares will be sold directly by the Selling Stockholder. This means that no underwriter is expected to be involved in the sale. The absence of an underwriter means that there will be less due diligence in conjunction with this offering than would be performed in an underwritten offering, and furthermore, that there are no brokers committed to stabilizing the market for our securities. These things will tend to make our stock volatile and may hamper any efforts you may make to sell any of our stock.

You may Lose All or Part of Your Investment If We do not Operate
Profitably and Cannot Raise Additional Capital if it is required.

If we do not operate successfully, our business will likely fail and you will lose your entire investment. We cannot give you any assurances we will operate profitably in the future. We have a history of operating losses, and lacking future profitable operations, will need additional capital, which we have no assurance whatsoever of being able to obtain. (See "Financial Statements", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION, CHANGES IN FINANCIAL CONDITION AND RESULTS OF OPERATIONS").

                        BUSINESS RISKS

You May never Receive any Dividends from Us.

	We have never paid dividends on our Common Stock in the past. We do not anticipate paying dividends in the foreseeable future and intend to devote earnings, if any, to the development of our business. The payment of dividends in the future rests within the discretion of our Board of Directors and will depend on the existence of substantial earnings, our financial requirements, and other factors. Earnings, for the foreseeable future, are expected to be retained to finance corporate business expansion.

Your Investment will be at Risk if we Need Additional Capital And
It May Not Be Available On Acceptable Terms.

The development of our business may require additional capital in the future to fund our operations, to finance the substantial investments in equipment and corporate infrastructure needed for our planned expansion, to enhance and expand the range of services we offer and to respond to competitive pressures and perceived opportunities, such as investment, acquisition and international expansion activities. Cash flow from operations may be insufficient to cover expenses and capital needs. There can be no assurance that additional financing will be available on terms favorable or acceptable to us, or at all. If adequate funds are not available on acceptable terms, we may be forced to curtail or cease some or all of our operations.

We May Not Be Able To Compete Successfully In The Very
Competitive Market.

We may face competition from competitors with significantly greater financial, sales and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships with advertisers, content and application providers and/or other strategic partners than we have. There can be no assurance that we will be successful in achieving widespread acceptance of our products and services before competitors offer services similar to our planned current offerings, which might preclude or delay purchasing decisions by potential customers. Widespread commercial acceptance of any of competitors' products could significantly reduce the potential customer base for our products and services, which could have a material adverse effect on our business and financial results.

FOR ALL OF THE REASONS STATED ABOVE, AND OTHERS SET FORTH IN THIS PROSPECTUS, OUR SECURITIES INVOLVE A HIGH DEGREE OF RISK. IF YOU ARE CONSIDERING AN INVESTMENT IN THESE SECURITIES, YOU SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. YOU SHOULD ONLY PURCHASE THESE SECURITIES IF YOU CAN AFFORD A TOTAL LOSS OF YOUR INVESTMENT.


                           USE OF PROCEEDS

   Pursuant to the terms of the Debenture and the Securities Purchase Agreement, all funds received by the company due to the exercise of Warrants or the sale of shares to the Selling Shareholder will be used as working capital by us. However, the re-sale of shares by the Selling Shareholder will not result in any proceeds to us.


                         SELLING STOCKHOLDER

Haines Avenue, LLC. (HAINES), a Cayman Islands limited liability company, is controlled by Navigator Management, which in turn has one Director, David Sims.

The Agreements entered into with Haines carried with them demand registration rights, pursuant to which we are registering the shares mentioned in this prospectus for resale by the Selling Stockholder. (See Debenture, Securities Purchase Agreement, below).


                        CERTAIN MARKET INFORMATION

                         MARKET FOR COMMON EQUITY

Our common stock is traded on the NASD over the counter
Bulletin Board, symbol SLEL. Trading began on June 18, 1998. The range for each quarter quoted reflect inter-dealer prices and may not represent actual transactions.

Quarter	Year		Low		High		Volume

June            1998    $0.8750         $3.0000            36,000
Third           1998    $2.6875         $5.0000           315,000
Fourth          1998    $2.2500         $4.5000           413,000

First           1999    $1.3125         $3.3125         1,505,900
Second          1999    $0.3125         $2.9375         2,530,000
Third           1999    $0.1875         $0.6250         1,566,200
Fourth          1999    $0.1875         $1.7500           194,600

First           2000    $0.9375         $9.8750         4,917,200
Second          2000    $2.0625         $6.1875         3,420,700
Third           2000    $3.3750         $5,2500         4,644,100

October         2000    $1.0100         $3.7500         1,589,900
November        2000    $0.3750         $1.1875         1,310,571

                        SECURITY HOLDERS

	As of November 30, 2000, the latest practicable date for which information is available, we had approximately 691 Common
Stockholders and two Preferred Stockholders.


                          DIVIDENDS

We have not declared or paid any cash dividends since our inception, and no dividends are contemplated to be paid in the foreseeable future. No dividends were paid by our subsidiaries, prior to their acquisition by us. We anticipate that, for the foreseeable future, our profits (if any) will be reinvested in our subsidiaries rather than distributed as dividends.

                        OFFERING PRICE

No offering price has been pre-established for the shares registered by the Selling Stockholder. Rather, we anticipate that the Selling Stockholder will sell them into the public market at such times the price is deemed favorable, when considered in light of the recipients' capital requirements. The recipients will be the sole determiners of appropriate pricing, on a case by case basis.


                        CAPITALIZATION

     The following table sets forth our capitalization as of September 30, 2000.


          Title of Class        September
                                30, 2000

          Stockholders' Equity  $5,363,551

          Debt:
          Total Liabilities     $3,324,873


                         THE COMPANY

                     BUSINESS (GENERAL)

	We are primarily a holding Company with two operating divisions, The High Tech Division and the Internet Technology Division. Our main business is the development and growth of our two divisions, both by managing the internal growth of our operation subsidiaries, and, if deemed appropriate by our Board of Directors, through acquisitions of companies that will enhance and aid in the development of our current divisions and subsidiaries.

	We have no specific acquisition strategy, but rather evaluate both the needs of our Subsidiaries and market opportunities on an ongoing basis in deciding the direction we will take with respect to any possible acquisition.

        Currently, as disclosed above (see "PROSPECTUS SUMMARY":
"THE COMPANY", above), we have two subsidiaries, one in each division, namely, Gemini Learning Systems, Inc. (Internet Technology Division) and Futronix, Inc. (High Technology Division). We have phased out a third Division (Sloan Electronics Division), and currently only service existing clients. The income/expenses associated with this phased out Division are not material, and will not be further discussed.


                      BUSINESS DEVELOPMENT

Background Information

   MAS Acquisition I Corp. was our original name at the time we were incorporated. We were incorporated on July 31, 1996 in the State of Delaware, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. We had no active business until December 5, 1997, when Sloan Electronics, Inc. merged with us, to form a Delaware corporation using the name, Sloan Electronics, Inc., to better reflect our new identity and business.

   Sloan Electronics, Inc. designed, manufactured and marketed electronic monitoring equipment primarily for the criminal justice industry and the long-term health care industry. At the meeting of Directors on May 22, 1999, it was decided that we would actively seek an acquisition candidate in an Internet related business to enhance our revenue and growth potential. The Internet was chosen as our potential area for growth because of the vast potential for growth in that market. To better reflect our business, we changed our name in May, 1999, to Salient Cybertech, Inc.

   On September 24, 1999 we acquired Gemini Learning Systems, Inc. (Gemini), a Canadian company based in Calgary, Alberta which had developed a distance learning delivery technology utilizing its proprietary SWIFT technology (see, Gemini Learning Systems, Inc., below).

   We restructured our company into two Divisions in December, 1999. The Sloan Electronics Division was formed to service existing clients, and business in that Division was wound down over the course of the first three quarters of 2000. The Internet Technology Division was formed to provide for the growth and development of Gemini and internet related business.

   The High Technology Division was formed in May of 2000 after the purchase of Futronix, Inc., a manufacturer of turnkey electronic systems for industrial clients and other manufacturers (see, Futronix, Inc., below). The High Technology Division plans and provides for the development and growth of Futronix, and seeks High Technology market opportunities to enhance both the Division's and Futronix' business potential.

                         BUSINESS

               INTERNET TECHNOLOGY DIVISION

Gemini Learning Systems, Inc.

   Gemini Learning Systems, Inc. ("Gemini") is a software applications development company, specializing in distance education and training solutions. Gemini created and markets software technology called SWIFT(tm) (SoftWare Intelligent Freeform Training). The company is emerging from its development phase, having created an entire product line based on the SWIFT(tm) technology. Gemini has already begun to establish clients and a distribution network in Canada, the United States, the United Kingdom and Europe.

   Management's primary objective is for Gemini to become a leader in the emerging internet/intranet distance education and training industry by establishing SWIFT(TM) as the de facto standard delivery environment. Management believes that it can obtain this objective through its strategic alliances and by utilizing its staff of outside consultants, most of whom are the top professionals in their field.

General Information

   Gemini Learning Systems, Inc. began business in the Canadian City of Calgary in 1990. The corporate aim was to develop a delivery environment for the emerging internet/intranet distance education and training industry.

Research and Development Expenditures Over the Past Two Years

   The corporation expended over $3,000,000 in developing its SWIFT(TM) technology, and a distribution network. During the past two years Gemini spent approximately $300,000 on R&D, none of which will be directly borne by Gemini's customers, but all of which will be indirectly borne by the customer as reflected in the price of the products of Gemini, a portion of which will be allocated to the amortized cost of development.

Employees

Gemini has 15 full time employees, and no part time employees.

Facilities

   Gemini currently rents approximately 6,000 square feet for its staff, at 736-8th Avenue SW, 11th Floor, Calgary, Alberta, Canada T2P 1H4. Management is of the opinion that its current facilities are adequate for its immediate needs. As Gemini's business increases, additional facilities may be required; however, the current facilities are expected to suffice until after December 31, 2001.

Fixed Assets and Equipment

   The fixed assets of Gemini as valued for accounting purposes have a depreciated book value of $21,208, and an non-depreciated book value of $55,000. The assets are principally comprised of computers, computer equipment, and software, along with office furniture.

Business Development/Key Personnel

   Ms. Kim Adolphe was the founding president of Gemini
Learning Systems, Inc., and will continue the day to day operations of Gemini as President and CEO.

   Patrick Brackett, Vice President Product Development, currently oversees SWIFT(tm) software implementation and the development of enhancements. Mr. Brackett has been with Gemini since 1993 as a senior member of the SWIFT(tm) development team. His role is to oversee new software design and implementation and is responsible for all aspects of R&D. He is also responsible for evaluating current and emerging technologies and ensuring that Gemini continues to be well positioned as a distance education and training solution leader. He has co-authored an international award-winning paper on the SWIFT(tm) methodology.

   Ms. Pam Hirtle has been with Gemini since 1993 as a senior member of he SWIFT(tm) development team. She is involved in SWIFT(tm) development, particularly as it pertains to the SWIFT(tm) Development Environment. Her responsibilities include liaison with clients, particularly in the areas of training and support. She works with various strategic partners in specific projects related to the enhancement of the SWIFT Development Environment and the SWIFT DTD.

   Ms. Janet Werstroh has been with Gemini since 1991 overseeing office administration, and in more recent years has become involved in beta testing SWIFT(tm) and SWIFT(tm) courses, liaison with distributors and clients, web site maintenance, and assisting the President in the coordination of all marketing related activities.

   SWIFT(tm) technology took eight years to develop and utilized the talents of many professionals. The SWIFT(tm) project leaders were Elliot Kimber, Sr. Consultant, ISOGEN Corp., and Dr. Marlene Jones. Elliot Kimber has over 10 years of experience designing and building industrial strength publishing systems based on the principles of generic markup and information reuse. He has developed systems for customers in a variety of industries including: IBM, Intel, Tandem Computers, Ameritech, International Correspondence Schools (ICS), and Cisco Systems. Dr. Jones was a Senior Scientist with Alberta Research Council's
(ARC) Advanced Computing and Engineering Department since 1987. She had more than a decade of experience in applied research in the field of Adaptive Learning Environments and is internationally recognized as an expert in the field. Mr. Kimber continues to provide input into the development of Gemini's product line.

   Day to day management of the project was by Terry Yasui, Mr. Yasui brought with him over fifteen years experience in the design, development, and management of high-technology projects. He was responsible for the overall management of the SWIFT(tm) project including the preparation, implementation, tracking and updating of all project plan documents through weekly and monthly progress reports following the IEEE standards.

   John Moore, who holds a B.Sc., B.Ed., and an M.A. in Educational Psychology specializing in "Instructional Design for
Higher Education", provided his expertise in the overall development of the SWIFT(tm) interface and multimedia support requirements.

   Dr. Tom Keenan, was the leading consultant for the Post-Secondary Interface Design Project for SWIFT(tm). Tom is a Professor and Dean in the Faculty of Continuing Education at the University of Calgary. He holds an Ed.D. in Higher and Adult Education, an M.A. in Higher and Adult Education, a M.Sc. in Mathematical Methods and Operations Research, and a B.A. in Mathematics (Dean's Honor List).

   Stuart Williams, who holds a B.Sc. in Physics, a B.Sc. in Mathematics/ Computer Science, and a M.S. in Computer Science and has several years of programming experience, including extensive work in object-oriented language design and SGM, implemented the SGML DTD (Document Type Definition) for SWIFT(tm). He led the design and wrote most of the code for the unique SWIFT(tm) course compiler. Stuart also provides valuable technical input and feedback to the technical team.

   Ruby Loo, was responsible for coordinating all human-computer interactions aspects of the project including usability studies, mock-ups, evaluations of mock-ups, and the design of the Graphical User Interfaces. In addition to a M.Math Computer Science she has ten years of technical experience, including computer graphics, color usage, animation, human-computer interaction, and graphical interface design.

   Jim Tubman, who holds a M. Math Computer Science degree and has extensive experience in the area of software engineering, object oriented design, and system development, was involved in the High-Level and Low-Level Design of SWIFT(tm) and the implementation of certain features.

   Management feels that the technology assembled by this team is, at present, unique, and that as the market is penetrated, development costs and resistance to new products, once a benchmark standard is set, will provide an almost monopolistic arena in which to grow.

   Current Clients Distribution Partners and Strategic Alliances

   Management has always felt that a basic key to the success of any venture is the development of a local distribution network, sensitive to the needs of the local clientele and at the same time providing a local presence for support and service.

   As different companies have specific strengths and areas of expertise, Gemini, in developing SWIFT(tm) and maintaining and enhancing its product line, has, over the years, formed some especially advantageous strategic alliances, some of which are listed below:

   BCS Learning Systems, based in the Netherlands; works closely with Ideals, a consortium of 16 European Institutes dedicated to advanced training linked to small and medium sized enterprises and Institutes of higher education. They represent SWIFT(tm) in Europe and were a valuable partner during the implementation of international functionality.

   CamAxys Limited is Europe's leading supplier of environment, health, and safety software management systems.
They are developing courses independently and in partnership with Excel (see below) for the environment, health, and safety industry and have just launched the first course entitled
EnviroDiscovery in partnership with Excel for ISO 14001 compliance. The Corporation acts as a distribution agent for Gemini's product line.

   CCI Learning Solutions Inc. specializes in providing high quality training services offering over 150 course titles to over 25,000 students per year; they are Microsoft Certified. They are a SWIFT CCP. Gemini is currently converting many of CCI's courses for delivery in SWIFT(tm). The courses will be offered in the SWIFT(tm) Library some time in 2000.

   Diskover Office Software Ltd. Diskover specializes in content development using the SWIFT(tm) Kit. They have created the entire Office 97 Suite, Level 1 and 2, Windows 95/98 in the
SWIFT(tm) format, and are continuing to produce courses in SWIFT, which are sold through the SWIFT Library.

   GST Technology Limited, a worldwide provider of Desktop Publishing and Graphics Software Technology, has licensed millions of copies of their software to well known publishers worldwide, including Fuji and Canon. The company is launching a new brand name called "getwise" which Gemini is currently negotiating to include the Office 97 and 2000 suite, Windows 98, and other courses created in SWIFT(tm).

   Excel Partnership is an international leader in environmental management and systems training and consulting, and the first EARA (Environmental Auditors Registration Association) approved trainers for Advanced Environmental Management Systems Auditors. They are a CCP and have released two environmental courses in conjunction with CamAxys utilizing SWIFT(tm).

   Interactive Advantage Corporation, an Atlanta based company has built a name and reputation for producing products for an impressive client base including NCR, Home Depot, and Sterling Software. Their expertise includes development of CBT, software simulations, certification testing, online references, multimedia presentations, and information kiosks. They are a CAR and SWIFT(tm) Distributor.

   JOT is a registered Trade School with registered
Engineering status. Over the past ten years, Jot has built a solid reputation for developing high quality course content for a wide range of training solutions. They have an extensive library of courses with wide market potential and are a Course Content Provider.

   Open Learning Agency is a unique, fully accredited, publicly funded educational leader providing a wide range of formal and informal educational and training opportunities for learners around the world. They use SWIFT(tm) for internal development. They have also partnered with Gemini in an R&D project (see R&D Projects) to enhance various components of SWIFT specific to SGML Standards.

   RAND Worldwide, the world's largest Value Added Reseller of mechanical design automation tools and services, have launched their first course in SWIFT(tm) for internal use and to resell to their corporate clients.

   Current clients also include HYPROTECH Ltd. of Calgary, Canada and Albeda College (a consortium of 50 colleges in Rotterdam). The following companies have purchased SWIFT(tm) courseware:

AMEC Construction plc, UK
Amoco UK Exploration, UK
BPB Paperboard, UK
Bridgewater Paper Company, UK
British Biotech Pharmaceuticals, UK
BTR Automotive, UK
Burmah Castrol, UK
C&C Marshall Limited, UK
Caledonian Paper PLC, UK
Centre for Quality Assurance, Egypt
Devonport Royal Dockyard, UK
Engineering Employers Federation, UK
Geest Foods PLC, UK
Ivo Generation Services (UK) Ltd, UK
Kay-Metzeler Ltd, UK
Liverpool John Moores University, UK
Prestige Veneers Ltd., UK
Proctor and Gamble, UK
Solvay S.A., Belgium
South Staffordshire Water PLC, UK
The Marshall Group, UK
Thurrock Council, UK
Transco PLC, UK

   Management feels that the current group of Strategic and distribution partners will greatly enhance Gemini's ability to penetrate its target markets, and grow at a far faster rate than would be possible if Gemini had tried to develop its markets without the said distributors and alliance partners. The SWIFT(tm) interface can be readily branded for OEM and Corporate identities with little expense required on Gemini's part.

Principal Products and Services and their Markets

    Currently, Gemini has over 400 course titles available to convert into SWIFT(tm), and has, in the current fiscal year, launched its own online SWIFT(tm) library of over 30 popular course titles.

   The SWIFT Kit provides a Development Environment (DE), Adaptive Learning Environment (ALE), Adaptive Testing Algorithms, Interface, extensive testing, tracking and certification capabilities, and Enterprise Learning Manager (ELMer).
Additional SWIFT Kits can be purchased for as many sites as the client wishes, with a price range of $1,995.00 for one license to $1,595.00 each, for more than twenty licenses. Annual Support Fees are $3,000.00. There is also a licensing fee per learner for delivering courses in the ALE.

   All course content can be developed externally to SWIFT(tm) using word-processors and other software programs of the client's choice. Existing traditional courses can also be a starting point for conversion to SWIFT(tm) courseware. The course content is "tagged" with computer instructions using the international Standard Generalized Markup Language (SGML) in the SWIFT Development Environment. After tagging it is compiled into the Adaptive Learning Environment using the SWIFT(tm) compiler. The DE includes a course structure known as a Document Type Definition (DTD). The course structure is a three level hierarchy that promotes courseware consistency and effective instructional design.

    SWIFT(tm) version 5.0, currently in development and expected to be released in the next fiscal year, will provide the capability to map the SWIFT DTD to other DTDs and vice versa.
SWIFT(tm) clients and SGML users alike will be able to easily reuse course content for other applications, thus further leveraging their investment in SWIFT and SGML.

   SWIFT(tm) provides what management believes to be the only Adaptive Learning Environment commercially available in the world. The ALE adapts each course to each learner's individual requirements, based on the chosen goals by completion of a pretest. The pedagogical effectiveness of ALEs have been proven by years of research conducted by educational institutions and government organizations around the world.

   One of the problems with traditional exams is that they are of fixed length. A learner must complete a long series of questions in order for the system to determine how well they know a subject. This characteristic can cause frustration for both novices and experts, who may know after a few questions that the subject matter is either bewildering or trivial. Adaptive testing uses statistical techniques to allow exams to be significantly shorter than traditional tests, without losing any predictive power about a learner's master of the material. SWIFT's unique testing power allows for seven types of questions, including "must ask, must know" questions, short answer questions, and multiple-choice questions.

   Another Gemini product is ELMer(tm), an advanced Internet/Intranet delivery, management, and analysis system for SWIFT(tm) courses. ELMer allows for the tracking and documentation of students' progress and provides billing information for fee structures based on per student charges. ELMer is required for administering Intranet and Internet courses and can be purchased separately for $7,000.00 per license. The ELMer(tm) is an important feature for an organization that must certify a student's having taken and mastered a course such as diver safety, emergency procedures, human resources guidelines or environmental issues.

Course Delivery

   Although SWIFT(tm) courses can be delivered on standard CD-ROM disks, its real power is the ability to deliver courses on demand over the Internet or corporate internal intranet using existing server hardware. The SWIFT Server is a component of ELMer that runs on Windows(TM) 95//98/NT or UNIX platforms. It can deliver and manage large numbers of courses to large numbers of learners simultaneously. Learners are able to access highly interactive SWIFT(tm) courses over the Internet running a 28.8 or greater modem, with full multimedia functionality. The SWIFT Server is controlled either locally or remotely and manages billing and accreditation. It adjust resource consumption, determines average transmission rates and identifies fault occurrences.

   A wide variety of learner-based data is automatically gathered and stored by the Server. The Server can provide grading and progress reports, progress and content analysis, item analysis, pathways and billing information. Data can be exported to external applications and used, for example, in statistical analysis.

E-commerce

   Gemini has, in the current quarter, launched an E-commerce solution and can offer server-hosting or connect to third party
E-commerce sites for SWIFT Library Distribution through portals, ISP's and web sites.

   The customer simply selects a course(s) from the SWIFT
Library list, then submits their credit card information once they have placed an order. Approval takes about 26 to 36 seconds. Once the customer has been approved they can access their course(s) from the SWIFT LE.

Market For Products

   Gemini's market opportunity is diversified across a number of market segments, including multimedia CBT (computer bases training) authoring tools, web authoring tools, IT (information technology) education and training, courseware development services, internet software, e-commerce, on-line training.

   Gemini operates in a high growth environment. The IT
Education and Training market is a $3.1 Billion established market experiencing moderate growth of approximately 15% annually through the year 2000. The Multimedia CBT market is currently growing at the rate of 31% per annum, while the Internet software market is showing a growth rate of 50% per annum, and the packaged internet software market is currently growing at the rate of 127% per annum.

   Gemini, management believes, is well positioned to take advantage of the rapidly growing Internet/Intranet Software market. Gartner Group research indicates that Interactive Training will make up 20% of corporate Intranet applications.
The overall market for Internet/Intranet software projected to be $12 billion by 2000. The market for Internet services is projected to be $14 billion by 2000. In addition, the SWIFT SGML Development Environment (with its multimedia extensions) will enter the CBT Market Projections multimedia authoring tool market, expected to exceed $165 million by 2000.

   In the following table are presented the expected market size for the markets Gemini specifically targets with its products and marketing efforts:

Market Segments                                       YEAR
(All data is in Millions of dollars)     1999     2000     2001     2002

Multimedia Authoring Tools
    CBT Tools                            129.6    165.9    187.0    220.0

IT Education and Training
    Network-delivered                  1,566.0  1,695.0  1,830.0  1,960.0
    Desktop-delivered                  3,133.0  3,495.0  3,901.0  4,290.0

    Total                              4,699.0  5,189.0  5,731.0  6,251.0


Market Segments                                       YEAR
(All data is in Millions of dollars)     1999     2000     2001     2002

Internet/Intranet
    Internet Software                  5,575.0  8,000.0  8,800.0  9,680.0
    Packaged Internet Software         2,730.0  4,000.0  4,400.0  4,840.0
    Internet Services                 10,205.0 14,000.0 15,400.0 16,940.0

  Total                               18,509.0 26,000.0 28,600.0 31,460.0

  Training segment (20%)               3,702.0  5,200.0  5,720.0  6,292.0

Sources: IDC, Dataquest, Gartner Group.

   The table presented above, is a 4 year top-down revenue model. What the model shows is that there is tremendous potential for rapid revenue growth based on very modest penetration into the various market segments. For example, in the CBT Authoring Tools segment, where the SWIFT Kits will be marketed, achieving a modest 4.0% share of this market would result in $1.9 million in revenue.

   As IDC has stated, the packaged Internet software market should reach $4 billion by 2000. SWIFT(tm) courses delivered over the Internet and corporate Intranets represent a distinct opportunity for the company. This area will become the focus of a great deal of the company's resources in the year 2000, and will likely be the primary area to which investment capital from any public offering or private placement is directed.

Competitive Advantage

   SWIFT(tm) overcomes the two primary drawbacks of multimedia training, the high cost and initial deployment/updates and lack of interactivity, which were identified by Dataquest in the 1996 end-user survey (The Role of Digital Multimedia in Training in Business, Dataquest, August 1996). In another Dataquest survey (Education and Training: Market Analysis and Outlook 1996, Dataquest, February 1997) respondents identify time and cost experiences in producing conventional CBT and TBT multimedia courseware using conventional tools or custom programming as the key drawback. The table below summarizes these findings:

Courseware Type Development Hours   Cost per Hour of    Development Time
                  per Hour of       Instruction ($US)   Per Instruction
                                                          Hour
------------------------------------------------------------------------
CBT
(Conventional)  150 to 300 hours    $10,000 to           13 to 20 weeks
                                    $45,000
TBT Multimedia  250 to 500 hours    $14,000 to           10 to 26 weeks
                                    $55,000

   Management believes that Gemini addresses these concerns, and delivers a solution that is both unique in the industry, and provides a user/developer friendly environment that is, at the same time, cost effective.

   A key advantage of SWIFT(tm) is that it reduces development time by upwards of 70% as compared to other technologies. Using SWIFT(tm), an existing traditional three-day course can typically be converted into an internet delivered course in two to three weeks. SWIFT(tm) is easy for course developers to use. It delivers consistent, highly interactive courses and requires the course developer to provide only content, no computer programmers or software teams are needed. In addition to internet delivery the SWIFT System allows the same course to be delivered as a CD-ROM or in an Intranet delivery environment, without additional developmental costs.

Other competitive advantages are:

   SWIFT(tm) is the only SGML technology-based training solution that provides an efficient method for managing, updating and re-purposing existing course content, resulting in leveraged investment over time.

   SWIFT(tm) has full multi-byte character functionality.

   SWIFT(tm) incorporates an intelligent tutoring system (ITS) and is, management believes, the only commercially available
Adaptive Learning Environment (ALE) in the world.

   SWIFT(tm) has an included management system (ELMer), which offers a competitive edge over other delivery systems in that the management systems of other products start at $50,000 U.S. plus licensing fees.

   SWIFT(tm) features extensive testing capabilities including adaptive testing, mandatory questions, and fixed-length testing for online certification, as well as having the ability to set seven different question types, including short answer, and feedback specific to learner interaction.

   SWIFT(tm) is upwardly compatible, ensuring that clients benefit over time from Gemini's ongoing R&D. This last feature is of the utmost significance as the technology is continually undergoing development and upgrades.

Planned Distribution Methods

   Gemini distributes the SWIFT(tm) course library worldwide by writing as many titles as possible for the SWIFT Library, and marketing them directly from its web site and through distribution and alliance partners. Management anticipates that growth in this area will be accomplished by partnering with Course Content Providers for building the SWIFT Library and marketing the SWIFT Library through Portals (Specialized Web Sites), Internet Service Providers (ISPs), ASPs, OEMs, and Retail Distributors.

Large Corporate Accounts

   SWIFT(tm) is, to the best of management's knowledge, the
only SGML aware distance education and training solution currently available. SGML users are typically medium to large corporations and government bodies with significant training
requirements.   These organizations have made large investments
to transfer their training content and documents into SGML and appear very interested in leveraging their investment further. By concentrating on the SGML market, where we have a significant competitive advantage, Gemini can qualify and target potential clients through SGML trade shows, publications and conferences that draw only interested SGML clients. Gemini has already made several strategic alliances within the SGML industry (See above, Distribution Partners and Strategic Alliances).

Course Content Partnering (CP) Program

   Gemini launched the CP program in January, 1999 and now has well over 400 courses available for conversion, with over 30 already converted. The programs entails Gemini (or a Gemini Partner) converting course content for delivery in SWIFT (TM).

Product Positioning

The SWIFT(tm) product line is positioned to target the Internet/Intranet market, as well as packaging internet software for the retail market.

The SWIFT(tm) product line fits into the following growing market segments:

- Turn-key Internet Distance Education and Training solution
- Online Library
- E-business
- Application Service Provider software
- Internet Software
- Packaged Internet Software
- IT Education and Training

Marketing Plan

Direct Sales

   Gemini plans to hire a team of sales people to address the target markets defined above that will consist of Distributor
Sales, Inside Sales and Large Account Sales.

Distributor Sales

   Gemini will hire sales people to build upon the distribution channels already in place. The target market, as defined above, includes Retail, OEM, ISPs, Portals and ASPs).

Marketing will be accomplished through investment in four specific areas:

- Direct sales - Gemini plans to establish an inside sales team to focus on the SGML market. This team will have a telemarketing orientation and will consist of salespeople with 2 to 5 years experience. Gemini has created two new product and service "packaging" of SWIFT(tm) to support a "try and buy" selling model without compromising longer term revenue potential.

- Distribution recruitment - establishment of a distribution sales team to recruit distributors and Courseware Authorized Resellers. This team will consist of more senior sales personnel who possess the skills and experience to work with prospective distribution partners to develop their business models around the SWIFT(tm) technology.

- Marketing - conduct direct mail, advertising, conference, and industry partner marketing, as well as trade show activities, to raise brand awareness and generate sales and distribution leads. These efforts will be targeted towards the SGML market, the content developer market and the training groups within Fortune 1000 companies, government and educational institutions.

- R&D - expand the R&D staff to further develop the technology, focusing on Internet/Intranet delivery. The
SWIFT(tm) technology will be enriched through additional authoring functionality and the product line will be broadened with new modules.

-In addition, executive business development resources will be focused on industry partnerships, key distribution prospects and large reference account opportunities.

SWIFT Library Distributors (SLD)

   SLDs can re-sell SWIFT(tm) courses directly from their Internet of Intranet web site. SLD's must install and the online library on their server at minimal up front costs. Gemini can provide the hosting services providing a turn key solution with virtually no administration required, or set it up remotely. All SLDs receive the same discount based on the suggested retail price, ensuring a level playing field.

   Gemini has designed the distribution program on a sliding scale based on sales to further motivate marketing efforts by SLDs. Courses are priced slightly below competitor pricing. We have also provided a multi level marketing approach for third party Gemini partners to receive royalties for establishing SLD's. Gemini will hire a direct sales force to establish distribution channels for the SWIFT(tm) library.

   The marketing strategy outlined above, management believes, should build a broader awareness of the SWIFT(tm) technology, creating a pull strategy for the SWIFT Kit into the lucrative corporate market. As well, Gemini's strategy should provide a significant incentive for CPs to convert their courses into SWIFT(tm), help build upon multiple recurring revenue streams, create healthy cash flow, shorten sales cycles, and build more strategic partners and alliances.

   Gemini is emerging from its development stage, and as such the products employing the SWIFT(tm) technology are new products. However, as described above, both the products and the technology have been available since 1998, have been thoroughly market tested, and are ready for rollout into the general marketplace.

                    FUNDING OF MARKETING PLAN

   We have entered into a Debenture Purchasing Agreement and Securities Purchase Agreement which has provided us with $1,000,000 in working capital to date, and will provide up to $11,000,000 after the effective date of the SB-2 of which this Prospectus forms a part. (See, "DEBENTURE" and "SECURITIES PURCHASE AGREEMENT", below.) A portion of these funds will be utilized, as required, to fund the growth of Gemini.


Competitive Business Conditions and Competitive Position in the
Industry and Methods of Competition

   SWIFT(tm) uses an entirely different approach in design and licensing than its closest competitors, products such as Authorware, Toolbook, CBT Express and Icon Author. The primary areas of divergence between the competitors and SWIFT(tm) is outlined in the table below:

SWIFT                                        Authoring tools
=====                                        ===============

SGML-based, leverage investment              HTML-based
over time

Designed for use by course content           Development is from scratch
creators, requires content only

CBT interface (Learning                      Requires expertise in HCI,
Environment) is built-in - virtually no      programming, project mgmt,
learning curve, no software teams or         pedagogy
programmers required

Reduces development time and                 Averages 200 - 250 hours of
costs by about 70%                           development for every hour of
                                             finished product

Provides delivery on CD-ROM,                 Requires development from
Intranet and Internet                        scratch for each delivery
                                             format

Utilizes ELMer                               Expensive mgmt. systems

International utilization built in           Limited internationalization
                                             (if at all)


The primary areas of divergence between the competitors and SWIFT LE is outlined in the table below:


SWIFT LE                                     Other Learning
Environment
==========================                    ========

Adaptive learning environment and            No adaptively
adaptive testing algorithms

Internationally awarded intelligent          Virtually no pedagogy
tutoring system (Ed Media'95;
World Conference on Educational
Multi-Media and Hypermedia)

Effectiveness backed by years of             Lead by the nose training
international R&D and usability
studies

   Management feels that the SWIFT(tm) technology effectively gives Gemini a differentiable new technology that has no direct competition. As can be seen from the table presented above, SWIFT and SWIFT LE bear little resemblance to the competition in the marketplace except for the fact that the end user product is somewhat similar. What must be remembered is that Gemini is primarily marketing a delivery system, not a particular product. Indeed, most competitors in the industry could market their products using the SWIFT(tm) system for product delivery. In this respect one is drawn to the logical conclusion that Gemini, with respect to its base technology, has no direct competitors.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

   Gemini's services are not reliant on the availability of raw materials, but, rather, involve the development of software computer applications, and interactive data networks. Sources of all materials, internet services, and equipment are readily available from a large number of suppliers, none of which would be difficult to replace.

Dependence on One or a Few Major Customers

   No customer of Gemini accounts for more than 5% of its business.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty
Agreements or Labor Contracts, Including Duration

Copyright and Trademarks

   Gemini has registered the trademark "SWIFT" in Canada, and uses the mark throughout the world. Gemini plans, in the next quarter to register the said mark in the United States and in Europe.

   All of Gemini's software is believed subject to common law but unregistered copyrights.

Licenses

   Gemini grants its clients licenses for the non-exclusive use of its products. No one licensee accounts for more than 5% of Gemini's current business, and there are no outstanding or impending claims under any current licenses, or to the best of management's knowledge, are any such claims likely.

Other Intellectual Rights

   No other patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts are used by Gemini.

Need for Any Government Approval of Principal Products or Services

   To the best of Gemini's management's knowledge, there are no special requirements for government approval of its principal products or services, not generally applicable to normal business operations.

Effect of Existing or Probable Governmental Regulations on the
Business

   Gemini is unaware of any probable regulation of its business, other than as will apply to businesses in general.

Costs and Effects of Compliance with Federal, State and Local
Environmental Laws

   Gemini is not aware of any expenses directly attributable to compliance with federal, state or local environment laws or regulations.


Further Information with respect to Gemini and the Company:

   Information about Gemini Learning Systems, Inc. (Gemini), as well as product demos can be seen by visiting Gemini's site at www.gemini.com.


                     HIGH TECHNOLOGY DIVISION

   FUTRONIX, INC., a Florida Corporation incorporated in March of 1988, made its entry into the electronic contract manufacturing industry in March of 1988 providing assembly labor to a consignment base. Consignment is an industry term where the customers supplied the components and FUTRONIX provides the equipment and labor to assemble and test the products. This concept has relatively low capital risk because the raw components typically make up about 70% of the cost of an electronic assembly. This consignment work continued through 1996, with the exception of a few small "turn-key" jobs. Turnkey is a concept that requires components and labor to be provided to complete a finished Printed Circuit Assembly (PCA) for the customers based on their drawings and specifications.

   In 1997, a major transition to "turn-key" was accomplished, resulting in 35% of sales in 1997 being "turn-key" as opposed to less than 10% in 1996. In 1998 turnkey sales accounted for 75% of sales. With turnkey work, Futronix sets the production schedules based on longer term Purchase Orders. The transition to turn key work required the development of a purchasing department, Materials Requirement Planning and related materials tracking, stocking, and issuing systems. An NT based SQL server with over 30 on line stations was installed supporting the following control and tracking databases:

* Shop control that tracks the status of all work-in-process (WIP)
* Purchase order system that verifies and controls all purchases made, verifies receipt of ordered items and tracks vendor quantity in three categories.
* Inventory control that logs receipt, and issuance of all materials used in all value added services.
* Materials Requirement Planning (MRP) that can generate forward looking reports for future material needs, based on current schedules, orders, inventory, work-in process.
* Return stock (RTS) and scrap. The MRP system assures that when a job is scheduled, the components to complete the job are on hand when needed.
* Quality reporting that provides process status, process yield, vendor status, and other quality reporting as required by ISO9002 policy.
* Schedule control that allows for efficient workload and leveling.
* Bill of material (BOM) control and verification that ensures every component used in a customer's product is approved and correct.
* Job cost module that utilizes the shop floor tracking system, materials and labor utilization to feed back costing information to management for quoting and resource allocation purposes.

   The controls enumerated above were implemented to provide full turn-key services and to meet the requirements for ISO9002 quality standard certification. The substantial costs to the company to implement this system resulted in reduced earnings in 1997 and 1998. However, the company is now poised to facilitate larger turn-key accounts. In the first quarter of 1998, FUTRONIX received ISO9002 quality standard certification from Underwriters Laboratories (UL), without a single nonconformance. As a result of operating in a solid operable quality system, the Company increased its first pass yield (FPY) from 70% to currently better than 97% for any individual process.

Facilities

   FUTRONIX, INC. is located in Suncoast Industrial Park,
Homosassa, Florida and presently occupies two main buildings, and several support and storage buildings totaling 35,000 sq. ft. .
Approximately 40 acres of adjacent industrial property is owned by Salient and is available for expansion as required. The facilities are provided by Salient.

   Management is of the opinion that Futronix' current facilities are adequate for its immediate needs. As the Company's business increases, additional facilities may be required. The current facilities are expected to suffice until after December
31, 2001.

Products and Services

   FUTRONIX INC is a high quality Electronic Contract Manufacturer (ECM) providing manufacturing, test, prototyping, and product development and support for a diverse set of market segments. Printed circuit assemblies and box build products manufactured in medium to high volume supplied to OEM's for commercial, industrial, medical, and telecommunication applications. As an ECM, Futronix reviews our customers product specifications and develops and implements a plan to fabricate and test the product (typically a Printed Circuit Assembly), that meets or exceeds the functional and quality specifications. This plan typically calls for continual improvement that will reduce the costs while maintaining quality. A percentage of the realized cost savings, typically 50%, are passed on to the customer.

Product Description

   Printed Circuit Assembly (PCA): Futronix utilizes automated, high speed assembly equipment that can be used or adapted for most any type of PCA manufacturing. PCA types include Surface Mount Technology (SMT), conventional through whole technology, mixed technology, and mechanical fabrication and assembly. Turnkey, consignment or combinations of these services are offered. The Company also provides design and product development, along with design for test and manufacturability services for customers who do not have the personnel or expertise to fulfill this requirement.

   Box build at multi levels from finished products bulk shipped in retail dress box packing shipped direct to the distribution center, retail outlet or even to the end user.

   Stocking finished goods, warranty return service, invoicing and payment processing are additional services Futronix can offer.

Competition

   FUTRONIX is small to mid size in comparison to the top
ECM's with sales over $100 million. The Company is able to be competitive in bidding for contracts based on its capability, reputation and its location in a plentiful and favorable labor market. The Company has had to turn down substantial contracts in the past due to limitations in its ability to purchase inventory of components in advance for large contracts. The excess capacity of our production facility allows us to immediately respond to increases of current customer needs as well as the influx of new business. This surplus capacity allows Futronix to be very competitive when responding to requests for quotations. Since the fixed overhead is covered by current work, any additional work will lower our burdened labor rate, thus allowing aggressive quotations at the same time increasing margins.

Technology

   Technology is the basis of our business and it's growth. Electronic circuits are becoming more and more prevalent in every day life. Mechanical products of just a few years ago now have electronic circuits that control, monitor, indicate, and make the product easier to use. From toys to automobiles, appliances to computers, consumer, commercial and industrial products have included technology as a tool to gain a competitive edge. As technology becomes more specialized Original Equipment Manufacturers (OEM) are focusing more on leading edge design and outsourcing the manufacturing to ECMs. In addition, as component complexity grows, OEMs are finding the capital expense for the specialized equipment and assembly techniques outweigh the cost to outsource in many applications. Futronix has been, management believes, a leader in technology advancement to meet these needs. Futronix co-developed a process with AIM solderpastes for intrusive reflow that cut 60% of the assembly costs for a customer's computer product. The process called Step Soldering Aids "Intrusive" Reflow was published in the September 1996 issue of SMT magazine.

Future Products

   Futronix sees the mutual advantages of consolidating the diversified needs of an OEM into a "one stop" contract manufacturing enterprise where box build products are leading the growth in our industry. Expansion plans to meet these growing requirements include an injection molding facility and laminated keypad fabrication. Both of these products/services fit well in our industry and are used in the vast majority of Box build products.

Market Analysis Summary

   According to Manufacturing Market Insider (MMI) September 1997, the ECM market is estimated to be nearly $90 billion in 1998. The article sited the trend of OEM's to outsource manufacturing to the ECM industry:
"Electronics contracting manufacturing should continue its growth of nearly 20 percentage points more than the overall electronic equipment industry growth". According to Contracting Manufacturing from a Global Perspective, a recent report from Technology Forecasters, based on a study of 149 electronic contract manufacturers and their customers. "There's no holding back in evidence - OEM's demand for manufacturing cost reduction, new assembly techniques, global manufacturing, and outsourcing of complete systems contributes to the 25 percent global compound annual growth rate from 1996 through 2001," said Pamela J. Gordon, management consultant and president of Technology Forecasters.

Strategy and Implementation Summary

   Futronix Inc. strategy for growth consists these key elements:

* To maintain focus on key competencies such SMT and mixed technology PCA assembly, and expand our involvement in box build products, which represents the ECM markets fastest growing segment.

* To build and maintain long term relationships with our customers. To become a partner, not a vendor to OEM's by providing not only a product delivered on time, but include a service that will continually provide cost reduction actions and product improvements.

* To continually improve our internal systems to provide our customers the highest quality in the industry. Quality not only in the products we manufacture, but also in communications, information, and all other services offered.

Sales Strategy

   The key to growth is an effective marketing plan utilizing qualified, experienced marketing personnel. As a concurrent effort, we are putting emphasis on key vendor relations to provide quick response to Requests for Quotation (RFQ). This not only takes coordination with vendors regarding component pricing, but also our internal labor costing estimates based on acquiring the new work. We have budgeted for several internal cost tracking, forecasting and compilation programs and systems.
These will be continually upgraded to maintain the capability to provide a "snapshot" of what operations would be if the quotation were accepted.

   Additionally, we will be directing our marketing efforts towards a network of Futronix representatives throughout the US and other regions. These Independent representatives are well versed in the industry and have focused local knowledge of prospective customers. We will be focusing on our core competencies which are medium to high volume PCA's with an emphasis on SMT.

Management

   Nevin C. Jenkins (42), PRESIDENT: Mr. Jenkins, president of Futronix, Inc., manages the company on a day to day basis. His background gives him a wealth of experience to draw upon in guiding Futronix in its future growth. In 1976, a Vice President of Diversified Industries, Mr. Jenkins headed up the national marketing effort that grew from less than a $1M in 1976 to over $10M by 1978. He sold his interest in Diversified in 1979 to form his own company, Med-E-Lert. Based on his knowledge of both security system electronic capabilities and market demands, he developed the Personal Emergency Response System (PERS) which became nationally famous with the slogan "Help, I've fallen and can't get up". In 1985 Mr. Jenkins sold the marketing rights for the PERS to Life Call Systems. He retained the manufacturing rights for the PERS and in 1986 moved the production facilities from Clearwater, Florida to Homosassa, Florida, where he built a manufacturing plant for high volume production of the PERS base units and supporting devices.

   In 1988 he partnered with Rande Newberry and formed the electronic manufacturing company - FUTRONIX, INC. The PERS manufacturing plant was sold and the company's operations were moved to the larger facilities where FUTRONIX, INC. is today.

   Rande W. Newberry (43), VICE PRESIDENT: Mr. Newberry has brought to Futronix the electronic knowledge needed for expansion in the electronic contract manufacturing business. Mr. Newberry holds a BSEE from the University of South Florida, as well as associate degrees in Business Administration (ASBA) and Electronic Engineering Technology (ASEET). From 1983 to 1987 he worked from Senior Engineering Technician to Engineer at Honeywell's Tampa, Florida operations. In 1988 he became an independent contractor for Honeywell until joining with FUTRONIX, INC.

   Mark Nichols, General Manager: Mr. Nichols has 15 years experience in electronic manufacturing with a unique common sense approach to problem solving. Mr. Nichols was part of the founding
Principals of Futronix and is a graduate of the Franklyn (NY)
School of Engineering.

   Jim Wilson, Quality Assurance Manager: Mr. Wilson has 25 years experience in quality systems auditing with private and governmental agencies. Positions include Lead Assessor for the DOD at the NASA facility in Florida.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

   All of our supplies for manufacture are generic in nature, making us independent of any major supplier or suppliers.
All raw materials utilized by us are always readily available in the marketplace.

Dependence on One or a Few Major Customers

   Currently we are not dependent on one or a few major customers.
It must be noted that approximately 60% of our sales over the current year were to 5 customers. It is anticipated that this percentage will drop to below 25% over the next fiscal year.

Patents, Trademarks, Licenses, Franchises, Concessions,
Royalty Agreements or Labor Contracts, Including Duration

   Futronix owns no Patents in its own right, but does have the exclusive right to the patent for the Personal Emergency
Response System developed and patented by Nevin Jenkins.

No other patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts are used by Futronix.

Need for Any Government Approval of Principal Products or Services

None.

Effect of Existing or Probable Governmental Regulations on the Business

   Futronix is unaware of any probable regulation of its business, other than as will apply to businesses in general.

Estimate of the Amount Spent During Each of the Last Two Fiscal Years on Research and Development Activities, and if Applicable the Extent to Which the Cost of Such Activities are Borne Directly by Customers

   During the past two years management believes Futronix spent approximately $150,000 on R&D, none of which will be directly borne by Futronix' customers, but all of which will be indirectly borne by the customer as reflected in the price of the products of Futronix, a portion of which will be allocated to the amortized cost of development.

Costs and Effects of Compliance with Federal, State and Local
Environmental Laws

Futronix is not aware of any expenses directly attributable to compliance with federal, state or local environment laws or regulations.

Further Information with respect to Futronix:

Number of Total Employees and Number of Full Time Employee

Futronix has 76 full time employees, and 3 part time employees.

Equipment

   The fixed assets of Futronix, as valued for accounting purposes have a depreciated book value of $5,159,000, and an non-depreciated book value of $5,176,000. The assets are principally comprised of manufacturing equipment, computers, computer equipment, and software, along with office furniture.



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION, CHANGES IN FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   On May 23, 2000, we purchased 100% of all the outstanding shares of Futronix, as fully described in Material Events, below. A s a result of the aforementioned transaction, the Company gained
Futronix, whose activities are fully described herein.

                   Discussion of Financial Information

   Futronix accounts, currently, for most of our revenue. To properly reflect this, and the impact Futronix would have had on our financial statements over the past 2 years, we have included the pro-forma Balance Sheets and associated financial statements for the years ended December 31, 1999 and 1998.

   The discussion respecting our financial position utilizes the consolidated statements for September 30, 2000, as compared to the pro-forma information for the same period last year. The discussion with respect to the fiscal years ended December 31, 1999 and 1998 utilize the pro-forma information.
In this manner the reader can compare operations of the company as a whole over the past two years and the three quarters ended on September 30, 2000. For disclosure as to how we, without Futronix, performed over the past two fiscal years, you are referred to the Audited Financial Statements of Salient Cybertech, Inc., included in this prospectus, beginning on page 55_. For performance results of Futronix, Inc., you are directed to the Audited Financial Statements of Futronix, included in this prospectus, beginning on page 55.

   Operating revenues decreased by $1.47 million (28%) for the nine months ended September 30, 2000, as compared to the nine months ended September 30, 1999. Revenues for the period ending September 30, 2000 were $3,281,909 as compared to $4,707,892 for the period ending September 30, 1999. The main reason for the decrease was the restructuring of Futronix' core business to a manufacturer of turnkey products (see, "Futronix", above), and the unexpected loss, in May 2000, of a customer that had been taken over and commenced in-house manufacture. In the fiscal year ended December 31, 1999 revenues were $6,392,924 as compared to $7,020,705 for the year ended December 31, 1998.

   Gross profit for the first three quarters of 2000 decreased to $336,325, from $1,196,925 for nine months ended September 30, 1999. Gross profit for the year ended December 31, 1999 was $1,396,253 as compared to $1,672,162.

   General and administrative expenses were $3,024,353 for the nine months ended September 30, 2000, compared to $2,456,668 for the same period in 1999. This large increase in general and administrative expenses for the period in 2000 is mostly due expansion of Gemini and commencement of sales activity in Gemini, and, in part, due to increased insurance costs, professional fees, and contract services and expenses. Interest expenses increased, and are expected to continue to increase as interest accrues and future debt is incurred. For the fiscal year ended December 31, 1999, the general and administrative expenses were 3,131,410 as compared to 2,111,127 for the preceding fiscal year. Of this amount, $1,154,009 was, for professional fees and consulting fees, as compared to $111,755 in 1998. The $1,154,009 was paid mainly through the issuance of 1,000,000 shares of the Company to a law firm, and to outside consultants, in aid of the Company's efforts to raise capital for expansion and acquisitions; reorganize into its current divisions, and to pay for the purchase of Gemini. The Company feels that over the ensuing years, its growth and expansion will largely be attributable to the efforts and expenses incurred during the fiscal year ended December 31, 1999.

   The net loss for the nine months ended September 30, 2000 was $2,600,705 or $0.668 per share based on 4,499,900 shares outstanding, as compared to a net loss for the first nine months of 1999 of $1,354,900, or $0.1197 per share. The net loss for the period is primarily attributed to insufficient level of revenue generated by the Company. For the year ended December 31, 1999, the net losses were $1,640,829, as compared to $179,646 for the previous year.

   On September 30, 2000, the cash and investment certificate position of the Company was $165,045. Current assets on September 30, 2000 were $1,531,729. The cash and investment certificate position of the Company was $356,240 on December 31, 1999 as compared to $246,045 on December 31, 1998. Current assets, as a whole, increased from $1,196,195 on December 31, 1998 to $2,055,711 on December 31, 1999.

Material Events


   On December 6, 1997, Sloan Electronics, Inc. merged with us to form a Delaware corporation, continuing under the name Sloan Electronics, Inc.

   On May 22, 1999, our Board of Directors, pursuant to a vote of shareholders at the annual meeting on the same date, authorized the issuance of 10 Preferred Convertible Shares to our president, Paul Sloan, each convertible into 1,000,000 common shares, as an anti-takeover measure and a measure to insure the continuity of management.

   On September 24, 1999, we acquired a 100% interest in Gemini Learning Systems, Inc. from its sole shareholder, Kim
Adolphe, in exchange for 20,000,000 shares in our common stock.
Ms. Adolphe agreed to remain as president of Gemini, and was voted to our Board of Directors.

   In November of 1999, our shares were reverse split, with one share being issued for every 10 shares currently held.

   On May 23, 2000, we purchased all the outstanding shares in Futronix, Inc. in exchange for 250,000 shares in our common stock to each of the two shareholders in that company, Nevin Jenkins and Rande Newberry. Mssrs. Jenkins and Newberry agreed to remain with the subsidiary as president and vice president, respectively. The Agreement also provided for the infusion of working capital, and additional shares to be issued if certain revenue levels were attained. To date, $750,000 in capital has been infused.

   During the month of March, 2000, 675,000 shares of common stock subject to Rule 144 as promulgated under the Securities Act of 1933 were sold via private placement at a price of $1.00 per share to raise working capital for Salient. The transactions were with non-affiliates of Salient, and exempt from registration through reliance on Section 4(2) of the Securities Act of 1933.

Description of Real Estate and Operating Data

   Neither the Company or our subsidiaries own any real estate holdings except for the property on which stands Futronix' manufacturing facilities.

Property and Equipment

   We own no property and equipment, except for some furniture, office supplies and computers. Our Subsidiaries own significant property and equipment, as more fully described above (see, "Futronix, Inc." and "Gemini", above).

Investment Policies

   We have no investment policies with respect to investments in real estate or interests in real estate or investments in real estate mortgages.

Litigation.

   Senger vs Salient and Paul Sloan. This action involves the plaintiff's claim to entitlement to securities within the company. The company believes the claims are without merit, and will vigorously defend the action.

   The company resolved potential Section 16 violations of the Securities and Exchange Act of 1934. An attorney has filed suit for the collection of approximately $7,000 in fees, based on letters written to the Company giving it notice of a potential violation. The company believes these assertions to be without merit, and will defend the action vigorously.

   A civil action was commenced by AmSouth Bank of Florida, Inc. against Futronix in the Circuit Court of Citrus County, Florida for default in the terms of a Term Loan Agreement. The action is for $652,285, together with interest, costs, and attorneys fees. Futronix has always been current in its payments of principal and interest due under the terms of the Loan, and vigorously disputes any default under the note. It is believed by management that the claim is without merit, and responsive papers will be filed shortly.

Operating Subsidiaries of Salient Cybertech, Inc.

   We Have two wholly owned Subsidiaries, Futronix, Inc. and
Gemini Learning Systems, Inc. (See Futronix, Inc., above, and Gemini Learning Systems, Inc., above).

Liquidity

   We believe that we have the cash funds and necessary liquidity to meet the needs of the company over the next year.

   To insure adequate funds availability over the next year we entered into a Debenture Agreement and a Share Purchase Agreement on November 14, 2000, providing a total of $4,500,000 to $12,000,000 to the company as working capital. (See DEBENTURE and SECURITIES PURCHASE AGREEMENT, below.)

Accounting Policies and Procedures

   We follow generally accepted accounting principles (GAAP) in preparing our financial statements, and has audited statements produced annually, with our quarterly statements produced by our management and accountants.

Revenue Recognition

   Revenue is recognized using the accrual method of accounting.

Statements of Cash Flows

   Statements of Cash Flow are prepared quarterly, on a consolidated basis, using generally accepted accounting principles (GAAP) and guidelines.

Inventory

   Neither we nor Gemini keep any inventory at present. As Futronix manufactures unique components when ordered by its clients, it keeps inventory at minimum levels, but amasses parts prior to manufacture of goods for its clients.

Fixed Assets

   Fixed assets are valued based on their depreciated value.
Depreciation is calculated using the straight line method.

Principles of Consolidation

   All Financial Statements are produced on a consolidated basis.

Statement Re: Computation of Earnings Per Share

   We have a simple capital structure as defined by APB Opinion
Number 15. Accordingly, earnings per share is calculated by dividing net income by the weighted average shares outstanding.


Provision for Income Taxes

   Provisions for income tax are computed quarterly using the guidelines as defined in the Federal and State Statutes.


                             MANAGEMENT

Directors and Executive Officers

   The following sets forth the names and ages of all the Directors and Executive Officers of Salient Cybertech, Inc., positions held by such person, length of service, when first elected or appointed and term of office.

				First Elected
Name                    Age     or Appointed/Term*    Position

Paul A. Sloan           41      1997                  President,
                                                      Chief Executive
                                                      Officer and Director.

Melanie Meer            40      2000                  Secretary

James Vondra            58      1997                  Director

Kim Adolphe             41      1999                  Director, President
                                                      of Subsidiary
                                                     (Gemini Learning
                                                      Systems, Inc.)

Jim Marquis             57      1999                  Director

___________________
* all Officers are appointed annually by the Board of Directors; and, all Directors are elected at the Annual Meeting of Shareholders, as provided in our by-laws.

Biographies of Directors, Officers and Director Nominees

   Mr. Paul A. Sloan is President, Chief Executive Officer and a Director of the Company. Mr. Sloan was President of Sloan Electronics, Inc., and had been since its inception in 1990. Mr. Sloan co-founded Vorec Corporation in 1986 and served as design team leader.

   Mr. James Vondra is a Director of the Company. From 1991 to the present, Mr. Vondra has been a Senior Systems Analyst for data based management systems (IMS development) produced by Computer Science Corp., located in Texas. He received a BA in Business Administration in 1963 from North Texas State University. Mr. Vondra has 29 years experience in data processing and system programming.

   Mrs. Kim Adolphe is a Director. For the past 5 years, she has been President and CEO of Gemini. Mrs. Adolphe runs Gemini on a day to day basis. Her role is to oversee the strategic direction of the company and to ensure that the people and processes to accomplish Gemini's corporate objectives are in place. She has held this position continuously, on a full time basis, since 1990.

   Mrs. Adolphe is a director and alumni member of Canadian Advanced Technology Alliance (CATA). She was the founding President of the Calgary UNIX User's Group (CUUG), spearheading the first Internet service in Calgary. Mrs. Adolphe has published papers in such journals as Canadian Artificial Intelligence and co-authored an international award-winning paper on the SWIFT (SoftWare Intelligent Freeform Training) methodology.

   Jim Marquis, is a Director. He is currently Vice President and a Board member of Kimchuk, Inc. and a Board member of Smartcom, Inc., Thermal Waste Technologies, Smart Communications, Inc., Investment Funding LLC, and Baron Express LLC and a partner of Professional Properties. In March of 1971 he joined Kimchuk, Inc. and formed their electronics equipment fabrication division, and has been with the company since that time, rising through the ranks to his current position. Mr. Marquis received a BSEE from the University of Bridgeport in 1968 and a MBA from the University of Connecticut in 1974.

   Ms. Melanie Meer became interim Secretary of the Company on March 20, 2000. Prior to this appointment Ms. Meer was, for the last 12 years, a freelance consultant to businesses and non-profit organizations in the areas of internal accounting and finance. Ms. Meer has a Bachelor of Science Degree in marketing from SUNY.

   Nevin C. Jenkins (42), President of Futronix, Inc., our wholly owned subsidiary, is a Nominee for Director at the next annual meeting of shareholders, pursuant to the terms of the Agreement pursuant to which Futronix was purchased on May 23, 2000. Mr. Jenkins, president of Futronix, Inc., manages the company on a day to day basis. In 1976, a Vice President of Diversified Industries, Mr. Jenkins headed up the national marketing effort that grew from less than a $1M in 1976 to over $10M by 1978. He sold his interest in Diversified in 1979 to form his own company, Med-E-Lert, in which he developed the Personal Emergency Response System (PERS) which became nationally famous with the slogan "Help, I've fallen and can't get up". In 1985 Mr. Jenkins sold the marketing rights for the PERS to Life Call Systems. He retained the manufacturing rights for the PERS and in 1986 moved the production facilities from Clearwater, Florida to Homosassa, Florida, where he built a manufacturing plant for high volume production of the PERS base units and supporting devices.

   In 1988 he partnered with Rande Newberry and formed the electronic manufacturing company - FUTRONIX, INC. The PERS manufacturing plant was sold and the company's operations were moved to the larger facilities where FUTRONIX, INC. is today.

Biographies of Significant Employees

   The reader is directed to the disclosures with respect to Gemini and Futronix, above, for biographies of the significant employees of each Subsidiary. We have only three employees, Paul Sloan, Melanie Meer, and our office manager. Mr. Sloan's and Ms. Meer's biographies are presented in the section immediately preceding this one.

Family Relationships

   None of our Officers or Directors, or the Officers or employees of our subsidiaries are related parties.

Involvement in Certain Legal Proceedings

   During the past five years no current director, person nominated to become a director, executive officer, promoter or control person of the Company has been a party to or the subject
of: (1)       Any bankruptcy petition filed by or against any
business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years
prior to that time; (2)      Any conviction in a criminal
proceeding or has been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3)
Any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoying, barring suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) Been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

                        COMPENSATION

                  COMPENSATION OF DIRECTORS


The Directors received no cash compensation in 2000, 1999 or 1998, but did receive the following stock options during 2000, 1999, and 1998:

        Issue          Exercise                        Amount
Name            Amount          Date          Price    Term     Exercised(1)

Mr. Provost**(2)20,000          5/15/98       $0.32    5 yr     0
                50,000          2/24/99        1.44    5 yr     0
Mr. Sloan (2)   20,000          5/15/98       $0.32    5 yr     0
                50,000          2/24/99        1.44    5 yr     0
                35,000          5/13/00        2.00    5 yr     0
Mr. Cohen*      10,000          5/15/98       $0.25   10 yr     0
                10,000          2/24/99        1.12   10 yr     0
Mr. Solomon*    10,000          5/15/98       $0.25   10 yr     0
                10,000          2/24/99        1.12   10 yr     0
Mr. Vondra      10,000          5/15/98       $0.25   10 yr     0
                10,000          2/24/99        1.12   10 yr     0
                10,000          5/13/00        2.00   10 yr     0
Mrs. Adolphe    25,000          5/13/00        2.00    5 yr     0
Mr. Marquis     10,000          5/13/00        2.00   10 yr     0
Ms. Meer        10,000          5/13/00        2.00   10 yr     0
____________
* Retired from the Board in 1999.

** Retired from all positions in 2000.
(1)  as of November 30, 2000.
(2) Mr. Sloan and Mr. Provost each also holds 10 preferred convertible shares, each convertible into 1,500,000 common shares. These Shares were issued to them following the annual meeting in 1999 as a means of continuing current management and as an anti-dilutive measure.

   The Stock options were issued pursuant to our Stock Option
Plan, details of which are described below.

   The 1998 Stock Option Plan was approved by the Board of
Directors of the Company on April 10, 1998, and ratified by the Shareholders on May 16, 1998.

   The purpose of the 1998 Stock Option Plan is to attract and retain and provide additional incentive to selected employees, officers, directors, agents, consultants and independent contractors of the Company, or of any parent or subsidiary of the Company. Each option granted pursuant to the 1998 Stock Option Plan is required to be designated at the time of grant as either an "incentive stock option" or as a "non-qualified stock option." The following description of the 1998 Stock Option Plan is qualified in its entirety by reference to the 1998 Stock Option Plan itself.

Administration of the Plan

   The 1998 Stock Option Plan is administered under the direction of the Board of Directors of the Company by the committee appointed by the Board, which consists of the President and Secretary/Treasurer of the Company, which determines who among those eligible will be granted options, the time or times at which options will be granted, the number of shares to be subject to options, the duration's of options, any conditions to the exercise of options and the manner in and price at which options may be exercised. The Board is authorized to amend, suspend or terminate the 1998 Stock Option Plan, except that it is not authorized without stockholder approval (except with regard to adjustments resulting from changes in capitalization) to (i) increase the maximum number of shares that may be issued pursuant to the exercise of options granted under the 1998 Stock Option Plan; (ii) permit the grant of a stock option under the 1998 Stock Option Plan with an option price less than 85% of the fair market value of the shares at the time such option is granted (or 11O% for greater than 1O% stockholders); (iii) change the eligibility requirements for participation in the 1998 Stock Option Plan; (iv) extend the term of any option or the period during which any option may be granted under the 1998 Stock Option Plan; or (v) decrease an option exercise price (although an option may be canceled and a new option granted at a lower exercise price).

Shares Subject to the Plan

   The 1998 Stock Option Plan provides that options may be granted with respect to a total of 500,000 shares of Common Stock, subject to adjustment upon certain changes in capitalization without receipt of consideration by the Company. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the options granted under the 1998 Stock Option Plan will be adjusted or, under certain conditions, will terminate, subject to the right of the option holder to exercise his option or a comparable option substituted at the discretion of the Company prior to such event. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for the purposes of the 1998 Stock Option plan.

Participation

Any employee, officer, director, agent, consultant or independent contractor of the Company is eligible to receive incentive stock options or non-qualified stock options granted under the 1998 Stock Option Plan.

Option Price

   The exercise price of each option will be determined by the Board (or any committee appointed by the Board), but incentive stock options may not be priced less than 85% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted.

   If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by the option on the date the option is granted.

Terms of Options

   The Board (or any committee appointed by the Board), in its discretion, establishes the term of each option, provided that the maximum term of each option is 1O years. Options granted to an employee who owns over 1O% of the total combined voting power of all classes of stock of the Company expires not more than five years after the date of grant. The 1998 Stock Option Plan provides for the earlier expiration of options of a participant in the event of certain termination's of employment.

                    EXECUTIVE COMPENSATION

   The primary objectives of the Company's executive compensation structure are to maintain executive compensation at competitive levels to retain qualified personnel and to reward individuals for their respective contributions to the Company's success. Bonuses may be granted in order to reward and acknowledge employees for, among other things, individual initiative and achievement. A number of factors are considered in determining compensation of executives, such as historical financial results, anticipated revenues and earnings for the next fiscal year, individual contributions to, and length of service with, the Company, compensation levels at other companies (both within and outside the Company's industry), and equity and fairness within the top levels of management. Decisions on executive officer compensation are, however, primarily subjective. No predetermined weight is generally assigned to any of the factors mentioned above. A guideline in determining bonus compensation for division presidents and other designated executive officers has historically been the achievement of budgeted sales and earnings levels, but no other specific corporate performance related targets are otherwise used and the achievement of such goals is not, in all cases, determinative of whether an executive officer will receive bonus compensation or the amount of such compensation.

Summary Compensation Table

Name and Principle                                   All Other Compensation
Position                        Year   Salary        Pecuniary   Shares

Larry Provost*(a)               1999   $78,000(3)                50,000(4)
Chairman, Secretary             1998   $52,000(3)     $18,000(1) 20,000(4)
Treasurer and Chief             1997   $18,000                  196,350(2)
Financial Officer

Paul Sloan (a)                  2000  $125,000(3)                25,000(4)
President, Chief                1999   $78,000(3)                50,000(4)
Executive Officer               1998   $60,000(5)                20,000(4)
and Director                    1997   $60,000(6)

Lester Cohen**                  1999                             10,000(4)
VP Marketing,                   1998                             10,000(4)
Director



Name and Principle                                   All Other Compensation
Position                        Year    Salary       Pecuniary   Shares

Michael Solomon***              1999                             10,000(4)
Senior VP                       1998                             10,000(4)
Director

Jim Vondra                      1999                             10,000(4)
Director                        1998                             10,000(4)

Kim Adolphe                     2000  $125,000(8)                25,000(4)
Director, and President         1999  $123,000(8)             2,000,000(9)
of Subsidiary                   1998    70,000(8)

James Marquis                   2000                             10,000(4)
Director                        1999                             10,000(4)

Nevin Jenkins                   2000                            250,000(10)
President of
Subsidiary

Rande Newberry                  2000                            250,000(10)
Vice-President
of Subsidiary
_____________
*  Retired from all positions in February, 2000.
**  Retired from all positions in May, 1999.
*** Retired in May, 1999.
(a) Mr. Sloan and Mr. Provost also holds 10 preferred convertible shares each, each convertible into 1,500,000 common shares. These Shares were issued him following the annual meeting in 1999 as a means of continuing current management and as an anti-dilutive measure.
(1) Mr. Provost received a $18,000 stipend to cover the costs of maintaining an office.
(2) Mr. Provost received an aggregate of 196,350 shares as part of total compensation during fiscal year 1997.
(3) Mr. Provost and Mr. Sloan received $0 as of December 31, 1999. This amount is accrued and payable by the Company.
(4) Shares in stock option plan (unexercised, as of November 30, 2000).
(5) Mr. Sloan has received $25,000 as of December 31, 1998. The balance of $35,000 is accrued and payable by the Company.
(6) Mr. Sloan has received $40,000 as of December 31, 1997. The balance of $20,000 is accrued and payable by the Company.

(7) This represents one month's salary.
(8) Salary and auto expenses received from Subsidiary. This is consolidated and carried back two years, even though the Subsidiary was only purchased in September, 1999.
(9) Shares received as compensation for the purchase of Gemini. The original sale price was 20,000,000 shares, which were subject to the 1 for 10 reverse split in November, 1999,
(10) Shares received upon the purchase of Futronix by Salient.

   In addition, the Company may award stock options to key employees, members of management, directors and consultants under stock option programs as bonuses based on service and performance, although, to date, it has not done so.

Resignations of Officers and Directors

   In February, 2000, Larry Provost resigned as Officer and Director. In May, 2000, Todd Finch resigned as Director. Neither resignation was the result of any dispute with the Company, but rather, in each case, the decision of the Director or Officer that his business pursuits did not allow for the time he felt that he must devote to us to do a proper job.

                        CERTAIN TRANSACTIONS

   The following information pertains to all transaction during the last two year, or proposed transactions, to which the Company was or is to be a party, in which any of the following persons had or is to have a direct or indirect material interest: any director or executive officer of the Company: any nominee for election as a director; any principal security holder listed below; and, any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons.

Name and Principle                                  All Other  Compensation
Position                        Year   Salary       Pecuniary    Shares

Larry Provost*(a)               1999   $78,000(3)                50,000(4)
Chairman, Secretary             1998   $52,000(3)  $18,000(1)    20,000(4)
Treasurer and Chief             1997   $18,000                  196,350(2)
Financial Officer

Paul Sloan (a)                  2000   $125,000(3)               25,000(4)
President, Chief                1999   $78,000(3)                50,000(4)
Executive Officer               1998   $60,000(5)                20,000(4)
and Director                    1997   $60,000(6)

Lester Cohen**                  1999                             10,000(4)
VP Marketing,                   1998                             10,000(4)
Director

Michael Solomon***              1999                             10,000(4)
Senior VP                       1998                             10,000(4)
Director

Jim Vondra                      1999                             10,000(4)
Director                        1998                             10,000(4)

Kim Adolphe                     2000  $125,000(8)                25,000(4)
Director, and President         1999  $123,000(8)             2,000,000(9)
of Subsidiary                   1998    70,000(8)

James Marquis                   2000                             10,000(4)
Director                        1999                             10,000(4)

Nevin Jenkins                   2000                            250,000(10)
President of
Subsidiary

Rande Newberry                  2000                            250,000(10)
Vice-President
of Subsidiary
_____________
*  Retired from all positions in February, 2000.
**  Retired from all positions in May, 1999.
*** Retired in May, 1999.
(a) Mr. Sloan and Mr. Provost also holds 10 preferred convertible shares each, each convertible into 1,500,000 common shares. These Shares were issued him following the annual meeting in 1999 as a means of continuing current management and as an anti-dilutive measure.

(1) Mr. Provost received a $18,000 stipend to cover the costs of maintaining an office.
(2) Mr. Provost received an aggregate of 196,350 shares as part of total compensation during fiscal year 1997.
(3) Mr. Provost and Mr. Sloan received $0 as of December 31, 1999. This amount is accrued and payable by the Company.
(4) Shares in stock option plan (unexercised, as of November 30, 2000).
(5) Mr. Sloan has received $25,000 as of December 31, 1998. The balance of $35,000 is accrued and payable by the Company.
(6) Mr. Sloan has received $40,000 as of December 31, 1997. The balance of $20,000 is accrued and payable by the Company.
(7) This represents one month's salary.
(8) Salary and auto expenses received from Subsidiary. This is consolidated and carried back two years, even though the Subsidiary was only purchased in September, 1999.
(9) Shares received as compensation for the purchase of Gemini. The original sale price was 20,000,000 shares, which were subject to the 1 for 10 reverse split in November, 1999.
(10) Shares received upon the purchase of Futronix by Salient.


Parents of Salient

   The following table discloses all persons who are parent of the Company (as such term is defined in Securities and Exchange Commission Regulation C), showing the basis of control and as to each parent, the percentage of voting securities owned or other basis of control by its immediate parent if any.

                  Name and Address     Amount and Nature of    Percent
Title of Class    of Beneficial Owner  Beneficial Ownership    of Class

Common Stock      Paul Sloan           207,504                 2.7%
                  4266 Higel Ave.      Record and Beneficial
                  Sarasota FL  34242   Owner

Common Stock      Kim Adolphe          1,896,000               25.3%
                  Site 38 RR# 12       Record and Beneficial
                  Calgary Alta.        Owner
                  T3E 6W5

Transaction with Promoters, if Organized Within the Past Five Years

   There have been no transactions with Promoters over the past five years.

                        PRINCIPAL STOCKHOLDERS

   As of the date of this Prospectus, the following persons
(including any "group" are, based on information available to us, beneficial owners of more than five percent of Salient Cybertech, Inc. Common Stock (its only class of voting securities):

                  Name and Address     Amount and Nature of 	Percent
Title of Class    of Beneficial Owner  Beneficial Ownership  	of Class

Common Stock      Paul Sloan(a)        207,504                  2.7%
                  4266 Higel Ave.      Record and Beneficial
                  Sarasota FL  34242   Owner

Common Stock      Kim Adolphe          2,000,000                25.3%
                  Site 38 RR# 12       Record and Beneficial
                  Calgary Alta.        Owner
                  T3E 6W5

(a) Mr. Sloan also holds 10 preferred convertible shares, each convertible into 1,000,000 common shares. These Shares were issued him following the annual meeting in 1999 as a means of continuing current management and as an anti-dilutive measure.

                  SECURITY OWNERSHIP OF MANAGEMENT

   As of the date of this Prospectus, the following table discloses, as to each class of our equity securities or any of our parents or subsidiaries other than directors' qualifying shares, beneficially owned by all directors and nominees, the names of each executive officer (as defined in Item 402[a][2] of Securities and Exchange Commission regulation S-B), and our directors and executive officers as a group, the total number of shares beneficially owned and the percent of class so owned. Of the number of shares shown, the associated footnotes indicate the amount of shares with respect to which such persons have the right to acquire beneficial ownership as specified in Securities and Exchange Commission Rule 13[d](1).

                    Name and Address           Amount and Nature of  Percent
Title of Class      of Beneficial Owner        Beneficial Ownership  of Class
                    Common Stock

                    Larry Provost(a)(b)        132,750                1.8%
                    116 Teatown Rd.            Record and Beneficial
                    Croton, NY  10520          Owner

Common Stock        Paul Sloan(b)              207,504                2.7%
                    4266 Higel Ave.            Record and Beneficial
                    Sarasota FL  34242         Owner

Common Stock        James Vondra               42,476                 0.6%
                    216 Overcrest Dr.          Record and Beneficial
                    Benbrook TX  76126         Owner

Common Stock        Kim Adolphe                1,896,000              25.3%
                    Site 38 RR# 12             Record and Beneficial
                    Calgary Alta. T3E 6W5      Owner

                    All Directors & Officers   2,278,730               30.4%
                    as a group (5 persons)
           _______________________________________________________

(a) Mr. Provost retired from all positions in February, 2000.
He currently owns 40,000 shares.
(b) Mr. Sloan and Mr. Provost also holds 10 preferred convertible shares each, each convertible into 1,500,000 common shares. These Shares were issued him following the annual meeting in 1999 as a means of continuing current management and as an anti-dilutive measure.
_________________________________________

               SECURITIES OF SALIENT CYBERTECH, INC.

                        COMMON STOCK

   We are authorized to issue 100,000,000 shares in our capital stock, with a par value of $.001 per share, divided into 80,000,000 Common Shares and 20,000,000 Preferred Shares. Immediately prior to this offering 7,424,904 shares of Common Stock were outstanding and held of record by 691 persons as of November 30, 2000. The holders of Common Stock have one vote per share on all matters (including election of directors) without provision for cumulative voting. Thus, holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all of the directors, if they choose to do so. The Common Stock currently is not redeemable and has no conversion or pre-emptive rights. The Common Stock currently outstanding is (and the Shares being issued pursuant to this prospectus will be) validly issued, fully paid and non-assessable.

   In the event of liquidation, holders of Common Stock will share equally in any balance of our assets available for distribution to them after satisfaction of creditors and the holders of our senior securities. We may pay dividends, in cash or in securities or other property when and as declared by the board of directors from funds legally available therefor, but has paid no cash dividends on its Common Stock.


                           PREFERRED STOCK

   We are authorized to issue 20,000,000 Preferred Shares, with no par value. Currently there are, issued and outstanding, 20 Preferred Convertible Shares, each share convertible into 1,500,000 Common Shares. The 20 Preferred Convertible Shares are held by Paul Sloan, our President and CEO, and Larry Provost.

                               DEBENTURE

   On November 14, 2000 we issued a Convertible Debenture to Haines Avenue, LLC., a Cayman Island Limited Liability Company, in the aggregate principal sum of one million dollars at an annual interest rate of 8%, payable quarterly. A second Debenture on the same terms will be issued upon the effectiveness of the registration statement of which this prospectus forms a part.

   The terms of the Debenture, as delineated in the Debenture and the Debenture Purchase Agreement are as follows:

   THE DEBENTURE   On November 14, 2000 a Convertible Debenture was issued to
Haines Avenue, LLC. in the aggregate principal amount of $1,000,000. An additional Convertible Debenture in the aggregate principal amount of $1,000,000 will be issued to Haines upon effectiveness of the registration statement of which this prospectus forms a part.

   The Debenture bears interest both before as well as after maturity at the rate of 8% per anum, with interest payable quarterly, on March 31, June
30, September 30, and December 31 of each year to maturity, maturity being defined as November 14, 2003, at which time all outstanding principal and accrued and unpaid interest shall be due and payable. Interest was deemed to commence on October 30, 2000.

   The Debenture is fully assignable and divisible, and the holder of all or part of the Debenture ("Holder"), is deemed to have all the rights and obligations of the original Holder, Haines Avenue, LLC.


MATURITY DATE	December 31, 2009.

INTEREST RATE;
PAYMENT DATES,
PAYMENT MODE	Debenture bears interest at the rate of 8% per anum, with
interest payable quarterly, on March 31, June 30, September 30, and December 31 of each year to maturity, at which time all outstanding principal and accrued and unpaid interest shall be due and payable. Interest was deemed to commence on October 30, 2000.

   Payment of interest may be by cash, or in shares of the common stock of Salient. If the payment is in stock, the calculated price per share shall be $0.90 or 80% of the average of the lowest price over any 3 of the last 10 trading days prior to the payment date, whichever is lower.

RANKING    The Debenture is a Senior Security, and neither Salient nor any of its subsidiaries is permitted to issue any debt security senior to the Debenture.

OPTIONAL REDEMPTION    Salient has the right at all times and any time,
upon seven trading days' notice to the Holders, to prepay all or a portion of the Debentures then held by the Holders at a cash price equal to the greater of (a) principal plus outstanding interest, and (b) a formula utilizing the price of the shares in the marketplace. The prepayment price shall also include all amounts due and outstanding pursuant to the terms of the Debenture. Salient may only utilize this prepayment option if the shares issued are freely tradable and not subject to the volume restrictions of Rule 144(k); and the shares are quoted on the OTC or are traded on a major exchange.

CONVERSION RIGHTS	The Holder of a Debenture may at any time convert
the Debenture, or a portion of it to common shares of Salient. The conversion price is equal to either $.90 or 80% of the average of the lowest price over any 3 of the last 10 trading days prior to the payment date, whichever is lower.

LIMITATIONS ON

CONVERSION RIGHTS	The Holder may not exercise his conversion rights
if in doing so he will be the beneficial owner of more than 4.999% of Salient's common stock.

CERTAIN COVENANTS      The Debenture contains certain covenants that
provide for monetary penalties in the event that registration, issuance of shares, or payment of amounts due pursuant to the terms of the Debenture are not carried out in a defined timely manner.

  In the event of any dividend, stock dividend, or other distribution or dilution of the common stock, or in the event shares or warrants are offered to Salient's shareholders at a price lower than the conversion price for Holders of the Debentures, the conversion price will be adjusted to account for such event.

  In the case of any reclassification or compulsory share exchange, the Holders of the Debentures shall have the option of participation.


EVENTS OF DEFAULT
AND REMEDIES	The Debenture provides that upon the occurrence of an event
of default thereunder (including, without limitation, upon the failure to retire the Debenture when required), the Holder may declare all principal and interest on the Debenture immediately due and payable.

Likewise, certain defaults under the Debenture (primarily those defaults related to the failure to pay indebtedness under the Debenture or defaults resulting in the acceleration of the maturity of indebtedness under the Debenture) will result in an Event of Default.

In the event of a Default all sums due under the Debenture become due and owing, and there is a penalty of 20% of the outstanding principal imposed.

USE OF PROCEEDS
OF DEBENTURE	The proceeds are to be used for working capital, and may
not be used to pay off liens, judgments, mortgages,, or to retract common shares.

VESTING WARRANT	At the time of issue of the Debenture, the Holder received
a Vesting Warrant. This warrant, exercisable until November 14, 2005, entitles the Holder to convert such amounts as are owing by Salient to the Holder upon the happening of an event of default, or by virtue of any sums due pursuant to any term or condition of the Debenture, including maturity, into common shares. The exercise price is equal to the closing price of the common shares on the day preceding the vesting of the warrants, adjustable downward in the event shareholders of Salient are offered shares at a lower price. Upon vesting, the Vesting Warrants are assignable and divisible.

CLOSING WARRANT	At the time of issuance of the Debenture the Holder received an assignable, divisible warrant exercisable until November 14, 2005, for 423,729 shares in the common stock of Salient. The exercise price is $0.90 per share, adjustable downward in the event the shareholders of Salient are offered shares at a lower price.

REGISTRATION RIGHTS	Pursuant to the terms of the Registration Rights
Agreement executed between the Holder and Salient on November 14, 2000, all shares issuable pursuant to the terms of the Debenture, Vesting Warrant and Closing Warrant are to be registered with the S. E. C. as soon as practicable after the issue of the Debenture. It is these registration rights that give rise to the Registration Statement of which this Prospectus forms a part.

SECURITIES PURCHASE AGREEMENT

   The Securities Purchase Agreement (the "Agreement"), executed between Salient and Haines Avenue, LLC. on November 14, 2000, entitles Salient Cybertech, Inc., to sell on notice to Haines between $2,500,000 and $10,000,000 in shares of common stock (the PUT Shares). In the event that the aggregate of PUT Shares does not equal $2,500,000, Haines shall have the difference between the value of the PUT Shares and $2,500,000 in Warrants (See Vesting Warrants, Below). The Agreement terminates 24 months after the effective date of the registration statement of which this Prospectus forms a part, upon the purchase of $10,000,000 by Haines, or upon the earlier termination pursuant to the terms of the Agreement.

The key terms of the Agreement are disclosed below:


PUT SHARES	At any time prior to the termination of the Agreement,
Salient may, by notice to Haines, or its assign or assigns (the "Investor"), require Haines, or its assign or assigns, to purchase shares in the common stock of Salient (the PUT Shares). Each such notice shall be for a minimum of $50,000 and a maximum equal to the lesser of
(x) $2,000,000 and (y) 150% of the weighted average daily price for the twenty Trading Day period prior to the Date of Notice multiplied by the weighted average trading volume for such twenty Trading Day period.

The Put Shares are fully assignable and divisible on issue.
TERMINATION    24 months after the effective date of the registration
statement of which this Prospectus forms a part, upon the purchase of $10,000,000 by Haines, or upon the earlier termination pursuant to the terms of the Agreement.


CALCULATION OF
THE PRICE OF THE
PUT SHARES	The price per share of the PUT Shares is equal to 90% of
the average market price of the shares of Salient's common stock over the 10 days after the notice to Haines requiring the purchase of PUT Shares.

CERTAIN CONDITIONS
PRECEDENT TO REQUEST
FOR PUT SHARES, AND
PUT SHARE PRICE
ADJUSTMENTS	In the event shares of common stock or warrants for share
purchases provide for a price lower than the price to be paid by Haines for the PUT Shares, the price will be adjusted downward.

The following are some of the major conditions that must be met before Salient can require a purchase of PUT Shares:

(1) Representations and Warranties. The representations and warranties of Salient, including representations respecting liquidity, no materially adverse changes, properly prepared financial statements, all filings timely made and complete, no stoppage in trading on any exchange or quotation system, and a valid and effective registration statement for all PUT Shares are true and correct as at the date the PUT Shares are paid for or purchase of PUT Shares requested.

(2)	Performance by Salient.  Salient shall have performed, satisfied and complied in all material respects with all covenants and agreements required by the Transaction Documents (as defined in the Agreement).

(3) Opinion of Counsel. The Investor shall have received (or receipt shall have been confirmed by its agent on its behalf) an opinion of counsel to Salient, in the form specified in the Agreement.

(4) Certification. Salient's Chief Executive Officer must certify that certain terms and conditions of the Agreement have been met and are continuing to be met.

(5) Transfer Agent. The Investor shall have received satisfactory evidence of Salient's delivery to its transfer agent for the Common Stock of instructions and legal opinion meeting the requirements of the Agreement and acceptable to such transfer agent.

(6)	Registration Statement.

(i) 	The Registration Statement shall have been declared effective by the
S. E. C. (the "Commission")  and shall at all times since the Put Date
(as defined in the Agreement), and the prospectus thereunder shall be available to the Investor to resell all of the Registrable Securities thereunder (including the Put Shares, Warrant Shares issuable at such Closing).

(ii) 	Neither Salient nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the Commission's concerns have been addressed and the Investor is reasonably satisfied that the Commission no longer is considering or intends to take such action).

(iii) 	The Registration Statement (including the information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of material fact or omit to state any material fact required to be state d therein or necessary to make the statements therein not misleading.

(iv) 	Salient shall have no knowledge of any event which is reasonably likely to occur within 30 Trading Days of the Put Date that would reasonably be expected to cause the Registration Statement to be suspended or otherwise ineffective or inaccurate.

(6)	Adverse Changes.  Since the earlier to occur of (i) the date of filing of Salient's most recent SEC Document and (ii) the last sale of PUT Shares, no occurrence or event that could have or result in a Material Adverse Effect shall have occurred.

(7)	No Suspension of Trading In or Delisting of Common Stock.

(8)	Principal Market Requirements; Compliance.  Salient shall have received all authorizations from and made all filings required in order to issue to the Investor the PUT Shares and shall have caused the PUT Shares and the Warrant Shares issuable upon the exercise of the Warrants to be issued to be listed for trading on the Principal Market (as defined in the Agreement.

(9)	Timing.  At least fifteen Trading Days shall have elapsed since the immediately preceding sale of PUT Shares.

(10)	Closing Threshold.   For the ten Trading Days immediately preceding
the Put Date the weighted average daily trading volume of the Common Stock on the Principal Exchange shall not be less than $50,000.

(11)	The Debenture shall be in good standing and no default thereunder shall have occurred.

(12) Other. The Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm Salient's satisfaction of the conditions set forth herein.

CERTAIN COVENANTS	The Agreement contains certain covenants that
provide for monetary penalties in the event that registration, issuance of shares, or payment of amounts due pursuant to the terms of the Agreement are not carried out in a defined timely manner.

	In the event of any dividend, stock dividend, or other distribution or dilution of the common stock, or in the event shares or warrants are offered to Salient's shareholders at a price lower than the price for PUT Shares, the price will be adjusted to account for such event.


EVENTS OF DEFAULT
AND REMEDIES	The Agreement provides that upon the occurrence of an event
of default thereunder, the Investor may declare all sums, including but not limited to attorney fees, penalties, any amounts that arise because the minimum PUT Shares were not purchased (See, "PUT Shares", above) due and owing immediately.

In the event of a Default all sums due under the Agreement shall, at the option of the Investor, may be converted, in whole or in part, to shares issuable pursuant to the Vesting Warrant (see, "Vesting Warrant", below).

USE OF PROCEEDS	The proceeds from the purchase of PUT Shares are to be used
for working capital, and may not be used to pay off liens, judgments, mortgages,, or to retract common shares.

VESTING WARRANT	At the time of the execution of the Agreement, the Investor
received a Vesting Warrant. This warrant, exercisable until November 14, 2005, entitles the Investor to convert such amounts as are owing by Salient to the Investor pursuant to the terms of the Agreement, into common shares. The exercise price is equal to the closing price of the common shares on the day preceding the vesting of the warrant, adjustable downward in the event shareholders of Salient are offered shares at a lower price. Upon vesting, the Vesting Warrants are assignable and divisible. The number of shares represented by the warrant equal the exercise price divided by sum or sums owed.

CLOSING WARRANT	At the time of closing the Investor received an assignable,
divisible warrant exerciseable until November 14, 2005, for 750,000 shares in the common stock of Salient. The exercise price is 125% of the price per PUT Share, adjustable downward in the event the shareholders of Salient are offered shares at a lower price. The Investor will receive a warrant for a further 150,000 shares upon the purchase of each $1,000,000 worth of PUT Shares by the Investor.

REGISTRATION RIGHTS    Pursuant to the terms of the Registration Rights
Agreement executed between the Investor and Salient on November 14, 2000, all shares issuable pursuant to the terms of the Agreement, Vesting Warrant and Closing Warrant are to be registered with the S. E. C. as soon as practicable after the issue of the Debenture. It is these registration rights that give rise to the Registration Statement of which this Prospectus forms a part.

                             TRANSFER AGENT

   Our transfer agent for our Capital Stock is Signature Stock
Transfer, Inc., Dallas, Texas.

                    SHARES ELIGIBLE FOR FUTURE SALE

   Generally, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of shares which does not exceed the greater of one percent (1%) of the then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has not been an affiliate of ours for at least 90 days and who has satisfied a one year holding period.


                         ADDITIONAL INFORMATION

   The foregoing statement is a summary of the rights and privileges of the holders of our Stock. It does not purport to be complete and is subject to the provisions of the Florida General Corporation Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and, upon anticipated registration as an NASDAQ OTC BB issue, the rules, regulations and bylaws of the National Association of Securities Dealers, Inc. The foregoing statements are qualified in their entirely by such references.


                         PLAN OF DISTRIBUTION

                                GENERAL

   The Shares registered by the Registration Statement of which this Prospectus is a part are being registered as a result of demand registration rights granted by us to the Selling Stockholder, at the time that Selling Stockholder subscribed for the subject securities.

   The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

-      privately negotiated transactions;

-      short sales;

- broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

-      a combination of any such methods of sale; and

-      any other method permitted pursuant to applicable law.

   The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

   The Selling Stockholders may also engage in short sales against the box, puts and calls and other transactions in securities of the Company or derivatives of Company securities and may sell or deliver shares in connection with these trades. The Selling Stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The Selling Stockholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the Selling Stockholders.

   Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

   The Investor and any broker-dealers or agents that are involved in selling the shares are considered "underwriters" by the Securities and Exchange Commission within the meaning of the Securities Act in connection with sales under this Registration Statement. Accordingly, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them will be deemed underwriting commissions or discounts under the Securities Act.

   We undertake to file a post effective amendment to the Registration Statement identifying any underwriter who may agree to sell any shares of any Selling Stockholder, and to set forth the terms of any underwriting agreement or arrangement. The said underwriter shall also deliver a market making prospectus. As far as we are aware, there exists no past, present, or future plans, proposals, or undertakings with respect to any underwriter and any Selling Stockholder.


                        SELLING STOCKHOLDERS

   The following table sets forth the selling stockholders, and the number of shares of common stock owned beneficially by them as of December 1, 2000 which may be offered pursuant to this prospectus. This information is based upon information provided to us by either the named selling stockholder or our transfer agent. Because the selling stockholders may offer all, some or none of their respective shares of common stock, no definitive estimate as to the number of shares thereof that will be held by the selling stockholders after such offering can be provided. The term "Selling stockholder" includes the stockholders listed below and their transferees, pledgees, donees or other successors. Except as set forth below, none of the selling stockholders is currently an affiliate of Salient, and none of them has had a material relationship with Salient during the past three years.

                Shares Beneficially    Number of Shares  Shares Beneficially
Selling         Owned before Offering  Being Offered (2) Owned After Offering
Stockholders (1)  Number   Percent(2)                    Number(4)   Percent


Haines Avenue LLC   423,729(3)  *      [  ]   (3)        0           *



* Less than 1%

(1) To our knowledge, the selling stockholders have sole voting and investment power with respect to all common stock shown as beneficially owned by them, subject to community property laws where applicable. Except as otherwise set forth herein, the table includes shares of common stock that the selling stockholders have the right to acquire pursuant to the exercise of warrants and options exercisable within 60 days and shares of common stock issuable to the selling stockholders upon the conversion of preferred stock held by them.

(2) Includes warrants exercisable into shares of common stock.

(3) The Debenture and the Warrants issued to the stockholder each prohibit the holder thereof from converting Debentures or exercising Warrants to the extent that such conversion or exercise, as the case may be, would result in the holder, together with any affiliate thereof, beneficially owning in excess of 4.999% and 9.999% of the outstanding shares of common stock following such conversion or exercise, as the case may be. Such restrictions may be waived by the holder of Debentures and Warrant as to itself upon not less than 61 days notice to us. However, the 4.999% and 9.999%, respectively, limitation would not prevent the Selling Stockholder from acquiring and selling in excess of 4.999% and 9.999%, respectively, of our common stock through a series of acquisitions and sales under the debentures and warrants.

(4) Assumes sale of all shares of common stock offered hereby.


                   INDEMNIFICATION ARRANGEMENTS

   Our articles of incorporation and bylaws provide for indemnification of our officers, directors and agents to the fullest extent permitted by law.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling Salient pursuant to the foregoing provisions, we have been informed that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                         LEGAL OPINIONS

   Bernabe Diaz, Esquire, attorney at law, has rendered his opinion that the shares of Common Stock as described herein, will, when issued, be validly issued, fully paid and non-assessable, and that future purchasers thereof will not be subject to personal liability as a result of their ownership thereof.

                           EXPERTS

   Our audited financial statements appearing in this Prospectus and in the Registration Statement have been examined by independent public accountants, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firm as expert in auditing and accounting.

                           FINANCIAL STATEMENTS
                          (See following pages)

                         Salient Cybertech,  Inc.


                        Comparative Consolidated
                        Financial Statements and
                        Accountant's Audit Report
                          For the Years Ended

                       December 31, 1999 and 1998

                         Salient Cybertech, Inc.

                        COMPARATIVE  CONSOLIDATED
                         FINANCIAL STATEMENTS

                       December 31, 1999 and 1998





                           TABLE OF CONTENTS
       _______________________________________________________________



                                                            Page

Accountant's Audit Report                                   3

Financial Statements:

     Balance Sheet                                          4

     Statements of Operations and Retained Earning          5

     Statement of Stockholder's Equity                      6

     Statements of Cash Flows                               7

     Statement of Selling, General and Administrative       8

     Notes to Financial Statements                          9


      _______________________________________________________________

Stan J.H. Lee & Co., CPAs                 Direct) 201-681-7475
Princeton Corporate Center                Tel) 609-514-5100
5 Independence Way, Suite 300             Fax) 609-514-5123
Princeton, NJ  08540                      e-mail) sierra5533@aol.com






                        INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and
Shareholders of Salient Cybertech, Inc.
Sarasota, FL



   We have audited the accompanying comparative consolidated balance sheet of Salient Cybertech, Inc. as of December 31, l999 and the pro-forma consolidated balance sheet as of December 31, 1998 and the related comparative and pro-forma statement of operations and retained earnings (deficit), statement of stockholders' equity, comparative and pro-forma consolidated statement of cash flows and the comparative and pro-forma consolidated statements of selling, general and administrative expenses for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Salient Cybertech, Inc. at December 31, l999 and 1998, and the results of its operations and its cash flow for the years then ended in conformity with generally accepted accounting principles.


/s/Stan J.H. Lee & Co. CPAs
_______________________
Stan J.H. Lee & Co., CPAs

March 25, 2000
Princeton, NJ

                             Salient Cybertech, Inc.
                     Balance Sheet at December 31, 1999 and
                               December 31, 1998

                                                                    Pro-Forma
                                                     1999           1998
ASSETS:
      Cash                                           3,650          19,792
      Accounts receivable                            8,873          48,919
      Inventory                                     19,566          27,171
      Income taxes recoverable                      63,416             -
      Prepaid insurance                                -            26,422
      Prepaid legal fees - current                 562,500             -
      Prepaid consulting fees                      133,488             -
      Prepaid expenses and sundry assets             2,285           2,218
      Deferred syndication costs                                   100,000

      TOTAL CURRENT ASSETS                         893,778         224,522

      Equipment - net                               26,909          19,700
      Research and development                     486,769         408,435
      Sundry assets and security deposit             2,285             -
      Prepaid legal fees - long-term                46,875             -
                                                 1,456,616         652,657

LIABILITIES AND STOCKHOLDERS'S EQUITY:
      Bank indebtedness                              2,731           2,779
      Accounts payable                             103,360         122,539
      Accrued expenses                             250,587         120,056
      Accrued interest                              12,240           8,650
      Accrued interest - related party              79,017          41,189
      Notes payable                                 15,000          41,718
      Notes payable - related party                300,053         210,000

      TOTAL CURRENT LIABILITIES                    762,988         546,931

      Notes payable - related party, long term      35,577          33,224
      Due to others                                 45,684          13,927
      Due to shareholders                           72,561             -

                                                   153,822          47,151
      STOCKHOLDERS' EQUITY

      Common stock - authorized 80,000,000 shares;
      par value $0.001; issued and outstanding,
      3,164,900 in 1999 and 10,635,249 in 1998       3,165          10,635

      Additional paid-in capital                 2,453,171         603,141
      Due from officer                             (33,565)        (33,565)
      Accumulated deficit                       (1,882,965)       (521,636)

      TOTAL STOCKHOLDERS' EQUITY                   539,806          58,575

                                                 1,456,616         652,657

    The accompanying notes are integral part of these financial statements.

                              Salient Cybertech, Inc.
                      Comparative Consolidated Statement of
                         Operations and Retained Earnings
                               For the Years Ending
                              December 31, 1999 and
                                December 31, 1998


                                                                 Pro-Forma
                                             For the year        for the year
                                                ended            ended
                                              12/31/99           12/31/98


SALES                                           112,554          119,782
COST OF SALES                                    11,386           67,959

GROSS PROFIT                                    101,168           51,823

EXPENSES

Selling                                          45,434            13,938
General and administrative                    1,509,585           604,245
Interest                                         48,114            39,481
capitalization of research and                      -                 -
development expenditure                        (80,326)          (150,798)

                                              1,522,807           506,866

OPERATING LOSS                               (1,421,639)         (455,043)

OTHER INCOME                                     25,000               -
RECOVERY OF SCIENTIFIC
RESEARCH TAX CREDIT                              31,305            94,650

LOSS BEFORE INCOME TAXES                     (1,365,334)         (360,393)

INCOME TAXES                                          -                 -

EXTRAORDINARY GAIN                                    -            50,185


NET LOSS                                     (1,365,334)         (310,208)

DEFICIT, BEGINNING                             (521,636)         (151,998)

NET GAIN FROM FOREIGN
CONVERSION                                        4,005           (59,430)

DEFICIT, END                                 (1,882,965)         (521,636)


NET LOSS PER SHARE                      $.1979 per share      $.0314 per share

    The accompanying notes are integral part of these financial statements.

                             Salient Cybertech, Inc.
                       Statement of Shareholders' Equity
                            at December 31, 1999 and
                               December 31, 1998


                                              Others     Retained    Total
              Common Stocks Issued  Paid-in  (Due from   Earnings Shareholders'
              Shares   Amount ( $)  capital   officer)  (Deficit)    Equity

Beginning
balance
1/1/1998     9,189,699   9,190      226,645   (33,565)   (151,998)    50,272

Common
stocks
issued       1,445,550   1,445      376,496                     -    377,941

Loss from
currency
conversion                                                (59,430)   (59,430)

Loss for the
year 1998                                                (310,208)  (310,208)


Ending
balance
12/31/1998  10,635,249  10,635      603,141   (33,565)   (521,636)    58,575

Common
stocks
issued       1,012,500  1,013     1,850,030                        1,851,043

Purchase of
Gemini
Learning
Systems,
Inc.        20,000,000

Gain from
currency
conversion                                                  4,005      4,005

Others                 (8,483)                                        (8,483)
Loss for
the year
1999                                                   (1,365,334)(1,365,334)

Ending
balance
12/31/1999   3,164,900  3,165     2,453,171    (33,565)(1,882,965)   539,806


   The accompanying notes are integral part of these financial statements.

                        Salient Cybertech, Inc.
             Comparative Consolidated Statement of Cash Flow
      For the Years Ending December 31, 1999 and December 31, 1998


                                                                   Pro-Forma
                                                12/31/99           12/31/98
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                                       (1,365,334)         (310,208)

Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation and amortization                      47,533            75,089

Gain(Loss) from currency conversion                 4,005           (59,430)
(Increase) decrease in operating assets:
Accounts receivable - net                          40,046            64,303
Inventory                                           7,605
Income taxes recoverable                          (63,416)          (17,020)
Prepaid insurance                                  26,422            52,523
Prepaid legal and consulting fees                (842,911)           18,137
Other assets                                       (2,352)              163
Deferred syndication costs                        100,000          (100,000)

Accounts payable                                  (19,179)          (27,226)
Bank indebtedness                                                     2,060
Accrued expenses                                  130,531            85,304
Accrued interest                                    3,590            25,963
Accrued interest - related parties                 37,828            76,718

                                               (1,895,632)         (113,624)

CASH FLOW FROM INVESTING ACTIVITIES

Acquisition of equipment                          (54,762)          (82,945)
Expenditure for research and development          (78,334)          (14,422)

                                                 (133,096)          (97,367)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from loans                                92,406
Loans from other                                  104,318            10,752
Repayments of debt                                (26,718)          (15,770)

Proceeds from sale of common stock              1,842,560           228,083

                                                2,012,566           223,065

NET (DECREASE) INCREASE IN CASH                   (16,162)           12,074

CASH, at beginning of period                       19,792             7,721

CASH, at end of year                                3,630            19,792

    The accompanying notes are integral part of these financial statements.

                             Salient Cybertech, Inc.
                     Comparative Consolidated Statement of
                    Operating Expenses For the Years Ending
                    December 31, 1999 and December 31, 1998

                                                          Pro-Forma
                                   for the year          for the year
                                     ended                 ended
                                    12/31/99              12/31/98

Selling expenses:

Trade show                              197                  61
Consulting                           42,566              12,661
Advertising                             450                  20
Brochures and catalog                 2,221                  46


                                     45,434              13,938
General and administrative
expenses:

Auto expense                          1,404               3,492
Bank charge                           6,360              11,118
Bad debt                              1,671              75,089
Salary                              159,569             127,072
Consulting and commission            54,707              53,550
Insurance                            35,103              29,426
Other expenses                        1,105              30,521
Office expense and supplies          14,524              31,115
Professional and consulting       1,154,009             111,755
Rent                                 18,143              12,100
Taxes                                   605               5,448
Other operating expense                 -                19,245
Amortization                         47,553              75,089
Communication                         7,044               9,385
Travel                                7,788               9,840


                                  1,509,585             604,245


    The accompanying notes are integral part of these financial statements.

                             SALIENT CYBERTECH, INC.

                         NOTES TO FINANCIAL STATEMENTS
                              FOR THE YEARS ENDED
                          DECEMBER 31, 1999 AND 1998


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Salient Cybertech, Inc. (formerly known as Sloan Electronics, Inc.)
(the "Company") was incorporated in the state of Florida in July, 1993. The Company designs, manufacturers and markets electronics monitoring equipment for the criminal justice industry and the long-term health care industry.

The subsidiary company which was incorporated under the laws of the Canadian Province of Alberta in June 1990 is a software applications development company, specializing in distance education and training solutions. The company created and markets software technology called SWIFT (SoftWare Intelligent Freeform Training). The Company is emerging from its development phase, having created an entire product line based on the SWIFT technology.

The company has begun to establish clients and a distribution network in Canada, the United States, the United Kingdom and Europe.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Equipment

Equipment is recorded at cost. The equipment is depreciated over its estimated useful life, using the straight-line method of accounting.

Earnings per Share

Basic earnings per share (EPS) is computed by dividing income available to common shareholder by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if dilutive securities and other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common sock that then shared in the earnings of the Company.

Statements of Cash Flows

For purposes of reporting cash flows, the Company considers cash and cash equivalents as those amounts which are not subject to restrictions or penalties and have an original maturity of three months or less.

Reclassifications

Certain reclassifications have been made to the 1998 financial statements to conform with the 1999 financial statement presentation.

                           SALIENT CYBERTECH, INC.

                        NOTES TO FINANCIAL STATEMENTS
                            FOR THE YEARS ENDED
                        DECEMBER 31, 1999 AND 1998


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Use of Consolidated and Pro-Forma Comparative Data

The comparative financial statements for 1998 were prepared on a pro-forma basis, as if the Purchase of Gemini had occurred on January 1, 1998.
This was done to provide a clear comparative picture for comparing the statements for 1998 to those of 1999, which were prepared on a consolidated basis.

Revenue and Expense Recognition

The Company prepares its financial statements on the accrual accounting basis. Consequently, certain revenue and related assets are recognized when earned rather than when received, and certain expenses are recognized when the obligation is incurred or the asset consumed, rather than when paid.

Accounting Method

The Company recognizes income and expenses on accrual basis.

Depreciation

Depreciation is computed by using the straight-line method for financial reporting purposes and the modified accelerated cost recovery method for federal income tax purposes.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting.

The deferred taxes represent the future tax return consequences of those differences, which will either be taxable when the assets and liabilities are recovered or settled.

Net Operating Loss Carry-forward

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes for operating losses that are available to offset future taxable income.

Intangible Assets

Intangible assets subject to amortization include organization costs, loan closing costs, and in-force leasehold costs.

Reclassifications

Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

                            SALIENT CYBERTECH, INC.

                         NOTE TO FINANCIAL STATEMENTS
                            FOR THE YEARS ENDED
                         DECEMBER 31, 1999 AND 1998


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Property and Equipment

Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the estimated useful lives.

Inventories

Inventories are stated at the lower of cost (determined on the first-in, first-out basis) or market.

Deferred Syndication Costs

Deferred syndication costs represent legal and professional fees related to the registration of a new issue of common stock. When the common stock is issued, these costs will reduce proceeds received as reflected in stockholder's equity.


NOTE B- NOTES PAYABLE AND NOTES PAYABLE TO RELATED PARTIES


Note payable to an individual, 15% annual
Interest rate, payable on demand                             $ 15,000


NOTES PAYABLE                                                $ 15,000


Note payable to a stockholder, 20% annual
Interest rate, maturity date March 1, 1996.                  $ 10,000

Note payable to a stockholder, 18%
Compounded interest rate, payable on demand.                  100,000

Note payable to a stockholder, 5% annual
Interest rate, maturity date of December 16,1998.              40,000

Notes payable to a stockholder, 10% annual
interest rate, maturity date of October 22, 1999.              20,000

Note payable to a stockholder, 10% annual
interest rate, maturity date December 7, 1999.                 30,000

Note payable to a stockholder, 10% annual
interest rate, maturity date of January 5, 2000
for $20,000 and March 29, 2000 for $5000.                      25,000

                             SALIENT CYBERTECH, INC.

                          NOTE TO FINANCIAL STATEMENTS
                             FOR THE YEARS ENDED
                          DECEMBER 31, 1999 AND 1998


NOTE B- NOTES PAYABLE AND NOTES PAYABLE TO RELATED PARTIES -  CONTINUED

Note payable to a stockholder, 10% annual
interest rate, maturity date of May 27, 2000.                  10,000

Notes payable to the Company president, 10 %
annual interest rate, maturity date of  June 30, l999.          6,000

Notes payable to the Company president, 10 %
annual interest rate, payable upon demand.                     52,853

Note payable to the Company president, 10%
annual interest rate, maturity date of October 7,
1998.                                                           7,000

NOTES PAYABLE TO RELATED PARTIES                             $300,053

The Company has not repaid loans whose maturity dates have passed since no funds were available. Interest continues to accrue under the same terms.

The notes payable - related party, long term, represents amounts owed to Wayne Adolphe, husband of the President of Gemini Learning Systems, Inc. The loans have no fixed term, bear a simple interest rate of 4 % per annum on outstanding principal, and are payable upon a change of ownership. Accordingly, the notes are due on September 24, l999, effective date of the change of ownership but the notes remain unpaid as of the date of the statements and the management has no specific plan of retiring the same in near future.

NOTE C - INCOME TAXES

At December 31, 1999, the Company has a net operating loss carry forward of approximately $ 1,882,965 that will be available to offset future taxable income through 2014. Based on historical operations, management has elected to record a valuation allowance equal to the deferred tax benefit of $696,697, calculated using an effective income tax rate of 37%.
The Company has no significant differences between book and taxable income.

NOTE D - NET LOSS PER SHARE

The following sets forth the computation of basic and diluted earnings per share:

Numerator                                  Year 1999                Year 1998

      Operating loss                   $ ( 1,365,334)             $  (360,393)

Denominator
     Denominator for basic earnings
     per share - weighted average
     shares                                6,900,075                9,888,219

Net loss per common share            $ .1979 per share       $ .0365 per share

                             SALIENT CYBERTECH, INC.

                          NOTE TO FINANCIAL STATEMENTS
                             FOR THE YEARS ENDED
                          DECEMBER 31, 1999 AND 1998


NOTE E - STOCK - BASED COMPENSATION

In 1998, the Company established a stock option plan ("the Plan") to provide a means whereby selected employees, officers, directors, agents, consultants and independent contractors of the Company may be granted incentive stock options and/or non-qualified stock options to purchase common stock of the Company.

The Plan requires the exercise price shall not be less than the fair market value per share of the common stock at the time the option is granted, with respect to incentive stock options and not less than 85% of the fair market value per share of the common stock at the time the option is granted with respect to non-qualified stock options. Incentive stock options to employees who own more than 10% of the total combined voting power of all classes of stock require that the exercise price shall not be less than 110% of the fair market value of the common stock at the time the incentive stock option is granted.

The term of each incentive and non-qualified stock option is established by the plan administrator but may not exceed ten years. Incentive stock options to employees who own more the 10% of the total combined voting power of all classes of stock of the Company may not exceed five years.

Non-qualified stock options granted under the Plan in 1999 total 220,000 shares, with an exercise price of $1.12 and an expiration date of February 24, 2009. Compensation expense related to these options and included in the income statement for the period ending June 30, 1999 is $20,059.

The minimum fair value of options granted during 1999 estimated on the date of grant was $.64 per share. The fair value of options granted is estimated on the date of the grant using the following assumptions: risk-free interest rate of 5.7% and an expected life of 10 years.

NOTE F - RELATED PARTY TRANSACTIONS

The company rents space from the president under a month to month lease, for $1,000 per month. Rent expense related to this lease , paid or accrued were $ 12,000 in 1999 and $ 12,100 in 1998.


NOTE G - FAIR VALUE OF FINANACIAL INSTRUMENTS IN ACCORDANCE WITH THE
                  REQUIREMENTS OF SFAS NO.107

The Company's financial instruments consist of all its assets and liabilities. The Company's management has determined that the fair value of all of its financial instruments is equivalent to the carrying cost.


NOTE H - STOCK TRANSACTIONS

In February 1999, the Company issued 500,000 shares to a law firm for legal services to be provided over a two year period which is the anticipated life of the services. The market price of the shares on the day they were issued was $1.375. The prepaid consulting services were valued using this market value and are being amortized over a one year period.

                             SALIENT CYBERTECH, INC.

                          NOTE TO FINANCIAL STATEMENTS
                              FOR THE YEARS ENDED
                           DECEMBER 31, 1999 AND 1998


In March 1999, the Company sold 12,500 shares to an investor for $ 10,000.

In April 1999, the Company issued 500,000 shares to a consulting firm for public relations and other services to be provided to the Company. The term of the agreement covers one year. The market price of the shares on the day they were issued was $ 1.375. The prepaid consulting services were valued using this market and are amortized over a one year period.


In May 1999, the board of directors approved changing the certificate of incorporation to authorize the issuance of twenty shares of preferred stock. Each share of preferred stock is convertible to 1,500,000 shares of common stock at the will of the holder of the preferred stock.

NOTE I - COMMITMENTS AND CONTINGENCIES

In May 1999, the board of directors approved a reverse stock split of up to 10 to 1 which was carried out on November 1, 1999 at the discretion of the chairman. The board of directors also approved the issuance of the twenty shares of preferred stock to two key employees of the company subsequent to the stock split As of the financial statement date neither the reverse split nor the issuance of the preferred shares had occurred.

The Company provides a limited warranty on its products. The warranty covers all defects in materials or workmanship in the product for one year from the date of purchase. The Company will repair or replace units covered by this warranty without charge to the consumer for labor or materials. No amounts have been accrued in the financial statements as the company does not believe that any warranty claims would be material.

The Company has a general liability insurance policy that provides coverage for liability claims arising out of the products it sells. The Company has not been the subject of any material product claim. The sale of the Company's products entails the risk of product liability claims. In addition, many of the companies with which the Company does or may do business may require financial assurances of product reliability. The Company has product liability insurance, but may be required to pay higher premiums associated with the new product development. Because of the high cost of product liability insurance, there can be no assurance that additional insurance will be available on acceptable terms, if at all, or that it will provide adequate coverage against potential liabilities.

NOTE J - DEPENDENCE ON THE THIRD PARTY CONTRACT MANUFATURER

The Company subcontracts the manufacturing of all its products to one contractor. The Company has an understanding but no agreement with the contractor to manufacture its products. Although to date the contractor has been able to manufacture the company's products on a timely basis, there is no assurance that future manufacturing by the contractor will not be delayed or interrupted due to shortage in components or manufacturing capacity. The Company believes that there are alternative contract manufacturers that could produce the Company's products, but is not pursuing agreements or understandings with alternative sources. The inability of the Company to develop alternative manufacturers, if required in the future, could have a material adverse effect on the Company's results of operations.

                             SALIENT CYBERTECH, INC.

                          NOTE TO FINANCIAL STATEMENTS
                              FOR THE YEARS ENDED
                           DECEMBER 31, 1999 AND 1998


NOTE K - GOING CONCERN

As shown in the accompanying financial statements, the Company incurred accumulated deficit of $ 1,882,965 as of December 31, l999. The ability of the Company to continue as a going concern is dependent on obtaining additional capital and financing and operating at a profitable level. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE L -  BUSINESS COMBINATION

In September 24,  1999, the Company purchased a Canadian corporation
(Seller), Gemini Learning Systems, Inc.   The purchase price is 20,000,000
shares of common stocks in the Company paid at closing. An additional 50,000 shares of stock, which shall not be subject to any stock split, shall be made available to the Seller to reward key employees of the business at the Seller's discretion so long as said shares are issued in conformance with the purchaser's existing non-qualified stock option plan.

The agreement also entitles the Seller to an additional 9,230,000 sharesof common stock in the event the business earns three million dollars in gross sales for the fiscal year ended September 30, 2000. If the business has a gross sales for the fiscal year ended September 30, 2000 which are at least double the business' gross sales for the fiscal year ended September 30, 1999, but less than three million dollars, than the Seller shall be entitled to a percentage of the 9,230,000 additional shares. In addition, if as of September 30, 2000 the prior five trading days average closing price of the Company's stock is greater than or equal to three dollars per share, adjusted for any split, and the gross revenue of the business is at least eighty percent of the total preceding calendar year revenues than the Seller shall be entitled to the additional shares. In the event the business earns ten million dollars in gross sales for the fiscal year ended September 30,2001, then the Seller is entitled to an additional 30,730,000 shares of common stock in the Company. If the business has gross sales for the fiscal year ended September 30, 2001 which are at least double the business' gross sales for the fiscal year ended September 30, 2000 and at least quadruple the business' gross sales for the fiscal year ended
September 30, 1999 but less than ten million dollars then the Seller shall be entitled to a percentage of the 30,730,00 additional shares. In addition, if as of September 30, 2001 the prior five trading days average closing price of the Company's stock is greater than or equal to five dollars per share, adjusted for any split, and the gross revenue of the business is at least eighty percent of the total preceding calendar year revenues of the Company the Seller shall be entitled to the additional shares. These figures have not been adjusted to take into account the 1 for 10 stock split in November, 1999, and must be adjusted accordingly. The agreement also provides for additional shares to be issued to the Seller if the targeted projections or targeted share prices are exceeded.
In addition, the letter of intent calls for the Company to pay $750,000 to the Seller for the purposes of funding the Company's future growth. These monies are to be raised through a public offering.

                             SALIENT CYBERTECH, INC.

                          NOTE TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998


NOTE M - RESEARCH AND DEVELOPMENT

All research and development expenditures net of refundable income tax credits (said refund issued by Revenue Canada, irrespective of the existence of net taxable income) have been capitalized and are being amortized on a ten year straight line basis. Costs incurred internally have been historically charged as expenses, until technological feasibility for the product line (the SWIFT technology) had been established, after which they were capitalized over the expected life of the technology.
(SFAS 86).

The Canadian company has filed certain claims with Revenue Canada for Scientific Research and Development Expenditures with respect to its 1999 and 1998 tax years. The refunds relating to these claims have been recorded as receivable but are subject to audit. No provision has been made in the financial statements for any reassessment which may results from audits as management is of the opinion that the differences, if any, will not be material. Any change will be accounted for in the year of reassessment.

NOTE N - DESCRIPTION OF LEASING ARRANGEMENTS

Gemini currently rents approximately 2,104 square feet for its staff, at Suite 605, 839 - 5th Avenue SW, Calgary, Alberta, Canada T2P 3C8 under long term lease agreement which expires on December 31, 2001.

The annual rent for premises consists of a minimum rent plus realty taxes, maintenance, heat and certain other expenses. Minimum rent payable for premises for each of the next three years to maturity of the leases are as follows;

         1999                    $  15,220
         2000                    $  16,500
         2001                     $ 16,500


NOTE O - FOREIGN CURRENCY CONVERSION

The Financial Statements are expressed in U. S. dollars.

Current assets and liabilities of Gemini Learning Systems, Inc. denominated in Canadian dollars at the year end are translated into U.S. dollars at the rate of exchange prevailing on that date. Transactions in foreign currencies are recorded in U. S. dollars at the rates of exchange prevailing on the date of the transactions. Exchange gains and losses are reflected in income.

                             Futronix,  Inc.

                        Comparative Consolidated
                        Financial Statements and
                        Accountant's Audit Report
                          For the Years Ended

                       December 31, 1999 and 1998

                             Futronix, Inc.

                       COMPARATIVE  CONSOLIDATED
                         FINANCIAL STATEMENTS

                      December 31, 1999 and 1998





                          TABLE OF CONTENTS
   ______________________________________________________________________




                                                                 Page

Accountant's Audit Report
                                                                 3

Financial Statements:

     Balance Sheet                                               4

     Statements of Operations and Retained Earning               5

     Statement of Stockholder's Equity                           6

     Statements of Cash Flows                                    7

     Notes to Financial Statements                               8


   ______________________________________________________________________

Stan J.H. Lee & Co., CPAs                        Direct) 201-681-7475
Princeton Corporate Center                       Tel) 609-514-5100
5 Independence Way, Suite 300                    Fax) 609-514-5123
Princeton, NJ  08540                             e-mail) sierra5533@aol.com


                        INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and
Shareholders of Futronix, Inc.
Sarasota, FL



We have audited the accompanying comparative consolidated balance sheet of Futronix, Inc. as of December 31, l999 and the pro-forma consolidated balance sheet as of December 31, 1998 and the related comparative and pro-forma statement of operations and retained earnings (deficit), statement of stockholders' equity, comparative and pro-forma consolidated statement of cash flows and the comparative and pro-forma consolidated statements of selling, general and administrative expenses for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Futronix, Inc. at December 31, l999 and 1998, and the results of its operations and its cash flow for the years then ended in conformity with generally accepted accounting principles.


/s/ Stan J.H. Lee & Co. CPAs
_______________________
Stan J.H. Lee & Co., CPAs

March 25, 2000
Princeton, NJ

                             BALANCE SHEETS
                             FUTRONIX, INC.

As of December 31                               1999             1998

ASSETS
	Current Assets
                Cash                      $  352,590       $  206,253
                Restricted cash               75,358           83,702
                Accounts receivable -
                trade                        234,296           68,311
                Account receivable  -
                affiliated companies,
                less allowance for
                doubtful accounts of
                $63,345 in 1999                6,487           64,243
                Advances to employees            599              811
                Inventory                    592,603          548,353

                     Total Current Assets  1,261,933          971,673

                Property and equipment,
                net of depreciation
                and amortization             647,063          887,931

                          Total Assets    $1,908,996       $1,859,604

LIABILITIES AND SHAREHOLDERS'  EQUITY
                Current Liabilities
		Current maturities
                of long-term debt           $270,000       $  283,500
                Line of credit (credit card)   8,816            8,170
                Accounts payable             581,285          347,425
                Commissions payable                -            2,741
 		Accrued payroll and related
                taxes                         38,463           19,407
                Accrued vacation and sick pay 22,875           18,488
                Credit cards and other         7,654            7,517
		Loan payable - affiliated
                company                            -            9,275
                Advances from officers       368,447                -

                Total Current Liabilities  1,297,540          696,523

                Long-term debt, less
                current maturities           553,737          829,867

                    Total Liabilities      1,851,277        1,526,390

                Shareholders' Equity
		Common stock, $1 par value,
                100 shares authorized,
                issued and outstanding           100              100
 			Additional paid-in
                        capital               50,400           50,400
                Retained earnings              7,219          282,714
			Total Shareholders'
                        Equity                57,719          333,214

                Commitments and contingencies      -                -
                    Total Liabilities and
                    Shareholders' Equity  $1,908,996       $1,859,604


See accompanying Notes to Financial Statements.

                       STATEMENTS OF OPERATIONS
                           FUTRONIX, INC.

Years ended December 31       1999              1998

REVENUES
        Net sales       $6,280,370       $ 6,900,923
        Interest             5,811             3,247

                         6,286,181         6,904,170

COSTS AND EXPENSES
        Cost of sales    4,985,285         5,280,584
	Selling, general
        and administrative
        expenses         1,576,391         1,492,944

                         6,561,676         6,773,528

NET INCOME (LOSS)       $ (275,495)       $  130,642

EARNINGS (LOSS) PER
SHARE
       (100 common shares
       used in
       calculations)    $   (2,755)       $    1,306


See accompanying Notes to Financial Statements.

                  STATEMENTS OF STOCKHOLDERS' EQUITY
                           FUTRONIX, INC.
                      Years Ended December 31




                                       Additional              Total
                    Number     Common  Paid-in     Retained    Stockholders'
                    of Shares  Stock   Capital     Earnings    Equity

Balance -
  December 31, 1997     100     $100    $50,400    $249,009    $299,509

Net Income                                          130,642     130,642

Distributions to
  stockholders                                      (96,937)    (96,937)

Balance -
  December 31, 1998     100     $100    $50,400    $282,714    $333,214

Net Loss                                           (275,495)   (275,495)

Balance -
  December 31, 1999     100     $100    $50,400    $  7,219    $ 57,719



See accompanying Notes to Financial Statements.

                          STATEMENTS OF CASH FLOWS

                              FUTRONIX, INC.

Years Ended December 31       1999              1998

OPERATING ACTIVITIES
        Net income (loss)     $(275,495)        $130,642
	Adjustments to
        reconcile net income
        to net cash
        provided by operating
        activities:

        Depreciation            251,752          289,631
        Provision for
        doubtful accounts        63,345                -
	Changes in assets
        and liabilities -
        Accounts receivable    (171,574)         402,997
        Restricted cash           8,344          (83,702)
        Inventory               (44,250)        (211,252)
        Accounts payable        233,860          (54,116)
        Commissions payable      (2,741)         (10,432)
        Payroll taxes payable       602             (581)
        Sales tax payable             -            1,686
        Accrued interest payable  5,067            5,485
        Accrued payroll and
        vacation pay             23,052           36,266
        Other                       784            1,220

        Net cash provided by
        operations               92,746          507,844


INVESTING ACTIVITIES
        Purchases of property
        and equipment           (10,884)        ( 35,265)


FINANCING ACTIVITIES
        Loans from stockholders 368,447                -
        Proceeds from long-
        term debt                    -         1,200,000
        Reduction in long-
        term debt             (281,197)       (1,347,811)
        Reduction in loan from
        affiliated company      (9,275)          (25,610)
        Distributions to
        stockholders                 -           (96,937)
        Reduction in short-
        term debt              (13,500)           (6,956)

        Net cash provided
        (used) in financing
        activities              64,475          (277,314)

NET INCREASE IN CASH           146,337           195,265
CASH AT BEGINNING OF YEAR      206,253            10,988

CASH AT END OF YEAR           $352,590          $206,253

SUPPLEMENTAL DISCLOSURES
OF CASH FLOW INFORMATION:
        Interest paid          $91,543          $ 98,721
        Non cash item-
        acquisition of equipment     -          $ 86,525

See accompanying Notes to Financial Statements.

                    NOTES TO FINANCIAL STATEMENTS

                            FUTRONIX, INC.

Summary of Significant Accounting Policies and Related Matters

Organization and Business
        FUTRONIX, Inc., was incorporated under the laws of the State of Florida on March 25, 1988. The Company is an ISO 9002-certified consignment and turnkey contract electronic manufacturer.

Inventories
 	Inventories are stated at the lower of cost or market, with cost being determined principally by the first-in, first-out method.

Property and Equipment
	Property and equipment are carried at cost or, in the case of leased assets under capital leases, at the present value of future lease payments. Depreciation is provided principally on the accelerated methods, over the useful lives of the assets. Leased assets under capital leases are amortized over their useful lives using the straight-line method. In general, the estimated lives used in computing depreciation and amortization are from five to seven years for equipment and thirty-one and one-half years for leasehold improvements.

Income Taxes
	The Company, with the consent of its shareholders has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders will be taxed on their proportionate share of the Company's taxable income.

Statement of Cash Flows
	For purposes of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

Impairment of Long-Lived Assets
   The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of property and equipment is measured by comparison of its carrying amount to future net cash flows the property and equipment are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount which the carrying amounts of the property and equipment exceeds its fair market value. To date, no adjustments to the carrying value of the Company's long-lived assets have been required.

Use of Estimates
  Management is required to make estimates and assumptions during the preparation of the financial statements in conformity with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements. They also affect the reported amounts of net income or loss. Actual results could differ materially from these estimates and assumptions.

Advertising
  The Company expenses non-direct response advertising costs as incurred. Costs of direct-response advertising that results in a future benefit will be capitalized, and amortized over the period during which the Company believes it will obtain sales (or a benefit) as a result of each specific advertisement.

Property and equipment (pledged)
                                        1999            1998

   Plant equipment                $1,566,815      $1,559,430
   Office furniture and equipment    110,814         107,315
   Leasehold improvements            185,168         185,168
   Vehicles                           18,319          18,319

                                   1,881,116       1,870,232
   Accumulated depreciation        1,234,053         982,301

   Net                            $  647,063        $887,931

Inventory (pledged)
                                        1999            1998

  Finished goods                  $        -       $  40,175
  Work-in process                    279,343         188,932
  Raw materials                      313,260         319,246

        Total                       $592,603        $548,353



                        NOTES TO FINANCIAL STATEMENTS

                               FUTRONIX, INC.


Concentration of Risk and Geographic Data
Concentration of Risk
  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. In 1999 and 1998 the Company factored with recourse substantially all of its receivables, with a minimum holdback reserve of 10%. In management's opinion this holdback reserve was sufficient and provision for uncollectible accounts was not required. In 1999 a provision for a receivable from an affiliated company was recorded.

Sales of the Company's products are concentrated among specific customers. In the year 1999, one customer accounted for 34.8% of net revenues, and another accounted for 36.7% of net revenues. In 1998 one customer accounted for 52% of net revenues, and another accounted for 25% of net revenues. All other customers individually accounted for less than 10% of net revenues.

Geographic Data
  The accounts receivable are due from customers located through out the United States.

Long-term Debt
	Equipment note, collateralized by equipment and inventory. Total outstanding balance on December 31, 1999 was $760,250. This note is payable $20,000 monthly plus an adjustable rate of interest. The interest rate on December 31, 1999 was 9.25%.

	Florida Department of Revenue Assessment installment obligation for sales and use tax. Balance on December
31, 1999 (including accrued interest), was $63,477 and is payable $2,500 monthly including interest at 12%. A balloon payment of $28,341 is due in April 2001.

Scheduled maturities in each of the next four years:
	2000		$270,000
        2001             273,487
        2002             240,000
        2003              40,250

     Total               823,737
 Less current maturities 270,000

     Long-term portion  $553,737

Restatement of Beginning Retained Earnings
	In 1998, the Florida Department of Revenue audited the books and records of the Company for the periods 1991-
1998. As a result of this audit the Company was assessed for sales and use tax on certain pieces of equipment that were purchased out of state and in numerous cases were intended for resale. The Company buys and rebuilds used equipment for sale and uses this equipment in production for demonstration purposes. The Department of Revenue determined that since the equipment was used, even for a short period of time, use taxes should have been paid and assessed the Company for $61,543.70 plus accrued interest of $24,876.27. In addition the Department assessed the related parties to whom the rent was paid for tax on rental payments for the year 1991-1998. The amount of this assessment was $18,849.18 plus accrued interest of $7,847.47. Since the Company should have paid the tax, the Company has recorded this obligation on its books. The use tax has been added to the cost of the equipment and depreciation on this added cost has been recorded. Retained Earnings at the beginning of 1998 have been restated for the amount of the assessment related to years prior to 1998. The effect on the prior year, 1997 was an overstatement of income in the amount of approximately $26,000.

Factoring of Accounts Receivable
	A discount of 2.65% of the amount of the receivable is taken by the transferee. In 1999 the total amount of $5,065,245 was transferred, with applicable discounts of $134,229. In addition to the discount a minimum reserve of 10% is withheld as restricted cash. If any receivables exceed the credit limit established, then an additional 15% reserve is withheld. If any receivable becomes more than 90 days old, the reserve is used to buy back the receivable. If the reserve drops below the required amount based on the uncollected accounts receivable, then the Company's operating account is charged. On December 31, 1999, the Company was contingently liable to the transferee for uncollected receivables in the amount of $633,789. The balance in the Company's restricted cash account was $75,358.

Interest Expense
  Interest expense was $111,253 and $83,696 for 1998 and 1999 respectively.


                        NOTES TO FINANCIAL STATEMENTS
                               FUTRONIX, INC.


Commitments and Contingencies
Federal income tax returns and Florida sales and use tax returns.

	The Company's federal income tax returns have not been audited since 1993 and are subject to adjustment by the Internal Revenue Service. Also, the Company's sales and use tax reports have not been audited by the Florida
Department of Revenue since 1998 and are subject to adjustment.

Lease Agreements
   The Company leases its manufacturing and office facilities from its stockholders. The future minimum lease payments of this operating lease outstanding on December
31, 1999 are as follows:

	2000		$183,660
        2001             183,660
        2002             183,660
        2003             183,660
        2004             183,660
        Thereafter     1,836,600

Total minimum lease
          payments    $2,754,900

The above lease was renewed in December of 1999 for a term of fifteen years at increased rental payments reflected above. Total rent expense for this operating lease was approximately $113,000 and $143,882 for the years ended
December 31, 1998 and 1999 respectively.

Helicopter
	The Company and the Company's president jointly purchased a 1978 Hughes helicopter in October of 1998.
The Company is the primary obligor on the amount financed to purchase the helicopter and the title is in the name of the Company. The president made the down payment, is making the monthly payments of $4,964 and pays the maintenance and insurance. Neither the purchase or the obligation on the purchase has been reflected in the accompanying financial statements. On December 31, 1999 the Company was liable on the obligation in the amount of $273,584, which in management's opinion is less than the fair market value of the helicopter. On December 31, 1999, the president was making arrangements to assume the liability and ownership of the helicopter.

Co Borrower Of Real Estate Loan
   In December 1999 the Company and its stockholders jointly borrowed $775,000 secured by a mortgage of real estate property owned by its stockholders. The proceeds of the loan were used to reduce the Company's trade accounts payable and to provide working capital for the Company.
The note requires a monthly payment of $8,564 including a variable rate of interest (prime plus 2%). Beginning in January 2000 the Company will make this monthly payment as part of its lease obligation for its leased buildings.

Purchase Commitments
   The Company routinely issues purchase orders for purchase of materials used in manufacturing. These purchase orders lock in a price for a stated term and a commitment to purchase the materials. However, the purchase commitments are waived if the customers for whom the materials are purchased do not fulfill their orders. Thus, the purchase order commitments do not materially impact the financial statements.

New Accounting Pronouncement
   The Financial Accounting Standards Board issued
Statement of Position (SOP) 98-5 effective for fiscal years beginning after December 15, 1998. In 1999 the Company adopted this SOP which requires costs of start-up activities and organization costs to be expensed as incurred. As the Company has historically made a practice of expensing these costs the adoption does not have any impact of its financial statements.

Related Party Transactions
   The Company leases its manufacturing and administrative offices from its shareholders. The rent for 1999 was $143,882 and for 1998 was $113,000. The
Company paid $227,003 and $179,067 respectively for 1998 and 1999 to its president for advertising and promotion.

   The Company paid royalties of $35,220 and $44,720 respectively for 1998 and 1999 to its president.

Subsequent Event
   In April of 2000, the Company signed a Letter of Intent to be acquired by Salient Cybertech, Inc.

                                  PROFORMA

                       CONSOLIDATED FINANCIAL STATEMENTS
                           SALIENT CYBERTECH, INC.,


                  FOR THE PERIODS ENDED SEPTEMBER 30, 2000
                           AND DECEMBER 31, 1999


                                Bobbitt, Pittenger & Company, P.A.

                         SALIENT CYBERTECH, INC.




                              CONTENTS


                                                          PAGE

FINANCIAL STATEMENTS

ACCOUNTANTS' REVIEW REPORT                                  1

PROFORMA CONSOLIDATED BALANCE SHEETS                        2

PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS              3

PROFORMA CONSOLIDATED STATEMENTS OF
CHANGES IN STOCKHOLDERS' EQUITY                             4

PROFORMA CONSOLIDATED STATEMENTS OF CASH FLOWS              5

NOTES TO PROFORMA STATEMENTS                                6

November 10, 2000


TO THE BOARD OF DIRECTORS
Salient Cybertech, Inc.
Sarasota, Florida


                        ACCOUNTANTS' REVIEW REPORT

We have reviewed the accompanying consolidated balance sheets of Salient Cybertech, Inc., as of September 30, 2000 and December 31, 1999, the related proforma consolidated statements of changes in stockholders' equity for the period then ended, and the proforma consolidated statements of operations for the three and nine-month periods ending September 30, 2000 and 1999 and proforma consolidated cash flows for the nine month periods ended
September 30, 2000 and 1999, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accountant principals. Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosure were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations, and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.

Generally accepted accounting principles require that all foreign currency transactions be revalued in U.S. currency. Management has not valued all foreign transactions as if they were originated in U.S. dollars.



Certified Public Accountants

                          SALIENT CYBERTECH, INC.

                   PROFORMA CONSOLIDATED BALANCE SHEETS




                                    September 30,       December 31,
                                    2000                1999

ASSETS

Cash                            $   161,043         $   356,240
Short-term investments                4,002
Restricted cash                                          75,358
Accounts receivable - net           407,052             250,255
Inventory                           708,614             612,169
Prepaid legal fees - current        187,500             562,500
Prepaid consulting fees                                 133,488
Deferred syndication costs                              100,000
Prepaid expenses                                         63,416
Other assets                            518               2,285
TOTAL CURRENT ASSETS              1,531,729           2,155,711

EQUIPMENT - NET                   5,185,260           5,202,886

Research and development            366,769             486,769
Prepaid legal fees - long term                           46,875
Goodwill - net                    1,599,052           1,654,252
Other assets                          5,614               2,285

                                 $8,688,424          $9,548,778

See accountants' review report.

                            SALIENT CYBERTECH, INC.

                   PROFORMA CONSOLIDATED BALANCE SHEETS,
                                 Continued.



                                    September 30,       December 31,
                                    2000                1999

LIABILITIES AND STOCKHOLDERS'
EQUITY

LIABILITIES
Current maturities
Of long-term debt              $    529,848         $   272,731
Accounts payable                    886,115             684,645
Accrued expenses                    314,543             319,579
Accrued interest                     18,096              12,240
Accrued interest -
related party                       116,822              79,017
Notes payable                        15,000              60,684
Notes payable -
related party                       720,912             677,316

TOTAL CURRENT LIABILITIES         2,601,336           2,106,212

Long-term debt, less
current maturities                  605,252             553,737
Due to shareholders/
related parties                     118,285             108,138

TOTAL LIABILITIES                 3,324,873           2,768,087

STOCKHOLDERS' EQUITY
Common stock - authorized
80,000,000 shares;
par value $.001; issued
and outstanding,
7,496,000 and 3,249,900
shares at September 30,
2000 and December 31, 1999,
respectively                          7,496               3,250
Additional paid-in capital        9,832,506           8,686,752
Due from officer                                        (33,565)
Accumulated deficit              (4,476,451)         (1,875,746)

TOTAL STOCKHOLDERS' EQUITY        5,363,551           6,780,691

                                $ 8,688,424          $9,548,778

See accountants' review report.

                            SALIENT CYBERTECH, INC.

               PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS



                 Nine months   Three months   Nine months   Three months
                    ended         ended          ended         ended
                 September 30, September 30,  September 30, September 30,
                    2000          2000           1999          1999

SALES            $ 3,281,909    $  813,629   $ 4,707,892   $1,904,523
COST OF SALES      2,945,584       762,970     3,510,967    1,231,622

GROSS PROFIT         336,325        50,659     1,196,925      672,901

EXPENSES
Selling                                           40,694        1,723
General and
administrative     3,025,353     1,013,530     2,456,668    1,075,363
Interest             117,919        26,740        79,463       23,120

                   3,143,272     1,040,270     2,576,825    1,100,206

OPERATING LOSS    (2,806,947)     (989,611)   (1,379,900)    (427,305)

OTHER INCOME         206,242        41,044        25,000

LOSS BEFORE
INCOME TAXES      (2,600,705)     (948,567)   (1,354,900)    (427,305)

INCOME TAXES

NET LOSS         $(2,600,705)  $  (948,567)  $(1,354,900) $  (427,305)

NET LOSS
PER SHARE        $     (.668)  $     (.224)  $     (.119) $     (.036)



See accountants' review report.

                            SALIENT CYBERTECH, INC.

                       PROFORMA CONSOLIDATED STATEMENTS
                      OF CHANGES IN STOCKHOLDERS' EQUITY



                             Additional
                   Common    Paid-in       Due from    Accumulated
                   Stock     Capital       Officer     Deficit      Total

BALANCE,
January 1,
1999              $10,720  $6,836,722     $(33,565)    $(238,923)  $6,574,954

Common stock
issued              1,013  1,850,030                                1,851,043

Gain from
currency conversion                                        4,005        4,005
Other              (8,483)                                             (8,483)

Net loss                                (1,640,828)   (1,640,828)

Balance,
December 31,
1999                3,250  8,686,752       (33,565)   (1,875,746)   6,780,691
Common stock
issued              4,246  1,245,754                                1,250,000
Reversal of due
from officer                                33,565                     33,565
Syndication costs           (100,000)                                (100,000)
Net loss                                (2,600,705)    (2,600,705)

BALANCE,
September 30,
2000             $  7,496 $9,832,506    $           $(4,476,451)  $ 5,363,551


See accountants' review report.

                            SALIENT CYBERTECH, INC.

                 PROFORMA CONSOLIDATED STATEMENTS OF CASH FLOWS



                                         September 30,
                                      2000          1999

CASH FLOWS FROM
OPERATING ACTIVITIES
Net loss                       $(2,600,705)    $(1,354,900)

Adjustments to reconcile
net loss to
net cash (used)
provided in
operating activities:
Depreciation                        66,760          66,802
Amortization                       175,200
Stock issued for compensation
for legal fees                                      20,060
Stock issued for services                          375,000
(Increase) decrease in
operating assets:
Restricted cash                     75,358         687,500
Accounts receivable - net         (219,797)       (309,469)
Inventory                          (96,445)         (6,636)
Deferred tax asset                   2,285
Prepaid expenses                   555,363
Prepaid legal and
consulting fees                    414,738        (633,334)
Other assets                        (1,562)          2,613
(Decrease) increase
in operating liabilities:
Accounts payable                   201,470         507,512
Accrued expenses                    (5,036)         83,087
Accrued interest                    43,661          33,710

NET CASH (USED)PROVIDED
IN OPERATING ACTIVITIES         (1,742,217)        114,358

CASH FLOWS USED BY
INVESTING ACTIVITIES
Purchase of property
and equipment                      (49,234)
Purchase of short-term
investments                         (4,002)

NET CASH USED BY INVESTING
ACTIVITIES                         (53,236)

                            SALIENT CYBERTECH, INC.

                PRO-FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (con't)

CASH FLOWS FROM
FINANCING ACTIVITIES
Proceeds of loans from
related parties                     53,743          15,725
Proceeds of loans                  475,071
Proceeds from sale of
common stock                     1,250,000          10,000
Repayments from shareholders        33,565          33,565
Repayments of loans               (212,123)       (234,518)
Repayments to shareholders                         (47,151)

NET CASH PROVIDED BY
FINANCING ACTIVITIES             1,600,256        (222,379)

NET DECREASE IN CASH              (195,197)       (108,021)

CASH, at beginning of period       356,240         226,045

CASH, at end period          $     161,043    $    118,024

SUPPLEMENTAL DISCLOSURES:
Interest paid                $      74,230    $     45,160

Non-cash financing
activity- 500,000 shares
of common stock issued
for legal services                            $ (1,125,000)

Non-cash financing
activity- 500,000 shares
of common stock issued
for consulting services                       $   (687,500)

Non-cash financing
activity- 30,000 shares
of common stock granted
under stock option plan                       $    (20,060)


See accountants' review report.

NOTE 1

Principles of Consolidation

The accompanying financial statements consolidate the accounts of the parent company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

NOTE 2

The December 31, 1999 balance sheet data was derived from audited financial statements but does not include all disclosures required by generally accepted accounting principles.

In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to present fairly the financial position as of September 30, 2000 and the statements of operations for the three months ended September 30, 2000 and 1999 and the statements of cash flows for the three months ended September 30, 2000 and 1999.

The statements of operations for the three months ended September 30, 2000 and 1999 are not necessarily indicative of results for the full year.

While the Company believes that the disclosures presented are adequate to make the information not misleading, these financial statements should be read in conjunction with the financial statements and accompanying notes included in the Company's Annual Report on Form 10-KSB for the fiscal year ended
December 31, 1999.

NOTE 3

Earnings per share are based on the weighted average number of common shares outstanding including common stock equivalents.

                    Salient Cybertech, Inc., its subsidiary

                             and Futronix, Inc.

                    Combined Pro Forma Balance Sheet
                           and Combined Pro Forma
            Statement of Operation and Retained Earnings (Deficit)

                            December 31, 1999

                    Salient Cybertech, Inc., its subsidiary
                              and Futronix, Inc.

                      Combined Pro Forma Balance Sheet
                              and Combined Pro Forma
           Statement of Operation and Retained Earnings (Deficit)

                            December 31, 1999




                           TABLE OF CONTENTS
   ______________________________________________________________________





Accountant's Compilation Report                               3


Financial Statements:

     Combined Pro Forma Balance Sheet                         4

     Combined Pro Forma Statements of
Operations and Retained Earnings (Deficit)                    5

     Combined Pro Forma Statements of
Shareholders Equity                                           6

     Combined Pro Forma Statements of
Cash Flow                                                     7


   ______________________________________________________________________

Stan J.H. Lee & Co., CPAs                email) sierra5533@aol.com
Princeton Corporate Center               Direct) 201-681-74755
Independence Way, Suite 300              Tel) 609-514-5100
Princeton, NJ 08540                      Fax) 815-846-7550

June 15, 2000


The Board of Directors and
Management of Salient Cybertech,
Inc., its subsidiary and
Futronix, Inc.

To the Board of Directors
and Shareholders of Salient
Cybertech, Inc., Sarasota, FL.

We have audited the accompanying comparative pro-forma balance sheet of Salient Cybertech, Inc., its subsidiary and Futronix, Inc. as of December 31, 1999 and the pro-forma balance sheet as of December 31, 1998 and the related pro-forma statement of operations and retained earnings (deficit), statement of stockholders' equity, and pro-forma consolidated statement of cash for the years ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the pro-forma financial statements referred to above present fairly, in all material respects, the pro-forma financial position of Salient Cybertech, Inc. and Futronix, Inc. at December 31, 1999 and 1998, and the pro-forma results of their operations and cash flow for the years then ended in conformity with generally accepted accounting principles.



____________________
/s/Stan J.H. Lee/s/
Stan J.H. Lee & Co. CPAs

                     PROFORMA COMBINED BALANCE SHEETS
               OF SALIENT CYBERTECH, INC. AND FUTRONIX, INC.
               AS OF DECEMBER 31, 1999 AND DECEMBER 31, 1998


                                             1999             1998

ASSETS
	Current Assets
                Cash                      $  356,240       $  226,045
                Restricted cash               75,358           83,702
                Accounts receivable -
                trade                        243,169          117,230
                Account receivable  -
                affiliated companies,
                less allowance for
                doubtful accounts of
                $63,345 in 1999                6,487           64,243
                Inventory                    612,169          575,524
                Income taxes-recoverable      63,416                0
                Prepaid insurance                  0           26,422
                Pre-paid Laval fees-current  562,500                0
                Pre-paid consulting fees     133,488                0
                Pre-paid expenses and
                sundry assets                  2,285            2,218
                Advances to employees            599              811
                Deferred syndication costs         0          100,000

                     Total Current Assets  2,055,711        1,196,195

                Property and equipment,
                net of depreciation and
                amortization (1)           4,726,909          907,631
                Research and development     486,769          408,435
                Sundry assets and security
                deposit                        2,285                0
                Pre-paid legal fees-long-
                term                          46,875                0


                          Total Assets    $7,318,549       $2,512,261

LIABILITIES AND SHAREHOLDERS'  EQUITY
	Current Liabilities
Bank indebtedness         $    2,731       $    2,779
                Current maturities
                of long-term debt            270,000          283,500
                Line of credit (credit card)  16,470           15,687
                Accounts payable             684,645          469,964
                Commissions payable                0            2,741
                Accrued expenses             311,925          157,951
                Accrued interest              12,240            8,650
                Accrued interest-
                related party                 79,017           41,189
                Notes payable                 15,000           41,718
                Notes payable-
                related party                300,053          210,000

                   PROFORMA COMBINED BALANCE SHEETS
              OF SALIENT CYBERTECH, INC. AND FUTRONIX, INC.
              AS OF DECEMBER 31, 1999 AND DECEMBER 31, 1998
                               Continued


                                                1999             1998
		Loan payable - affiliated
                company                            0            9,275
                Advances from officers       368,447                0

                Total Current Liabilities  2,060,528        1,243,454

                Long-term debt, less
                current maturities           553,737          829,867
                Notes payable-
                related party                 35,577           33,224
                Due to others                 45,684           13,927
                Due to shareholders           72,561                0

	Shareholders' Equity
		Common stock, $1 par value,
                100 shares authorized issued
                and outstanding, and $0.001
                par value, 80,000,000
                authorized; 31,649,000 issued
                and outstanding                3,265           10,735
                Additional paid-in
                capital                    6,456,508          653,541
                Due from officers            (33,565)         (33,565)
                Accumulated deficit       (1,875,746)        (238,922)

                Total Shareholders'
                Equity                     4,550,462          391,789

                Total Liabilities and
                Shareholders' Equity      $7,318,549       $2,512,261
                __________________



(1) Reflects purchase of $3,000,000 in equipment and $1,600,000 in property at the time Futronix was purchased.

                 PROFORMA COMBINED STATEMENTS OF OPERATIONS
                OF SALIENT CYBERTECH, INC. AND FUTRONIX, INC.
                      FOR THE YEARS ENDING DECEMBER
                     31, 1999 AND DECEMBER 31, 1998

                        FOR THE YEAR       FOR THE YEAR
                           ENDED              ENDED
                        12/31/1999         12/31/1998


REVENUES
    Sales               $6,392,924       $ 7,020,705
    Cost of sales        4,996,671         5,348,543

    Gross Profit         1,396,253         1,672,162

EXPENSES
    Selling, general
    and administrative
    expenses            3,131,410          2,111,127
    Interest               48,114             39,481
    Capitalization of
    research and
    development
    expenditure           (80,326)          (150,798)

    Total Expenses      3,099,198          1,999,810

    Operating Loss     (1,701,945)          (327,648)

OTHER INCOME
    Interest Income         5,811              3,247
    Recovery of
    scientific research
    tax credit             31,305             94,650
    Others                 25,000                  0

    Loss before income
    taxes              (1,640,829)          (229,751)

    Income taxes                0                  0

    Extraordinary gain                        50,105

    Net Loss           (1,640,829)          (179,646)

    Earning (Deficit),
    beginning            (238,922)               154

    Net gain from
    foreign conversion      4,005            (59,430)

    Deficit, end       (1,875,746)           (238,922)

           PROFORMA COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
             OF SALIENT CYBERTECH, INC. AND FUTRONIX, INC.
              AT DECEMBER 31, 1999 AND DECEMBER 31, 1998


                            Stocks    Paid-   Others    Retained  Total
          Par     Common    issued    In      (Due from Earnings  Stockholders'
          Value   Shares    Amount($) Capital officers) (Deficit) Earnings

Beginning
Balance - $0.001  9,189,699  9,190     226,645 (33,565)   (151,998)   50,272
01/01/98  $1.00         100    100      50,400             249,089   299,589
Total             9,189,799  9,290     277,045 (33,565)     97,091   349,861

Common
Stock
Issued Par$0.001  1,445,550  1,445     376,496                       377,941

Net Loss
for the
year                                                     (179,646)  (179,646)

Loss from
Currency
Conversion                                                (59,430)   (59,430)

Distribution
to Stockholders                                           (96,937)   (96,937)

Balance
12/31/98         10,635,349 10,735     653,541 (33,565)  (238,922)   391,789

Common
Stock
Issued Par$0.001  1,012,500  1,013   5,802,967                     5,803,980

Purchase
of Gemini,
Inc.             20,000,000

Net Loss
for the
year                                                   (1,640,829)(1,640,829)

Gain from
Currency
Conversion                                                  4,005      4,005

Others                      (8,483)                                   (8,483)

Reverse
Split           (28,482,849)

Ending
Balance
12/31/99          3,147,000  3,265   6,456,508 (33,565)(1,875,746) 4,550,462

                  PROFORMA COMBINED STATEMENT OF CASH FLOW
                OF SALIENT CYBERTECH, INC. AND FUTRONIX, INC.
        FOR THE YEARS ENDING DECEMBER 31, 1999 AND DECEMBER 31, 1998


                                       12/31/99       12/31/98
CASH FLOWS FROM
OPERATING ACTIVITIES
        Net Loss                    $(1,640,829)     $(179,646)
	Adjustments to reconcile
        net loss to net cash
        used in operating
        activities:
        Depreciation and
        amortization                    299,285        364,720
        Provision for
        doubtful accounts                63,345
        Gain (Loss) from
        currency conversion               4,005        (59,430)
        (Increase) decrease
        in operating assets:
        Accounts receivable            (131,528)       467,300
        Restricted cash                   8,344        (83,702)
        Inventory                       (36,645)      (211,252)
        Accounts payable                214,681        (81,342)
        Commissions payable              (2,741)       (10,432)
        Accrued expenses                154,205        122,752
        Accrued interest                  8,657         31,448
        Accrued interest-
        related party                    37,828         76,718
Bank indebtedness                                2,060
        Income taxes
        recoverable                     (63,416)       (17,020)
        Prepaid insurance                26,422         52,523
        Prepaid legal and
        consulting fees                (842,911)        18,137
        Deferred Syndication
        costs                           100,000       (100,000)
        Other assets                     (1,568)         1,383

        Net cash provided by
        (used in) operating          (1,802,866)       394,217


CASH FLOWS FROM
INVESTING ACTIVITIES
        Purchases of property
and equipment                   (65,646)       (118,210)
        Expenditure for
        research and development        (78,334)        (14,422)

        Net cash used in
        Investing                      (143,980)       (132,632)

                 PROFORMA COMBINED STATEMENT OF CASH FLOW
                 OF SALIENT CYBERTECH, INC. AND FUTRONIX, INC.
         FOR THE YEARS ENDING DECEMBER 31, 1999 AND DECEMBER 31, 1998
                               Continued

CASH FLOWS FROM
FINANCING ACTIVITIES
Proceeds from long-term debt             92,406      1,200,000
Loans from stockholders                 368,447              0
   Loans from others                    104,318         10,752
   Repayments of debt                  (330,690)    (1,396,147)
   Distributions to stockholders              -        (96,937)
   Proceeds from sale
   of common stock                    1,842,560        228,083
   Reduction in short-term debt         (13,500)        (6,956)

   Net cash provided (used in)
   financing                          2,077,041        (54,249)

NET INCREASE IN CASH                    130,195        207,336

CASH AT BEGINNING OF PERIOD             226,045         18,709

CASH AT END OF PERIOD                  $356,240       $226,045

NOTE 1

Principles of Consolidation

The accompanying financial statements consolidate the accounts of the parent company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

NOTE 2

Earnings per share are based on the weighted average number of common shares outstanding including common stock equivalents.

                              TABLE OF CONTENTS






ITEM						PAGE

Prospectus Summary                               5
Salient's Business                              12
The Offering                           Front Cover
Stockholders                                  8,11
Securities Outstanding                           8
Definition of Terms                            3,7    Salient Cybertech, Inc.
Selected Financial Information                   6          16,895,035
Risk Factors                                     9       Shares of Common
Use of Proceeds                                 11          Stock
Certain Market Information                      11
Capitalization                                  12
Management's Discussion & Analysis              31
Management                                      35
Directors and Executive
Officers                                        35
Biographies of Salient's
Executive Officers and Directors                36
Certain Transactions                            41
Principal Stockholders                          43   =========================
Securities- Description(Common Stock)           44
Preferred Stock                                 44          PROSPECTUS
Debenture                                       45
Purchase (PUT) Shares                           47
Dividend Policy                                 12
Transfer Agent                                  50   =========================
Shares Eligible for Future Sale                 51
Additional Information                        2,51
Plan of Distribution                            51
Indemnification Arrangements                    53
Litigation                                      33
Legal Opinions                                  54
Experts                                         54
Financial Statements                            55
Selling Shareholders                         11,52


                             Salient Cybertech, Inc.
                          1999 Lincoln Drive, Suite 202
                             Sarasota, Florida 34236
                                 (941) 953-6168

                           Part II, Page I

                               PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24:     INDEMNIFICATION OF OFFICERS AND DIRECTORS

In accordance with the General Corporation Laws of the State of Delaware which were in effect at the time wet were incorporated, our Board of Directors adopted by resolution, as further set forth in our by laws, provisions relative to indemnification of our Officers and Directors against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the defense of any proceeding or threatened proceeding to which such person was or is a party, or is threatened to be made a party by reason of the fact that such person was or is an officer or director, provided that, (i) such director or officers acted in good faith or in a manner reasonably believed by him to be in the best interests of the corporation to procure a judgment in its favor. In the latter case, the power to indemnify extends to expenses actually or reasonably incurred in connection with the defense or settlement of any proceeding if such person (i) acted in good faith, and (ii) the manner such officer and director believed to be in the best interest of the corporation and with such care, including reasonable inquiry, as an ordinary prudent person would use under similar circumstances. No indemnification will be made in respect of any claim, issue or matter, as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the court in which such action or suit was brought shall determine upon an application of that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Otherwise, indemnification for an officer and director meeting the applicable standards of conduct is determined by a majority of the disinterested directors or shareholders or upon application by the corporation, such officer or director or his attorney, to the court in which such proceeding was pending.

	The Securities & Exchange Commission is of the opinion that indemnification of Company officers or directors for matters involving violation of securities laws is against public policy and that agreements therefor are consequently unenforceable.

ITEM 25:    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with distribution of the securities of Salient Cybertech, Inc. being Registered hereby, other than commissions and non-accountable expense allowances, will be borne directly by Salient Cybertech, Inc. rather than by the Selling
Stockholder.  Such expenses are estimated to be $50,000.

Item                                               Amount

United States Securities
and Exchange Commission filing fee
                                                 $   300
Printing expenses                                  4,000
Fees and expenses of counsel                      22,000
Accounting fees and expenses                      20,000
Transfer agent fees and expenses                   3,000
Miscellaneous                                        700

                                     TOTAL       $50,000

                          PART II, Page 2

ITEM 26     RECENT SALES OF UNREGISTERED SECURITIES

Pursuant to a private placement memorandum 775,000 shares in our common stock were sold at $1.00 per share to seven investors not related to the company. The shares were exempt from registration in reliance on Regulation 506 (D) as promulgated under the Securities Act of 1933, in that all seven investors were sophisticated investors as defined in the Act.

As described in the Prospectus Nevin Jenkins and Rande Newberry were each issued 250,000 restricted shares in our common stock as payment for their shares in Futronix, Inc. These shares were exempt from registration in reliance on Section 4(2) of the Securities Act of 1933, in that both parties are sophisticated purchasers.

ITEM 27:  EXHIBITS

Exhibit
Number  Description                                               Page
1.      Constituent Document:
        .1      Original Article of Incorporation                  (a)

        .11     Amended and Restated Articles of Incorporation,
                Changing Registrant's Name From Mas Acquisition
                I Corp. to Sloan Electronics, Inc.                 (b)

        .13 Amendment to Articles of Incorporation, Changes in Securities. The Shareholders' provision for the
                Issue of 20 shares of Preferred Stock with nor par value convertible at the will of the holder in to 1,500,000 Common Shares, as an anti-takeover
                Provision                                            *

        .2      By-Laws of the Registrant                           **

        .21     Current By-Laws of the Registrant                  ***

        .3      Plan and Agreement of Merger between Registrant   ****
                and Sloan Electronics, Inc.

        .31     Specimen Share Certificate                          **

        .32     Specimen Share Certificate, replacing Original
                Share Certificate                                 ****
______________________
(a) Incorporated by Reference to the Registrant's registration statement on Form 10-SB, SEC File Number 000-28772, Filed on
September 4, 1996.
(b) Incorporated by Reference to the Registrant's Report on Form 8-K/A, SEC File Number 000-28772, Filed on March 18, 1998. *Incorporated by Reference to the Registrant's registration statement on Form 10-QSB, SEC File Number 000-28772, Filed
August 13, 1999.
**Incorporated by Reference to the Registrant's statement on Form 10-SB, SEC File Number 000-28772, Filed September 4, 1996.
*** Incorporated by Reference to the Registrant's registration
Report on Form 10-QSB, SEC File Number 000-28772, Filed on
November 13, 1999.
**** Incorporated by Reference to the Registrant's Report on
Form 8-K/A, SEC File Number 000-28772, Filed on March 18, 1998.
***** Incorporated by Reference to the Registrant's Report on
Form 10-KSB/A, SEC File Number 000-28772, Filed on April 7, 1998.

Exhibit
Number Description						Page

5.1	Opinion of Counsel                               267

10. Material Contracts:
 .1 Convertible Debenture Purchase Agreement            114
 .2 Debenture                                           239
 .3 Vesting Warrant #1                                  136
 .4 Closing Warrant #1                                  150
 .5 Registration Rights Agreement                       164
 .6 Securities Purchase Agreement                       181
 .7 Vesting Warrant #2                                  210
 .8 Closing Warrant #2                                  225

22.	Subsidiaries of Salient Cybertech, Inc.          265

24.6	Consent of Auditors                              266

27	Financial Data Schedule                          269

                            Part II, Page 3


ITEM 28: UNDERTAKINGS

A.    Certificates

We hereby undertake to provide our transfer agent with certificates in such denominations and registered in such names as required to permit delivery thereof to each purchaser of the Selling Stockholder' stock offered hereby, from time to time, as required, starting as of the close of business on the day immediately following the date of this Registration Statement.

B.    Liabilities

Insofar as indemnification of liabilities arising under the securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of Salient pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Salient of expenses incurred or paid by a director, officer or controlling person of Salient in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Salient will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C.    Further Undertakings

     Salient undertakes to file a post effective amendment to the Registration Statement identifying any underwriter who may agree to sell any shares of any Selling Stockholder, and to set forth the terms of any underwriting agreement or arrangement. The said underwriter shall also deliver a market making prospectus. As far as we are aware, there exists no past, present, or future plans, proposals, or undertakings with respect to any underwriter and any Selling Stockholder.

     Salient further undertakes to:

1. File during any period in which it offers or sells securities, a post effective amendment to this Registration
Statement to:
      a)        Include any prospectus required by Section
10(a)(3) of the Securities Act;

                        Part II, Page 4


      b) Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement; and,
      c) Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post effective amendment to remove from registration any securities that remain unsold at the end of the offering.


                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Salient Cybertech, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned in the City of Sarasota, State of Florida on December 25, 2000.


____________________
Paul Sloan, President, CEO, Chairman of the
Board of Directors

       Pursuant to the requirements of the Exchange Act of 1934, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Date: December 15, 2000
       SALIENT CYBERTECH, INC.


____________________
Paul Sloan, President, CEO, Chairman of the
Board of Directors

BLANK PAGE

Registration Number:______


= = = = = = = = = = = = = = = = = = = = = = = = = = = = = == = = = = =  =
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 FORM SB-2

                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933

                           SALIENT CYBERTECH, INC.
= = = = = = = = = = = = = = = = = = = = = = = = = = = = = == = == = = = =













= = = = = = = = = = = = = = = = = = = = = = = = = = = = = == = = = = =  =

                                 EXHIBITS Volume 1

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = == = = = == = =


















Salient Cybertech, Inc.
1999 Lincoln Drive, Suite 202
Sarasota, Florida 34236
(941) 953-6168




                CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

                                  Among

                         SALIENT CYBERTECH, INC.

                                  and

                     THE INVESTORS SIGNATORY HERETO

                     Dated as of November 14, 2000

 	 CONVERTIBLE DEBENTURE PURCHASE AGREEMENT (this "Agreement"), dated as of November 14, 2000, among Salient Cybertech, Inc., a Delaware corporation (the "Company"), and the investors signatory hereto (each such investor is a "Purchaser" and all such investors are, collectively, the "Purchasers").

WHEREAS, subject to the terms and conditions set forth in this Agreement in accordance with Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), the Company desires to issue and sell to the Purchasers and the Purchasers, severally and not jointly, desire to purchase from the Company (i) up to $2,000,000 of the Company's 8% Convertible Debentures, due November 14, 2003, which shall be in the form of Exhibit A (the "Debentures"), and which are convertible into shares of the Company's common stock, $.001 par value per share (the "Common Stock"), and (ii) Warrants
(as defined below) as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:


                             ARTICLE I
                         PURCHASE AND SALE

1.1	The Closing

(a)	The Closing.	Subject to the terms and conditions set forth in
this Agreement, the Company shall issue and sell to the Purchasers and the Purchasers shall, severally, and not jointly, purchase from the Company the Debentures for an aggregate purchase price of $2,000,000. The closing of the purchase and sale of the Debentures and the Warrants (the "Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP ("Robinson Silverman"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties shall agree. The date of the Closing is hereinafter referred to as the "Closing Date."


(ii)	On the Closing Date, the parties shall deliver or shall cause to be delivered the following: (A) the Company shall deliver to each Purchaser:
(1) Debentures registered in the name of such Purchaser in the aggregate principal equal to 50% of the total purchase price indicated below such Purchaser's name on the signature page to this Agreement, (2) a Common Stock purchase warrant, in the form of Exhibit C-1, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire shares of Common Stock, upon the terms and conditions set forth therein (collectively, the "Closing Warrants"), (3) a Common Stock purchase warrant, in the form of Exhibit C-2, registered in the name of such Purchaser, pursuant to which, such Purchaser shall have the right to acquire shares of Common Stock pursuant to the terms thereof (collectively, the "Vesting Warrants", and together with the Closing Warrants, the "Warrants"), (4) the legal opinion of the Law Offices of Bernabe B. Diaz, outside counsel to the Company, in the form of Exhibit D, (5) an executed Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B (the "Registration Rights Agreement"), and (6) Transfer Agent Instructions, in the form of Exhibit E, delivered to and acknowledged by the Company's transfer agent (the "Transfer Agent Instructions"), and (B) each Purchaser will deliver to the Company: (1) 50% of the purchase price indicated below such Purchaser's name on the signature page to this Agreement in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose, and (2) an executed Registration Rights Agreement.

(iii)	Subject to the satisfaction or waiver by the Purchasers of the conditions set forth in this Section 1.1(a)(iii), on the second Business Day following the date on which an Underlying Shares Registration Statement (as defined below) is first declared effective by the Securities and Exchange Commission (the "Commission", and such date, the Effective Date"), (A) each Purchaser shall deliver 50% of the purchase price indicated below such Purchaser's name on the signature page to this Agreement in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose, and (B) the Company shall deliver debentures registered in the name of such Purchaser in the aggregate principal equal to 50% of the total purchase price indicated below such Purchaser's name on the signature page to this Agreement to the Purchasers. The obligation of the Purchasers to acquire the Debentures contemplated by this Second 1.1(iii), shall be subject the accuracy of the following: (1) there shall not have occurred and be continuing any event or series of events which individually or in the aggregate have had or could reasonably be expected to result in a Material Adverse Effect (as defined in Section 2.1(a)), (2) the Company shall have complied in all material respects with its obligations under the Transaction Documents (as defined in Section 2.1(a)), and (3) the representations and warranties of the Company set forth herein shall be true and correct in all material respects as of the date first given and on the date of the acquisition of the additional Debentures under this Section1.1(iii).

1.2	Certain Defined Terms.   For purposes of this Agreement, "Conversion
Price," "Original Issue Date", "Business Day", "Person" and "Trading Day" shall have the meanings set forth in the Debentures.


                             ARTICLE II
                   REPRESENTATIONS AND WARRANTIES

2.1	Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to the Purchasers:


(a)	Organization and Qualification.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in
Schedule 2.1(a) (collectively, the "Subsidiaries"). Each of the Subsidiaries is an entity, duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Securities (as defined below) or any of this Agreement, the Registration Rights Agreement, the Transfer Agent Instructions, the Debentures or the Warrants (collectively, the "Transaction Documents"), (y) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (x), (y) or (z), a "Material Adverse Effect").

(b)	Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

(c)	Capitalization.  The number of authorized, issued and outstanding capital stock of the Company is set forth in Schedule 2.1(c). Except as disclosed in Schedule 2.1(c), the Company owns all of the capital stock of each Subsidiary. No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the securities of the Company or any Subsidiary entitled to preemptive or similar rights arising out of any agreement or understanding with the Company or any Subsidiary by virtue of any of the Transaction Documents. Except as a result of the purchase and sale of the Debentures and the Warrants and except as disclosed in Schedule 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or
exchangeable into shares of Common Stock.   The issue and sale of the
Debentures, Warrants or Underlying Shares (as hereinafter defined) will not obligate the Company to issue shares of Common Stock or other securities to any Person other than the Purchasers and will not result in a right of any holder of Company securities to adjust the exercise or conversion or reset price under such securities.


(d)	Issuance of the Debentures and the Warrants.    The Company will
have (and will, at all times while the Debentures and the Warrants are outstanding, maintain) an adequate reserve of duly authorized shares of Common Stock, reserved for issuance to the holders of such Debentures and Warrants, to enable it to perform its conversion, exercise and other obligations under this Agreement, the Debentures and the Warrants. Such number of reserved and available shares of Common Stock shall not be less than the sum of 200% of the number of shares of Common Stock which would be issuable upon: (i) conversion in full of the Debentures assuming such conversion occurred on the Original Issue Date of the Debentures remain outstanding for three years and all interest is paid in shares of Common

Stock and (ii) exercise in full of the Warrants (collectively, the "Initial Minimum"). All such authorized shares of Common Stock shall be duly reserved for issuance to the holders of the Debentures and the Warrants. The shares of Common Stock issuable upon conversion of the Debentures and upon exercise of the Warrants are collectively referred to herein as the "Underlying Shares." The Debentures, the Warrants and the Underlying Shares are collectively referred to herein as, the "Securities." When issued in accordance with the Debentures and the Warrants, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, "Liens").

(e)	No Conflicts.  The execution, delivery and performance of the
Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other charter documents (each as amended through the date hereof), or (ii) subject to obtaining the Required
Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii)result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not have or result in a Material Adverse Effect.

(f)	Filings, Consents and Approvals.  Neither the Company nor any
Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings required pursuant to Section 3.10, (ii) the filing with the Securities and Exchange Commission (the "Commission") of a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Shares and the Underlying Shares by the Purchasers (the "Underlying Shares Registration Statement"), (iii) applicable Blue Sky filings, and (iv) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect (the items described in clauses
(i)-(iv) are collectively, the "Required Approvals").


(g)	Litigation; Proceedings.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which
(i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. The Company does not have pending before the Commission any request for confidential treatment of information and the Company has no knowledge of any expected such request that would be made prior to the Effectiveness Date (as defined in the Registration Rights Agreement). There has not been, and to the best of the Company's knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(h)	No Default or Violation.  Neither the Company nor any Subsidiary (i)
is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any judgment or order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, in each case of clauses (i), (ii) or (iii) above, except as could not individually or in the aggregate, have or result in a Material Adverse Effect.

(i)	Private Offering.  Assuming the accuracy of the representations and warranties of the Purchasers set forth in Sections 2.2(b)-(g), the offer, issuance and sale of the Securities to the Purchasers as contemplated hereby are exempt from the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has taken or is contemplating taking any action which could subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act including soliciting any offer to buy or sell the Securities by means of any form of general solicitation or advertising.


(j)	SEC Documents; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, without limitation, all filings required pursuant to Sections 13(a) and 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents" and, together with the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents as required under the Exchange Act. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.

Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Since March 31, 2000, except as specifically disclosed in the SEC Documents, (a) there has been no event, occurrence or development that has or that could result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock.

(k)	Investment Company.  The Company is not, and is not an Affiliate
(as defined in Rule 405 under the Securities Act) of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(l)	Certain Fees.   Other than fees payable to [_________] by the
Company, no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchasers, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

(m)	Solicitation Materials.  Neither the Company nor any Person acting on the Company's behalf has solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

(n)	Exclusivity.  The Company shall not issue and sell the Debentures to any Person other than the Purchasers without the specific prior written consent of the Purchasers.


(o)	Seniority.  No indebtedness of the Company is senior to the
Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

(p)	Listing and Maintenance Requirements.  The Company has not, in the
two years preceding the date hereof, received notice (written or oral) from the OTC Bulletin Board ("OTC") or any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(q)	Patents and Trademarks.   The Company and its Subsidiaries have, or
have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights which are necessary or material for use in connection with their respective businesses as described in the SEC Documents and which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or its Subsidiaries violates or infringes upon the rights of any Person. To the best knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(r)	Registration Rights; Rights of Participation.  Except as disclosed in Section 6(c) of the Registration Rights Agreement, the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied. Except as set forth on Schedule 6(b) to the Registration Rights Agreement, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

(s)	Regulatory Permits.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.


(t)	Title.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them which is material to the business of the Company and its Subsidiaries and good and marketable title in all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and its Subsidiaries are in compliance and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(v) Labor Relations. No material labor problem exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

(w) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or its agents or counsel with any information that constitutes or might constitute material non-public information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(x)	Solvency.  Based on the financial condition of the Company as of the
Closing Date, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and project capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

2.2	Representations and Warranties of the Purchasers.  Each Purchaser
hereby for itself and for no other Purchaser represents and warrants to the Company as follows:

(a)	Organization; Authority.  Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by such Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.


(b)	Investment Intent.  Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement, the Registration Rights Agreement, the Debentures and the Warrants, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute the Securities.

(c)	Purchaser Status.  At the time such Purchaser was offered the
Securities, it was, and at the date hereof it is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

(d)	Experience of such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

(e)	Ability of such Purchaser to Bear Risk of Investment.  Such
Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f)	Access to Information.  Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

(g)	General Solicitation.  Such Purchaser is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.


(h)	Reliance.  Such Purchaser understands and acknowledges that (i) the
Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                             ARTICLE III
                   OTHER AGREEMENTS OF THE PARTIES

3.1	Transfer Restrictions.  (a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable federal and state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Notwithstanding the foregoing, the Company, without requiring a legal opinion as described in the immediately preceding sentence, hereby consents to and agrees to register on the books of the Company and with any transfer agent for the securities of the Company any transfer of Securities by a Purchaser to an Affiliate of such Purchaser or to one or more funds or managed accounts under common management with such Purchaser, and any transfer among any such Affiliates or one or more funds or managed accounts, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and that it is acquiring the Securities solely for investment purposes (subject to the qualifications hereof). Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b)	The Purchasers agree to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Securities:


        NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR
   IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS,
   AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Underlying Shares shall not contain the legend set forth above nor any other legend if the conversion of the Debentures and exercise of the Warrants or other issuances of Underlying Shares as contemplated hereby, by the Debentures or the Warrants occurs at any time while an Underlying Shares Registration Statement is effective under the Securities Act or the holder of any such security is relying on Rule 144 promulgated under the Securities Act ("Rule 144") in connection with the resale of such Underlying Shares or in the event there is not an effective Underlying Shares Registration Statement at such time and Rule 144 is not then available if, in the opinion of counsel to the Company, such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the day that the Underlying Shares Registration Statement is declared effective by the Commission (the "Effective Date"). The Company agrees that in the event any Underlying Shares are issued with a legend in accordance with this Section 3.1(b), it will, within three (3) Trading Days after request therefor by a Purchaser, provide such Purchaser with a certificate or certificates representing such Underlying Shares, free from such legend at such time as such legend would not have been required under this Section 3.1(b) had such issuance occurred on the date of such request. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

3.2	Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Underlying Shares upon the (i) conversion of Debentures in accordance with the terms of the Debentures, and (ii) exercise of the Warrants in accordance with their terms, will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Shares upon the (x) conversion of the Debentures in accordance with the terms of the Debentures, and (y) exercise of the Warrants in accordance with their terms, is unconditional and absolute, subject to the limitations set forth herein in the Debentures or pursuant to the Warrants, regardless of the effect of any such dilution.


3.3	Furnishing of Information.  As long as the Purchasers own Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or
15(d) of the Exchange Act.   As long as the Purchasers own Securities, if
the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act such information as is required for the Purchasers to sell the Securities under Rule 144 promulgated under the Securities Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including causing its attorneys to render and deliver any legal opinion required in order to permit a Purchaser to receive Underlying Shares free of all restrictive legends and to subsequently sell Underlying Shares under Rule 144 upon receipt of a notice of an intention to sell or other form of notice having a similar effect. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.4	Integration.  The Company shall not, and shall use its best efforts to ensure that, no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security
(as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

3.5	Increase in Authorized Shares.   If on any date the Company would be,
if a notice of conversion or exercise (as the case may be) were to be delivered on such date, precluded from issuing (a) 200% of the number of Underlying Shares as would then be issuable upon a conversion in full of the Debentures and (b) the number of Underlying Shares issuable upon exercise in full of the Warrants (the "Current Required Minimum"), in either case, due to the unavailability of a sufficient number of authorized but unissued or reserved shares of Common Stock, then the Board of Directors of the Company shall promptly prepare and mail to the stockholders of the Company proxy materials requesting authorization to amend the Company's certificate or articles of incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least such number of shares as reasonably requested by the Purchasers in order to provide for such number of authorized and unissued shares of Common Stock to enable the Company to comply with its issuance, conversion exercise and reservation of shares obligations as set forth in this Agreement, the Debentures and the Warrants (the sum of (x) the number of shares of Common Stock then outstanding plus all shares of Common Stock issuable upon exercise of all outstanding options, warrants and convertible instruments, and (y) the Current Required Minimum, shall be a reasonable number). In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders no later than the earlier to occur of the sixtieth (60th) day after delivery of the proxy materials relating to such meeting and the ninetieth (90th) day after request by a holder of Securities to issue the number of Underlying Shares in accordance with the terms hereof) and (c) within five (5) Business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company's certificate or articles of incorporation to evidence such increase.


3.6	Reservation and Listing of Underlying Shares.  (a)  The Company
shall (i) in the time and manner required by any national securities exchange, market, trading or quotation facility on which the Common Stock is then traded, prepare and file with such national securities exchange, market, trading or quotation facility on which the Common Stock is then traded an additional shares listing application covering a number of shares of Common Stock which is not less than the Initial Minimum, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on any such national securities exchange, market or trading or quotation facility on which the Common Stock is then listed as soon as possible thereafter, and (iii) provide to the Purchasers evidence of such listing, and the Company shall maintain the listing of its Common Stock thereon. If the number of Underlying Shares issuable upon (x) conversion in full of the then outstanding Debentures and (y) exercise in full of the then unexercised portion of the Warrants, exceeds eighty-five percent (85%) of the number of Underlying Shares previously listed on account thereof with any such required exchanges, then the Company shall take the necessary actions to immediately list a number of Underlying Shares as equals no less than the then Current Required Minimum.

(b) The Company shall maintain a reserve of shares of Common Stock for issuance upon conversion of the Debentures in full and upon exercise in full of the Warrants, respectively in accordance with this Agreement, in such amount as may be required to fulfill its obligations in full under the

Transaction Documents, which reserve shall equal no less than the then Current Required Minimum.

3.7	Conversion and Exercise Procedures.  The Transfer Agent Instructions,
the Conversion Notice (as defined in the Debentures) and the Form of Election to Purchase (as defined in the Warrants) sets forth the totality of the procedures with respect to the conversion of the Debentures and the exercise of the Warrants, including the form of legal opinion, if necessary, that shall be rendered to the Company's transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchasers to convert their Debentures and exercise their Warrants, as the case may be.

3.8	Conversion and Exercise Obligations of the Company.  The Company
shall honor conversions of the Debentures and exercises of the Warrants and shall deliver Underlying Shares in accordance with the respective terms, conditions and time periods set forth in the Debentures.

3.9	Subsequent Financing; Limitation on Registrations.(a) From the date of this Agreement through the 360th day following the Closing Date and the 180th day following the Effective Date, the Company will not offer, sell, grant any option to purchase or any right to reprice securities, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or equity or equity equivalent securities (including the issuance of any debt or other instrument that is at any time over the life thereof convertible into or exchangeable for Common Stock), and the Company will cause its Subsidiaries not to offer, sell or issue during such period any of such Subsidiary's securities which provide the holder thereof the right to receive any Common Stock (collectively, "Common Stock Equivalents").


(b)	From the date of this Agreement through the 360th day following the Effective Date, the Company will not offer, sell, grant any option to purchase or any right to reprice securities, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents (collectively, a "Subsequent Placement"), unless (A) the Company delivers to each Purchaser a written notice (the "Subsequent Placement Notice") of its intention to effect such Subsequent Placement, which Subsequent Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Placement shall be effected, and attached to which shall be a term sheet or similar document relating thereto and (B) no Purchaser notifies the Company by 6:30 p.m. (New York City time) on the tenth Trading Day after its receipt of the Subsequent Placement Notice of its willingness to provide (or to cause its sole designee to provide), subject to completion of mutually acceptable documentation, financing to the Company on the same terms set forth in the Subsequent Placement Notice. If the Purchasers fail to notify the Company of its intention to enter into such negotiations within such time period, then the Company may effect the Subsequent Placement substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Placement Notice; provided, that the Company shall provide the Purchaser with a second Subsequent Placement Notice, and the Purchaser shall again have the right of first refusal set forth above in this paragraph (b), if the Subsequent Placement subject to the initial Subsequent Placement Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Placement Notice within 30 days after the date of the initial Subsequent Placement Notice with the Person (or an Affiliate of such Person) identified in the Subsequent Placement Notice.

(c)	Except for (x) Registrable Securities, (y) securities of the Company permitted pursuant to Section 6(c) of the Registration Rights Agreement to be registered in the Registration Statement, and (z) Common Stock permitted to be issued pursuant to Section 3.9(e), the Company may not until the 90th day after the Effective Date file a registration statement to register any of its securities.

(d) 	With respect to Section 3.9(a), (b) and (c), restrictive periods shall be extended for the number of Trading Days during such period (A) in which trading in the Common Stock is suspended by any securities exchange or market or quotation system on which the Common Stock is then listed, or (B) that the Registration Statement is not effective following the Effective Date, or (C) that the prospectus included in the Registration Statement may not be used by the holders thereof for the resale of Registrable Securities following the Effective Date.

(e) 	The restrictions contained in Section 3.9(a) and (b) shall not apply to the granting of options or warrants to employees, officers and directors of the Company, and the issuance of Common Stock upon exercise of such options or warrants granted under any stock option plan heretofore or hereinafter duly adopted by the Company. The restrictions contained in Sections 3.9(a) and (b) shall also not apply to shares of Common Stock issuable upon exercise of any currently outstanding warrants and other outstanding convertible securities of the Company, in each case as and to the extent disclosed in Schedule 2.1(c) (but not as to any amendments or modifications of the terms of such securities after the date of this Agreement, including "back-dated" agreements).


3.10	Certain Securities Laws Disclosures; Publicity.  The Company shall:
(i) on the Closing Date, issue a press release acceptable to the Purchasers disclosing the transactions contemplated hereby, (ii) file with the Commission a Report on Form 8-K disclosing the transactions contemplated hereby within ten Business Days after the Closing Date, and (iii) timely file with the Commission a Form D promulgated under the Securities Act.
The Company shall, no less than two Business Days prior to the filing of any disclosure required by clauses (ii) and (iii) above, provide a copy thereof to the Purchasers for their review. The Company and the Purchasers shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, except that if such disclosure is required by law or stock market regulations, in which such case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the names of the Purchasers, or include the names of the Purchasers in any filing with the Commission, or any regulatory agency, trading facility or stock market without the prior written consent of the Purchasers, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or stock market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

3.11	Non-Disclosure of Non-Public Information.(a) The Company shall not disclose non-public information to the Purchasers or their advisors or representatives unless prior to disclosure of such information the Company identifies such information as being non-public information and the Purchasers enter into a non-disclosure agreement in form mutually acceptable to the Company and the Purchasers.

(b)	The Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts. Notwithstanding the foregoing or anything herein to the contrary, the Company will immediately notify the Purchasers of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein in light of the circumstances in which they were made, not misleading.

3.12	Transfer of Intellectual Property Rights.  Except in connection with the sale of all or substantially all of the assets of the Company or licensing arrangements in the ordinary course of the Company's business, the Company shall not transfer, sell or otherwise dispose of any Intellectual Property Rights, or allow any of the Intellectual Property Rights to become subject to any Liens, or fail to renew such Intellectual Property Rights (if renewable and it would otherwise lapse if not renewed), without the prior written consent of the Purchasers.

3.13	Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices), to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.


3.14	Reimbursement.  If any Purchaser becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person, including stockholders of the Company, solely as a result of acquiring the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including, but not limited to, the cost of any investigation, preparation or travel) incurred in connection
therewith, as such expenses are incurred.   The reimbursement obligations of
the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

3.15	Shareholder Rights Plan.  No claim will be made or enforced by the
Company or any other Person that any Purchaser is an "Acquiring Person" under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities or shares of Common Stock under the Transaction Documents.


                             ARTICLE IV
                           MISCELLANEOUS

4.1	Fees and Expenses.  At the Closing, the Company shall reimburse the
Purchasers for their legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents by paying to Robinson Silverman $50,000 for the preparation and negotiation of the Transaction Documents. The amount contemplated by the immediately preceding sentence shall be retained by the Purchasers and shall not be delivered to the Company at the Closing. Other than the amount contemplated herein, and except as otherwise set forth in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities.

4.2	Entire Agreement; Amendments.  The Transaction Documents, together with the Exhibits and Schedules thereto and Transfer Agent Instructions, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.


4.3	Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	           	    Salient Cybertech, Inc.
                                        1999 Lincoln Drive, Suite 202
                                        Sarasota, Florida 34236
                                        Facsimile No.: (941) 953 4363

                                        Attn:  Chief Financial Officer

With copies to:                         David J. Feingold, Esq.
                                        3300 PGA Blvd.
                                        Palm Beach Gardens, Florida 33410
                                        Facsimile No.: (561) 630 8936


If to a Purchaser: 		To the address set forth under such
                                Purchaser's name on the signature pages
                                hereto.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

4.4	Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

4.5	Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

4.6	Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Except as set forth in Section 3.1(a), the Purchasers may not assign this Agreement or any of the rights or obligations hereunder without the consent of the Company. This provision shall not limit any Purchaser's right to transfer securities or transfer or assign rights under the Registration Rights Agreement.


4.7	No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

4.8	Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.
Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of a Transaction

Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its' attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

4.9	Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery, exercise, conversion and redemption of the Warrants or the Debentures, as the case may be.

4.10	Execution.  This Agreement may be executed in two or more counterparts all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

4.11	Severability.  In case any one or more of the provisions of this
Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.


4.12	Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers will be entitled to specific performance of the obligations of the Company under the Transaction Documents. The parties hereto agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

4.13	Independent Nature of Purchasers' Obligations and Rights.  The
obligations of each Purchaser under any Transaction Document is several and not joint with the obligations of any other Purchaser and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.


           [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                   SIGNATURE PAGES FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Convertible Debenture Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                     SALIENT CYBERTECH, INC.



                     By:_____________________________________
                     Name:
                     Title:



	[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
	SIGNATURE PAGE FOR PURCHASER FOLLOWS]




                     HAINES AVENUE LLC


                     By:_____________________________________
                     Name:
                     Title:


                     Purchase Price:         $2,000,000

                     Address for Notice: Haines Avenue LLC
                     c/o Citco Trustees (Cayman) Limited
                     Commercial Centre
                     P.O. Box 31106 SMB
                     Grand Cayman
                     Cayman Islands
                     British West Indies
                     Facsimile No.: (345) 945-7566

With copies to: Robinson Silverman Pearce Aronsohn &  Berman LLP

                     1290 Avenue of the Americas
                     New York, NY  10104
                     Facsimile No.:  (212) 541-4630 and (212) 541-1432
                     Attn: Eric L. Cohen, Esq.

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.


                        SALIENT CYBERTECH, INC.

                          VESTING WARRANT

Warrant No.1                                        Dated: November 14, 2000


Salient Cybertech, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, Haines Avenue, LLC or its registered assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from the Company the total number of shares of common stock, $.001 par value per share (the "Common Stock"), of the Company calculated pursuant to Section 3 of this Warrant (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at the exercise prices set forth in Annex 1 hereto (as adjusted from time to time as provided in Section 8, collectively, the "Exercise Price"). This Warrant may be exercised by the Holder as to the Warrant Shares then vested at any time and from time to time from and after the date such warrant shares have vested and through and including November 14, 2005 (the "Expiration Date"), and subject to the following terms and conditions:

1.	Registration of Warrant.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2.	Registration of Transfers and Exchanges.

(a)	The Company shall register the transfer of any portion of this
Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address for notice set forth in
Section 12. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of a Warrant.

(b)	This Warrant is exchangeable, upon the surrender hereof by the
Holder to the office of the Company at its address for notice set forth in Section 12 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

3.	Duration and Exercise of Warrants.

(a)	This Warrant shall be exercisable by the registered Holder on any business day before 6:30 P.M., New York City time, at any time and from time to time on or after the date hereof to and including the Expiration Date. At 6:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. Prior to the Expiration Date, the Company may not call or otherwise redeem this Warrant.

 (b)	Upon delivery of a duly completed and signed Form of Election to
Purchase attached hereto (and the grid attached hereto as Annex A) duly completed and signed, to the Company at its address for notice set forth in Section 12 and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in the manner provided hereunder, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 3 business days after the Date of Exercise (as defined herein) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends except (i) either in the event that a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) if this Warrant shall have been issued pursuant to a written agreement between the original Holder and the Company, as required by such agreement. Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant. The Company shall, upon request of the Holder, if available, use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. To effect an exercise hereunder, the Holder shall not be required to physically surrender this Warrant to the Company unless all the Warrant Shares have been exercised. Exercises hereunder shall have the effect of lowering the number of Warrant Shares in an amount equal to the applicable exercise, which shall be evidenced by entries set forth in the Exercise Schedule. The Holder and the Company shall maintain records showing the number of Warrant Shares exercised and the date of such exercises . In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercise of a portion of this Warrant, the number of shares issuable upon exercise of this Warrant may be less than the amount stated on the face hereof.

A "Date of Exercise" means the date on which the Company shall have received (i) the Form of Election to Purchase (and the Warrant Shares Exercise Log attached hereto) completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(c)	This Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares then vested.
The number of Warrant Shares that shall vest under this Warrant shall be equal to the aggregate of (i) the amount of liquidated damages, if any, calculated under Section 2(c) of the Registration Rights Agreement, dated the date of issuance of this Warrant, between the Company and the original Holder (the "Registration Rights Agreement") and (ii) any amounts payable to the Holder of the Debenture under Section 3(b) of the Convertible Debenture, due November 14, 2003 (the "Debenture"), issued pursuant to the Convertible Debenture Purchase Agreement, dated the date of issuance of this Warrant, between the Company and the original Holder. Such vesting shall occur on the date on which the Holder shall indicate in writing that such vesting has occurred in accordance with Section 2(c) of the Registration Rights Agreement or Section 3(b) of the Debenture, as applicable, and such indication shall be in the form of a writing from the Holder electing to be paid the liquidated damages or the monies due under the Debenture, as applicable, under such Section in shares of Common Stock. The Exercise
Price for a Warrant Share shall equal the closing sales price of the Common Stock on the trading day immediately preceding the day on which such Warrant Shares vested. The number of Warrant Shares vested hereunder shall be measured cumulatively. Annex A shall set forth the number of Warrant Shares then vested hereunder and the applicable Exercise Price.

4.	Piggyback Registration Rights. This Warrant is subject to the piggyback registration rights granted under the Registration Rights Agreement and such piggyback registration rights shall continue until all of the Holder's Warrant Shares have been sold in accordance with an effective registration statement or upon the Expiration Date. The Company will pay all registration expenses in connection therewith.

5.	Payment of Taxes.  The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

6.	Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if requested, satisfactory to it. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

7.	Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

8.	Certain Adjustments.  The Exercise Price and number of Warrant
Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8.

(a)	If the Company, at any time while this Warrant is outstanding, (i)
shall pay a stock dividend (except scheduled dividends paid on outstanding preferred stock as of the date hereof which contain a stated dividend rate) or otherwise make a distribution or distributions on shares of its Common Stock or on any other class of capital stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.


(b)	In case of any reclassification of the Common Stock or any
compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification or share exchange. The terms of any such reclassification or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 8(b) upon any exercise following any such reclassification or share exchange.

(c)	 If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to holders of this Warrant) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 8(a), (b) and (d)), then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Exercise Price determined as of the record date mentioned above, and of which the numerator shall be such Exercise Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Company's independent certified public accountants that regularly examines the financial statements of the Company (an "Appraiser").

(d)	In case of any (1) merger or consolidation of the Company with or into another Person, or (2) sale by the Company of more than one-half of the assets of the Company (on a book value basis) in one or a series of related transactions, the Holder shall have the right thereafter to (A) exercise this Warrant for the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common
Stock following such merger, consolidation or sale, and the Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the Common Stock for which this Warrant could have been exercised immediately prior to such merger, consolidation or sales would have been entitled or (B) in the case of a merger or consolidation, (x) require the surviving entity to issue common stock purchase warrants equal to the number Warrant Shares to which this Warrant then permits, which newly warrant shall be identical to this Warrant, and (y) simultaneously with the issuance of such warrant, the Holder of such warrant shall have the right to exercise such warrant only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger or consolidation or (C) require the surviving entity from such merger, acquisition or business combination to pay to the Holder, in cash, the
Black Scholes value of this Warrant.   In the case of clause (B), the
exercise price for such new warrant shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Exercise Price of this Warrant immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(e)	For the purposes of this Section 8, the following clauses shall also be applicable:

(i) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(ii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)	All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(g)	Whenever the Exercise Price is adjusted pursuant to Section 8(c)
above, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case the adjustment shall be equal to the average of the adjustments recommended by each of the Appraiser and such appraiser. The Holder shall promptly mail or cause to be mailed to the Company, a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such adjustment shall become effective immediately after the record date mentioned above.

(h)	If:

	(i)	the Company shall declare a dividend (or any other
                distribution) on its Common Stock; or

	(ii)	the Company shall declare a special nonrecurring cash
                dividend on or a redemption of its Common Stock; or


	(iii)	the Company shall authorize the granting to all holders of
                the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

	(iv)	the approval of any stockholders of the Company shall be
                required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

	(v)	the Company shall authorize the voluntary dissolution,
                liquidation or winding up of the affairs of the Company,

then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

9.	Payment of Exercise Price.  The Holder shall pay the Exercise
Price in one of the following manners:

(a)	Cash Exercise.  The Holder may deliver immediately available funds; or

(b)	Cashless Exercise. The Holder may surrender this Warrant to the
Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the closing sale prices of the Common Stock (as reported by Bloomberg L.P. or any successor to its function of reporting share prices at 4:15 p.m. (New York time for the closing bid price for regular session trading on such day)) for the five (5) trading days immediately prior to (but not including) the Date of Exercise.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date.

10.  	Certain Exercise Restrictions.

(a)	A Holder may not exercise this Warrant to the extent such exercise would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon such exercise and held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of an exercise hereunder, unless the exercise at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common
Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular exercise hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of this Warrant is exercisable shall be the responsibility and obligation of the Holder. If the Holder has delivered a Form of Election to Purchase for a number of Warrant Shares that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the exercise for the maximum portion of this Warrant permitted to be exercised on such Date of Exercise in accordance with the periods described herein and, at the option of the Holder, either keep the portion of the Warrant tendered for exercise in excess of the permitted amount hereunder for future exercises or return such excess portion of the Warrant to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(b)	A Holder may not exercise this Warrant to the extent such exercise would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon such exercise and held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of an exercise hereunder, unless the exercise at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular exercise hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of this Warrant is exercisable shall be the responsibility and obligation of the Holder. If the Holder has delivered a Form of Election to Purchase for a number of Warrant Shares that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the exercise for the maximum portion of this Warrant permitted to be exercised on such Date of Exercise in accordance with the periods described herein and, at the option of the Holder, either keep the portion of the Warrant tendered for exercise in excess of the permitted amount hereunder for future exercises or return such excess portion of the Warrant to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

11.	Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this

Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash equal to the Exercise Price multiplied by such fraction.

12.	Notices.  Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 1999 Lincoln Drive, Suite 202, Sarasota, FL 34236, facsimile: (941) 953 4363, attention Chief Financial Officer, or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

13.	Warrant Agent.  The Company shall serve as warrant agent under this
Warrant. Upon thirty days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

14.	Miscellaneous.

(a)	This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)	Subject to Section 14(a), above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant. This Warrant shall inure to the sole and exclusive benefit of the Company and the Holder.

(c)	The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The Company and the Holder hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its' attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(d)	The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)	In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

            [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                        SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.


                                SALIENT CYBERTECH, INC.


                                By:_____________________________________
                                Name:
                                Title:

                        FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the Warrant, issued on November 14, 2000 by Salient Cybertech, Inc.)

To Salient Cybertech, Inc.:

The undersigned hereby irrevocably elects to purchase _____________ shares of common stock, $.001 par value per share, of Salient Cybertech, Inc.
(the "Common Stock") and, if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, encloses herewith $________ in cash, certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

Date of vesting of warrant: _______________.

Exercise Price: ________________.


The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                                           PLEASE INSERT SOCIAL SECURITY OR
                                           TAX IDENTIFICATION NUMBER
                                           ________________________________


_______________________________________________________________________
                        (Please print name and address)




Dated: _______,____                               Name of Holder:


                                                 (Print)________________

                                                 (By:)__________________
                                                 (Name:)
                                                 (Title:)
                                                 (Signature must conform in
                                                 all respects to name of
                                                 holder as specified on
                                                 the face of the Warrant)

                        FORM OF ASSIGNMENT

	[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Salient Cybertech, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Salient Cybertech, Inc. with full power of substitution in the premises.

Dated:

_______________, ____


                                     _______________________________________
                                     Signature must conform in all respects
                                     to name of holder as specified on
                                     the face of the Warrant)


                                     _______________________________________
                                     Address of Transferee

                                     _______________________________________

                                     _______________________________________



In the presence of:


__________________________

	ANNEX A




Vesting/Exercise Date

Number of Warrant Shares Vested on Such Vesting Date/Exercised on such Exercise Date.

Applicable Exercise Price

Number of Warrant Shares Not Previously  Exercised

Number of Warrant Shares Remaining to be  Exercised at Such Exercise Price.

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION
FROM REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.


                        SALIENT CYBERTECH, INC.

                               WARRANT

Warrant No.1                                      Dated: November 14, 2000

Salient Cybertech, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, Haines Avenue, LLC or its registered assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of 423,729 shares of common stock, $.001 par value per share (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at an exercise price equal to $0.90 per share (as adjusted from time to time as provided in Section 8, the "Exercise Price"), at any time and from time to time from and after the date hereof and through and including November 14, 2005 (the "Expiration Date"), and subject to the following terms and conditions:

1.	Registration of Warrant.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2.	Registration of Transfers and Exchanges.


(a)	The Company shall register the transfer of any portion of this
Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address for notice set forth in
Section 12. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of a Warrant.

(b)	This Warrant is exchangeable, upon the surrender hereof by the
Holder to the office of the Company at its address for notice set forth in
Section 12 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

3.	Duration and Exercise of Warrants.

(a) This Warrant shall be exercisable by the registered Holder on any business day before 6:30 P.M., New York City time, at any time and from time to time on or after the date hereof to and including the Expiration Date.
At 6:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. Prior to the Expiration Date, the Company may not call or otherwise redeem this Warrant.


(b)	Upon delivery of a duly completed and signed Form of Election to
Purchase attached hereto (and the grid attached hereto as Annex A) duly completed and signed, to the Company at its address for notice set forth in
Section 12 and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in the manner provided hereunder, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 3 business days after the Date of Exercise (as defined herein) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends except (i) either in the event that a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) if this Warrant shall have been issued pursuant to a written agreement between the original Holder and the Company, as required by such agreement. Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant. The Company shall, upon request of the Holder, if available, use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. To effect an exercise hereunder, the Holder shall not be required to physically surrender this Warrant to the Company unless all the Warrant Shares have been exercised. Exercises hereunder shall have the effect of lowering the number of Warrant Shares in an amount equal to the applicable exercise, which shall be evidenced by entries set forth in the Exercise Schedule. The Holder and the Company shall maintain records showing the number of Warrant Shares exercised and the date of such exercises. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercise of a portion of this Warrant, the number of shares issuable upon exercise of this Warrant may be less than the amount stated on the face hereof.

A "Date of Exercise" means the date on which the Company shall have received
(i) the Form of Election to Purchase completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(c)	This Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares.

4.	Piggyback Registration Rights. This Warrant is subject to the piggyback registration rights granted under the Registration Rights Agreement and such piggyback registration rights shall continue until all of the Holder's Warrant Shares have been sold in accordance with an effective registration statement or upon the Expiration Date. The Company will pay all registration expenses in connection therewith.

5.	Payment of Taxes.  The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

6.	Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if requested, satisfactory to it. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.


7.	Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

8.	Certain Adjustments.  The Exercise Price and number of Warrant
Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8.

(a)	If the Company, at any time while this Warrant is outstanding, (i)
shall pay a stock dividend (except scheduled dividends paid on outstanding preferred stock as of the date hereof which contain a stated dividend rate) or otherwise make a distribution or distributions on shares of its Common Stock or on any other class of capital stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

(b)	In case of any reclassification of the Common Stock or any
compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification or share exchange. The terms of any such reclassification or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 8(b) upon any exercise following any such reclassification or share exchange.

(c)	 If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to holders of this Warrant) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 8(a), (b) and (d)), then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Exercise Price determined as of the record date mentioned above, and of which the numerator shall be such Exercise Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Company's independent certified public accountants that regularly examines the financial statements of the Company (an "Appraiser").

(d)	If the Company or any subsidiary thereof, as applicable with respect to Common Stock Equivalents (as defined below), at any time while this Warrant is outstanding, shall issue shares of Common Stock or rights, warrants (including those issued under the Purchase Agreement), options or other securities or debt that is convertible into or exchangeable for shares of Common Stock ("Common Stock Equivalents") entitling any Person to acquire shares of Common Stock, at a price per share less than the Exercise Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price), then, at the option of the Holder for such exercises as it shall indicate, the Exercise Price shall be adjusted to mirror the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms. No adjustment under this Section shall be made as a result of (i) issuances of Common Stock or Common Stock Equivalents to the extent disclosed in Schedule 2.1(c) to the Purchase Agreement, (ii) issuances and exercises of options to purchase shares of Common Stock issued for compensatory purposes pursuant to any of the Company's stock option or stock purchase plans, or (iii) exercises under the Warrants (as defined in the Purchase Agreement).


(e)	In case of any (1) merger or consolidation of the Company with or into another Person, or (2) sale by the Company of more than one-half of the assets of the Company (on a book value basis) in one or a series of related transactions, the Holder shall have the right thereafter to (A) exercise this Warrant for the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and the Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the Common Stock for which this Warrant could have been exercised immediately prior to such merger, consolidation or sales would have been entitled or (B) in the case of a merger or consolidation, (x) require the surviving entity to issue common stock purchase warrants equal to the number Warrant Shares to which this Warrant then permits, which newly warrant shall be identical to this Warrant and (y) simultaneously with the issuance of such warrant, the Holder of such warrant shall have the right to exercise such warrant only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger or consolidation or (C) require the surviving entity from such merger, acquisition or business combination to pay to the Holder, in cash, the Black Scholes value
of this Warrant.   In the case of clause (B), the exercise price for such
new warrant shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Exercise Price of this Warrant immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(f)	For the purposes of this Section 8, the following clauses shall also be applicable:

(i) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(ii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(g)	All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(h)	Whenever the Exercise Price is adjusted pursuant to Section 8(c)
above, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case the adjustment shall be equal to the average of the adjustments recommended by each of the Appraiser and such appraiser. The Holder shall promptly mail or cause to be mailed to the Company, a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such adjustment shall become effective immediately after the record date mentioned above.

(i)	If:

	(i)	the Company shall declare a dividend (or any other
        distribution) on its Common Stock; or

	(ii)	the Company shall declare a special nonrecurring cash
        dividend on or a redemption of its Common Stock; or

	(iii)	the Company shall authorize the granting to all holders of
        the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

	(iv)	the approval of any stockholders of the Company shall be
        required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

	(v)	the Company shall authorize the voluntary dissolution,
        liquidation or winding up of the affairs of the Company, then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least
        20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

9.	Payment of Exercise Price.  The Holder shall pay the Exercise Price in one of the following manners:

(a)	Cash Exercise.  The Holder may deliver immediately available funds;

or

(b)	Cashless Exercise. The Holder may surrender this Warrant to the
Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

        X = Y [(A-B)/A]
where:

        X = the number of Warrant Shares to be issued to the Holder.

        Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

        A = the average of the closing sale prices of the Common Stock (as reported by Bloomberg L.P. or any successor to its function of reporting share prices at 4:15 p.m. (New York time for the closing bid price for regular session trading on such day)) for the five (5) trading days immediately prior to (but not including) the Date of Exercise.

        B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date.

10.  	Certain Exercise Restrictions.


(a)	A Holder may not exercise this Warrant to the extent such exercise would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon such exercise and held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of an exercise hereunder, unless the exercise at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular exercise hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of this Warrant is exercisable shall be the responsibility and obligation of the Holder. If the Holder has delivered a Form of Election to Purchase for a number of Warrant Shares that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the exercise for the maximum portion of this Warrant permitted to be exercised on such Date of Exercise in accordance with the periods described herein and, at the option of the Holder, either keep the portion of the Warrant tendered for exercise in excess of the permitted amount hereunder for future exercises or return such excess portion of the Warrant to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(b)	A Holder may not exercise this Warrant to the extent such exercise would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon such exercise and held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of an exercise hereunder, unless the exercise at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular exercise hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of this Warrant is exercisable shall be the responsibility and obligation of the Holder. If the Holder has delivered a Form of Election to Purchase for a number of Warrant Shares that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the exercise for the maximum portion of this Warrant permitted to be exercised on such Date of Exercise in accordance with the periods described herein and, at the option of the Holder, either keep the portion of the Warrant tendered for exercise in excess of the permitted amount hereunder for future exercises or return such excess portion of the Warrant to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

11.	Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash equal to the Exercise Price multiplied by such fraction.


12.	Notices.  Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 1999 Lincoln Drive, Suite 202, Sarasota, FL 34236, facsimile: (941) 953 4363, attention Chief Financial Officer, or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

13.	Warrant Agent.  The Company shall serve as warrant agent under this
Warrant. Upon thirty (30) days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

14.	Miscellaneous.

(a)	This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)	Subject to Section 14(a), above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant. This Warrant shall inure to the sole and exclusive benefit of the Company and the Holder.

(c)	The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The Company and the Holder hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its' attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(d)	The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)	In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.


                                   SALIENT CYBERTECH, INC.

                                   By:_____________________________________
                                   Name:
                                   Title:

                   FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the Warrant issued on November 14, 2000 by Salient Cybertech, Inc.)

To Salient Cybertech, Inc.:

The undersigned hereby irrevocably elects to purchase _____________ shares of common stock, $.001 par value per share, of Salient Cybertech, Inc. (the "Common Stock") and , if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, encloses herewith $________ in cash, certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                                          PLEASE INSERT SOCIAL SECURITY OR
                                          TAX IDENTIFICATION NUMBER



 ________________________________________________________________________
	(Please print name and address)




Dated: _________ , ________                         Name of Holder:

                                                   (Print)_________________

                                                   (By:)___________________
                                                   (Name:)
                                                   (Title:)

                                                   (Signature must conform
                                                   in all respects to name
                                                   of holder as specified
                                                   on the face of the Warrant)

                        FORM OF ASSIGNMENT

	[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Salient Cybertech, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Salient Cybertech, Inc. with full power of substitution in the premises.


Dated:

_______________, ____


                                                   _________________________
                                                   (Signature must conform
                                                   in all respects to name
                                                   of holder as specified
                                                   on the face of the Warrant)


                                                   __________________________
                                                   Address of Transferee

                                                   __________________________

                                                   __________________________



In the presence of:


__________________________

                                                              Annex A



Date      Number of Warrant    Number of Warrant    Number of Warrant
          Shares Available     Shares Exercised     Shares Remaining
          to be Exercised                           to be Exercised


_________________________________________________________________________
_________________________________________________________________________
_________________________________________________________________________
_________________________________________________________________________
_________________________________________________________________________
_________________________________________________________________________
_________________________________________________________________________
_________________________________________________________________________
_________________________________________________________________________
_________________________________________________________________________

                        REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is made and entered into as of November 14, 2000, among Salient Cybertech, Inc., a Delaware corporation (the "Company"), and the investors signatory hereto (each such investor is a "Purchaser" and all such investors are, collectively, the "Purchasers").

This Agreement is made pursuant to the Convertible Debenture Purchase Agreement, dated as of the date hereof among the Company and the Purchasers (the "Purchase Agreement"), and the Securities Purchase Agreement, dated the date hereof, between the Company and the Investors signatory thereto (the "Equity Line Agreement").

The Parties hereto, for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, hereby agree as follows:

1.	Definitions

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement and the Equity Line Agreement. As used in this Agreement, the following terms shall have the following meanings:

"Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

"Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or State of Florida are authorized or required by law or other government actions to close.

"Closing Date" shall have the meaning set forth in the Purchase Agreement.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the Company's common stock, $.001 par value, or such securities in to which that such stock shall hereafter be reclassified.

"Debentures" means the Convertible Debentures issued to the Purchasers in accordance with the Purchase Agreement.

"Effectiveness Date" means with respect to the initial Registration Statement required to be filed hereunder, the 105th day following the Closing Date and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 105th day following the date that notice of the requirement to file such additional Registration Statement is provided.

"Effectiveness Period" shall have the meaning set forth in Section 2(a).

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Filing Date" means the 30th day following the Closing Date and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 30th day following the date that notice of the requirement to file such additional Registration Statement is provided.

"Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

"Indemnified Party" shall have the meaning set forth in Section 5(c).

"Indemnifying Party" shall have the meaning set forth in Section 5(c).

"Losses" shall have the meaning set forth in Section 5(a).

"Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

"Registrable Securities" means (i) the shares of Common Stock issuable upon conversion in full of the Debentures, (ii) the shares of Common Stock issuable upon conversion in full of the Warrants, and (iii) the Put Shares.


"Registration Statement" means the registration statement and any additional registration statements contemplated by Section 3(c), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Special Counsel" means one special counsel to the Holders, for which the Holders will be reimbursed by the Company pursuant to Section 4.

"Warrants" shall mean (i) the Warrants (as defined in each of the Purchase Agreement and the Equity Line Agreement), (ii) the Common Stock purchase warrant issued or issuable to Alliance Financial as compensation in connection with the issuance and sale of the Debentures to the Purchasers, and (iii) the Common Stock purchase warrant issued to Alliance Financial under the Equity Line Agreement.

2.	Shelf Registration

(a)	On or prior to each Filing Date, the Company shall prepare and file with the Commission a "Shelf" Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-1 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-1, in which case such registration shall be on another appropriate form and shall contain the "Plan of Distribution" attached hereto as Annex A. The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the date which is two years after the date that such Registration Statement is declared effective by the Commission or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) (the "Effectiveness Period"). The Company agrees that it will make such pre-and post-effective filings with the Commission as are necessary in order to convert the Registration Statement to a Registration Statement under Form S-3 promulgated under the Securities Act as soon as possible following the date, if any, on which the Company is eligible to utilize such form to register the resale of its securities as contemplated by this Agreement.

(b)	The initial Registration Statement to be filed hereunder shall include (but not be limited to) a number of shares of Common Stock equal to no less than the sum of (i) 200% of the number of shares of Common Stock issuable upon conversion in full of the principal amount of all issuable Debentures, assuming no interest is paid thereon in cash and that such Debentures remain outstanding for three years and that such conversion occurred at a price equal to the Conversion Price (as defined in the Debentures) on the Closing Date, Filing Date or day prior to the filing of a request with the Commission that the Registration Statement be accelerated (whichever has a lower Conversion Price), and (ii) the number of shares of Common Stock issuable upon exercise in full of the Warrants issued as of the Closing Date (assuming that the Maximum number of shares of Common Stock are issued and sold under the Equity Line Agreement) issued as of the Closing Date, and (iii) 17,250,000 shares of Common Stock for the Put Shares and the Warrant Shares for sale by the Holders under the Equity Line Agreement.

(c)	If (a) a Registration Statement is not filed on or prior to its
Filing Date (if the Company files such Registration Statement without affording the Holder the opportunity to review and comment on the same as required by Section 3(a) hereof, the Company shall not be deemed to have satisfied this clause (a)), or (b) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or not subject to further review, or (c) a Registration Statement filed hereunder is not declared effective by the Commission on or prior to its Effectiveness Date, or (d) after a Registration Statement is filed with and declared effective by the Commission, such Registration Statement ceases to be effective as to all Registrable Securities to which it is required to relate at any time prior to the expiration of the Effectiveness Period without being succeeded within ten Business Days by an amendment to such Registration Statement or by a subsequent Registration Statement filed with and declared effective by the Commission, or (e) the Common Stock shall not be quoted on the OTC Bulletin Board ("OTC") or shall be delisted or suspended from trading on the New York Stock Exchange, American Stock Exchange, the NASDAQ National Market or the NASDAQ SmallCap Market (each, a "Subsequent Market") for more than three Trading Days (which need not be consecutive Trading Days), or (f) the conversion rights of the Holders pursuant to the Debentures are suspended for any reason, or (g) an amendment to a Registration Statement is not filed by the Company with the Commission within ten Business Days of the Commission's notifying the Company that such amendment is required in order for such Registration Statement to be declared effective (any such failure or breach being referred to as an "Event," and for purposes of clauses
(a), (c) and (f) the date on which such Event occurs, or for purposes of clause (b) the date on which such five day period is exceeded, or for purposes of clauses (d) and (g) the date which such ten Business Day-period is exceeded, or for purposes of clause (e) the date on which such three Trading Day-period is exceeded, being referred to as "Event Date"), then, on the first monthly anniversary of such Event Date, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 2.0% of the purchase price paid by such Holder pursuant to the Purchase Agreement, and on each monthly anniversary thereafter of such Event Date and every monthly anniversary thereof until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 3.0% of the purchase price paid by such Holder pursuant to the Purchase Agreement. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 15% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full and if not in cash by the tenth Business Day after first accrued, at the option of the Holder, such liquidated damages be paid in shares of Common Stock under the Vesting Warrant. The liquidated damages pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event.

3.	Registration Procedures

In connection with the Company's registration obligations hereunder, the Company shall:

(a)	Not less than five Business Days prior to the filing of each
Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall, (i) furnish to the Holders and their Special Counsel copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders and their Special Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities and their Special Counsel shall reasonably object, provided, the Company is notified of such objection no later than 3 Business Days after the Holders have been so furnished copies of such documents.

(b)	(i)  Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within ten Business Days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c)	File additional Registration Statements if the number of Registrable
Securities at any time exceeds 85% of the number of shares of Common Stock then registered in all their existing Registration Statements hereunder.

(d)	Notify the Holders of Registrable Securities to be sold and their
Special Counsel as promptly as reasonably possible (and, in the case of (i)
(A) below, not less than five Business Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders); and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information;
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose;
(iv) if at any time any of the representations and warranties of the Company contained in any agreement contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)	Promptly deliver to each Holder and their Special Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(f)	Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders and their Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

(g)	Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(h)	Upon the occurrence of any event contemplated by Section 3(d)(vi), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)	Comply with all applicable rules and regulations of the Commission.

4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Subsequent Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Holders), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and Special Counsel for the Holders and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.

5.	Indemnification

(a)	Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(d)(ii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(e). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)	Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange
Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or based solely upon any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(d)(ii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(e). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)	Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying
Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)	Contribution.  If a claim for indemnification under Section 5(a)
or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.	Miscellaneous

(a)	Amendments and Waivers.  The provisions of this Agreement,
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least two-thirds of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(b)	No Inconsistent Agreements.  Neither the Company nor any of its
subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as and to the extent specified in Schedule 6(b) hereto, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(c)	No Piggyback on Registrations.  Except as and to the extent
specified in Schedule 6(b) hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

(d)	Compliance.  Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(e)	Discontinued Disposition.  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 3(d)(ii), 3(d)(iii), 3(d)(iv), 3(d)(v) or 3(d)(vi), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(h), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(f)	Piggy-Back Registrations.  If at any time during the Effectiveness
Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered.

g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	           	    Salient Cybertech, Inc.
                                        1999 Lincoln Drive, Suite 202
                                        Sarasota, Florida 34236
                                        Facsimile No.: (941) 953 4363
                                        Attn:  Chief Financial Officer

With copies to:                         David  J. Feingold, Esq.
                                        3300 PGA Blvd.
                                        Palm Beach Gardens, Florida 33410
                                        Facsimile No.: (561) 630 8936

If to a Purchaser:                      To the address set forth under such
                                        Purchaser's name on the signature
                                        pages hereto.

If to any other Person who is then the registered Holder:

                                        To the address of such Holder as it
                                        appears in the stock transfer books
                                        of the Company

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(h)	Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(i)	Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j)	Governing Law.  All questions concerning the construction,
validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its' attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(k)	Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(l)	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.
It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m)	Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(n)	Independent Nature of Purchasers' Obligations and Rights.  The
obligations of each Holder, Purchaser and Investor hereunder are several and not joint with the obligations of any other Holder, Purchaser and Investor hereunder, and no such Person shall be responsible in any way for the performance of the obligations of any other such Person hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder, Purchaser or Investor pursuant hereto or thereto, shall be deemed to constitute such Person as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such Person is in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder, Purchaser and Investor shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder, Purchaser or Investor to be joined as an additional party in any proceeding for such purpose.


                         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                          SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                            SALIENT CYBERTECH, INC.



                                            By:_____________________________
                                            Name:
                                            Title:


                         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                          SIGNATURE PAGES OF PURCHASER TO FOLLOW]

                                            HAINES AVENUE LLC

                                            By:_____________________________
                                            Name:
                                            Title:


Address for Notice:                         Haines Avenue LLC
                                            c/o Citco Trustees (Cayman)
                                            Limited
                                            Commercial Centre
                                            P.O. Box 31106 SMB
                                            Grand Cayman
                                            Cayman Islands
                                            British West Indies
                                            Facsimile No.: (345) 945-7566

With copies to:                             Robinson Silverman Pearce
                                            Aronsohn & Berman LLP
                                            1290 Avenue of the Americas
                                            New York, NY  10104
                                            Facsimile No.:  (212) 541-4630
                                            and (212) 541-1432
                                            Attn:  Eric L. Cohen, Esq.

                                                                    Annex A


                        Plan of Distribution

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

-      privately negotiated transactions;

-      short sales;

- broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

-      a combination of any such methods of sale; and

-      any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The Selling Stockholders may also engage in short sales against the box, puts and calls and other transactions in securities of the Company or derivatives of Company securities and may sell or deliver shares in connection with these trades. The Selling Stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The Selling Stockholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the Selling Stockholders.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Investor and any broker-dealers or agents that are involved in selling the shares are considered "underwriters" by the Securities and Exchange Commission within the meaning of the Securities Act in connection with sales under this Registration Statement. Accordingly, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them will be deemed underwriting commissions or discounts under the Securities Act.

The Company is required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                    SECURITIES PURCHASE AGREEMENT

                              Between

                      SALIENT CYBERTECH, INC.

                               and

                        HAINES AVENUE LLC


SECURITIES PURCHASE AGREEMENT dated as of November 14, 2000 (this
"Agreement"), between the Investor signatory hereto (the "Investor"), and Salient Cybertech, Inc., a Delaware corporation (the "Company").

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the opportunity to issue and sell to Investor from time to time as provided herein and pursuant to Rule 506 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and Section 4(2) thereunder, up to $10,000,000 of the Company's Common Stock (as defined below) and certain Common Stock purchase warrants.


NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor agree as follows:

                             ARTICLE I

Certain Definitions


"Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York or State of Florida are authorized or required by law or other government action to close.

"Capital Shares" means the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

"Capital Shares Equivalents" means any securities, rights, or obligations that are directly or indirectly convertible into or exchangeable for or give any right to subscribe for or otherwise receive Capital Shares of the Company or any warrants, options or other rights to subscribe for or purchase Capital Shares.

"Closing Warrant" means the Common Stock purchase warrant, in the form of Exhibit C-1 hereto, to be delivered to the Investor concurrently with the execution of this Agreement, entitling the Investor to purchase from time to time in accordance with the terms thereof shares of Common Stock.

"Commission" means the Securities and Exchange Commission.

"Commitment Period" means the period commencing on the Effective Date and expiring on the earliest to occur of (x) the date on which the Investor shall have paid an aggregate of $10,000,000 in Purchase Price pursuant to this Agreement, (y) the date this Agreement is terminated in accordance with its terms, or (z) the date occurring 24 months from the Closing Date.

"Common Stock" means the Company's common stock, par value $.001 per share, or such securities into which such stock shall hereafter be reclassified or changed.

"Effective Date" means the date on which the Commission first declares effective a Registration Statement meeting the requirements of the Registration Statement and registering the sale by the Company and resale by the Investor of the Registrable Securities.

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Investment Amount" means the dollar amount to be invested by the Investor to purchase Put Shares as specified in a Put Notice.

"Market Price" on any date means the average of the three lowest VWAPs during the Valuation Period relating to such date, subject to equitable adjustment in the event of a Valuation Event during such Valuation Period.

"Maximum Put Amount" means means the lesser of (x) $2,000,000 and (y) 150% of the weighted average daily price for the twenty Trading Day period prior to the Put Date multiplied by the weighted average trading volume for such twenty Trading Day period.

"Minimum Commitment Amount" means $2,500,000.

"Outstanding" when used with reference to shares of Common Stock or Capital Shares, means, at any date as of which the number of such Shares is to be determined, all issued and outstanding shares of Common Stock or Capital Shares, and shall include all such shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such shares; provided, that "Outstanding" shall not mean any shares of Common Stock or Capital Shares directly or indirectly owned or held by or for the account of the Company.

"Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Principal Market" means whichever of the NASDAQ National Market, NASDAQ SmallCap Market, American Stock Exchange, New York Stock Exchange or OTC Bulletin Board, that is then the principal trading exchange, market or quotation system for the Common Stock.

"Purchase Price" means with respect to Put Shares, an amount equal to 90% of the Market Price for the Valuation Period for a Put (subject to certain adjustments as set forth in Section 5.7).

"Put" means the exercise by the Company of its right to require the Investor to purchase Put Shares pursuant to the terms of this Agreement.

"Registrable Securities" has the meaning set forth in the Registration Rights Agreement.

"Registration Rights Agreement" means the Registration Rights Agreement between the Company and the Investor, dated the date hereof, in the form of Exhibit B hereto.

"Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

"Securities" means, collectively, the Put Shares, Warrants and Warrant
Shares.

"Trading Day" means (a) a day on which the Common Stock is traded on the Principal Market on which the Common Stock is then listed or quoted, or
(b) if the Common Stock is not listed or quoted for trading on a Principal Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean a Business Day.

"Undrawn Amount" means $2,500,000 less the aggregate Purchase Price paid during the Commitment Period for Put Shares pursuant to this Agreement.

"Valuation Event" means an action by the Company during the Commitment
Period to:

(1)	subdivide or combine the Common Stock;

(2)	pay a dividend on its Capital Shares or make any other distribution of its Capital Shares;

(3)	issue any additional Capital Shares ("Additional Capital Shares")
at a price per share less, or for other consideration lower, than the VWAP in effect immediately prior to such issuance, or without consideration (other than pursuant to this Agreement);

(4)	issue any warrant, option, right or other security to subscribe for or purchase Additional Capital Shares at a price per share at any time over life of such security (whether by reset, adjustment or otherwise) that is less than the VWAP in effect immediately prior to such issuance of such warrant, option, right or other security;

(5)	issue any securities convertible into or exchangeable for Capital
Shares at a price per Additional Capital Share that is at any time over the life of such security (whether by reset, adjustment or otherwise) less than the VWAP on the date of issuance of such convertible or exchangeable security;

(6)	make a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (e)); or

(7)	take any other action affecting the number of Outstanding Capital
Shares, which in the opinion of the Company's Board of Directors, determined in good faith, would have a Material Adverse Effect upon the rights of the Investor at the time of a Put.

"Valuation Period" means the period of ten Trading Days commencing on the Put Date.

"Vesting Warrant" means the Common Stock purchase warrant, in the form of Exhibit C-2 hereto, to be delivered to the Investor concurrently with the execution of this Agreement, entitling the Investor to purchase from time to time in accordance with the terms thereof shares of Common Stock.

"VWAP" means the daily volume weighted average price (as reported by Bloomberg Financial using AQR function) of the Common Stock on the Principal Market on the date in question, or if there is no such price on such date, then the closing bid price on the date nearest preceding such date.

"Warrants" means, collectively, (a) the Closing Warrant, (b) the Vesting Warrant and (c) the Common Stock purchase warrant, in the form of Exhibit C-3 hereto, to be delivered to the Broker (as defined herein) concurrently with the execution of this Agreement, entitling the Broker to purchase from time to time in accordance with the terms thereof shares of Common Stock.

"Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

                             ARTICLE II

                   Purchase and Sale of Common Stock

Section II.1 	Investments.

(1)	Puts.  Subject to the conditions and limitations set forth herein, the Company may make a Put by the delivery of a duly completed written notice to the Investor in the form attached hereto as Exhibit A (each, a "Put Notice"), specifying therein the Investment Amount that the Company intends to sell to the Investor. The number of shares of Common Stock that the Investor shall receive pursuant to a Put ("Put Shares") shall be determined by dividing the Investment Amount specified in the Put Notice by the Purchase Price for the Valuation Period for such Put.

(2)	Limitations on Puts and Common Stock Issuable.

(i)	The Company may not deliver a Put Notice to the extent that, following the purchase by the Investor of Put Shares thereunder, the Investor and its affiliates would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act) in excess of 4.999% of the then outstanding shares of Common Stock.

(ii)	The maximum Purchase Price for all Puts is an aggregate of
$10,000,000.

(iii)	The Investment Amount for each Put shall be neither less than
$50,000 nor more than the Maximum Put Amount.

(iv)	The Company may not deliver a Put Notice during the continuation of any of the events specified in Section 5.4.

Section II.2	Mechanics.

(1)	Put Notice.   Subject to the conditions and limitations herein,
at any time during the Commitment Period the Company may deliver a Put Notice to the Investor.

(2)	Date of Delivery of Put Notice or Notice to Acquire Investment
Shares. A Put Notice shall be deemed delivered on: (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon New York Time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon New York Time on a Trading Day or at any time on a day which is not a Trading Day. The Trading Day that a Put Notice is deemed delivered pursuant to this Section is the "Put Date."

Section II.3	Closings.

(a)	Subject to the satisfaction of the conditions set forth in this
Agreement, the closing of the purchase by the Investor of Put Shares following a Put (a "Closing") shall occur on the second Business Day following the end of the Valuation Period for such Closing (or such other date as is mutually agreed to by the Company and the Investor) (a "Closing Date") at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, NY 10104 ("Robinson Silverman") or such other place to which the parties may agree. At least one Business
Day prior to each Closing Date, the Company shall deliver (or cause to be delivered) into escrow with Robinson Silverman (or such other escrow agent to which the parties may agree): (1) the certificate contemplated by Section 6.1(c); (2) the legal opinion contemplated by Section 6.1(f); (3) a writing, executed by the Investor and the Company concurring as to (x) the total number of Put Shares that are to be issued and sold at such Closing, (y) the Investment Amount for the Put Shares issuable at such Closing and (z) the number of Warrant Shares that will vest on such Closing Date under the Closing Warrant as a result of such Put (it being agreed that 750,000 shares of Common Stock shall vest under such Closing Warrant on the first Closing Date and 150,000 shares of Common Stock shall vest for each $1,000,000 of Purchase Price paid at additional Closings), and (4) all other documents, instruments and writings required to be delivered by it pursuant to the Transaction Documents (as defined herein) in order to effect a Closing hereunder (the items contemplated by clauses (1) through (4) above are collectively referred to as the "Company Required Items"). At least one Business Day prior to each Closing Date, the Company shall deliver to the Investor's account through the Depository Trust Company DWAC system, per written account instructions delivered by the Investor to the Company (the "DTC Account"), the Put Shares to be issued and sold to the Investor at such Closing and meeting the requirements of Section 5.3 which Put Shares shall be held in escrow pending delivery to the Company of the Investment Amount for the Put Shares to be issued and sold at such Closing pursuant to the terms hereof.

(b)	Robinson Silverman (or such other escrow agent to which the parties may agree) shall notify the Company, the Investor and Alliance Financial (the "Broker") on the Business Day it receives all of the Company Required Items relating to such Closing. If: (i) Robinson Silverman (or such other escrow agent to which the parties may agree) shall have provided such notice by the Closing, (ii) the DTC Account shall have been credited with the Put Shares to be issued and sold to the Investor at such Closing and (iii) the other conditions to the Investor's obligation to purchase Put Shares at such Closing as provided hereunder shall have been satisfied or waived, the Investor shall deliver (or cause to be delivered): (x) to the Company, the Investment Amount for the Put Shares to be issued and sold at such Closing, less the amounts contemplated by clause (y) following this clause (x), and
(y) (1) to Robinson Silverman (or such other escrow agent to which the parties may agree), $2,000, (2) to the Investor, the amount of any Blackout Payments (as defined below), together with all accrued interest thereon, then owed and for which full payment shall not have previously been made,
(3) to the Broker, an amount equal to [    ] of the gross Investment Amount
to be paid at such Closing. In the event that: (i) any Company Required Item shall not have been delivered, (ii) the DTC Account shall not have been credited with the Put Shares to be issued and sold to the Investor at such Closing or (iii) any condition set forth in Article VI shall not have been fulfilled or waived by the Investor then, at the option of the Investor, such Closing shall be canceled and any Company Required Items delivered to Robinson Silverman (or such other escrow agent to which the parties may agree) and any Put Shares credited to the DTC Account, in both cases, in connection with such Closing, shall be returned to or as directed by the Company. The parties hereto understand and agree that Robinson Silverman (or such other escrow agent to which the parties may agree) will not release the Company Required Items to the Investor prior to its receipt of written confirmation from the Company that the Company has received the net proceeds from the sale of the Put Shares to have been sold at such Closing; provided, if the Company does not confirm such receipt by 5:00 p.m. New York Time on the Business Day following the Closing Date, the parties hereby direct Robinson Silverman (or such other escrow agent to which the parties may agree) to deliver the Company Required Items to the Investor at such time as Robinson Silverman (or such other escrow agent to which the parties may agree) receives written evidence from the institution from which the Investment Amount was delivered on behalf of the Investor that funds equal to the amount required hereunder to be delivered to the Company at such Closing were delivered in accordance with the wire instructions provided by the Company for such purpose (a federal wire number for the correct amount and in accordance with the wire instructions provided by the Company for such purpose shall be conclusive evidence of the Company's receipt).

(c)	Each of the parties hereby agrees jointly and severally to indemnify and hold harmless Robinson Silverman (or such other escrow agent to which the parties may agree) and its members, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the performance of its duties hereunder and agrees that Robinson Silverman (or such other escrow agent to which the parties may agree) shall not have any liability hereunder other than as arising solely from its willful misconduct in performing its duties hereunder. The parties understand and agree that Robinson Silverman (or such other escrow agent to which the parties may agree) may, at any time upon two Business
Days prior written notice to the parties, resign from its duties and obligations hereunder without recourse to any party. The Company further understands and agrees that Robinson Silverman acts as legal counsel to the Investor in connection with the transactions contemplated hereby and may, from time to time, represent the Investor in other matters, including such matters as may directly or indirectly be adverse to the interests of the Company. The Company consents to such representation and waives any claim that such representation represents a conflict of interest on the part of Robinson Silverman. The Investor understands that the Company and Robinson Silverman are relying explicitly on the foregoing provision in connection with the Investor entering into this Agreement.

Section II.4	Termination of Investment Obligation.


(1)	The obligation of the Investor to purchase shares of Common Stock shall, at the Investor's option, terminate permanently (including with respect to a Closing Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement (or the ability of the Investor to use the prospectus thereunder to dispose of Registrable Securities) for an aggregate of thirty days during the Commitment Period for any reason, (ii) the Company shall at any time breach its obligations under the Transaction Documents or there shall be an Event of Default under the Debentures issued in accordance with the Convertible Debenture Purchase Agreement dated the date hereof among the Company and the Purchasers signatory thereto, which breach shall not be cured within 30 days after notice, (iii) the Registration Statement shall not have become effective by the expiration of the 150th day following the date of this Agreement or (iv) if, after the Effective Date, the registration statement ceases to be effective as to all Registrable Securities, or the prospectus thereunder is not available for use by the Investor to sell Registrable Securities, in either case, for an aggregate of 30 days.

(2)	The obligation of the Company to sell Put Shares to the Investor following delivery of a Put Notice shall terminate if the Investor fails to honor such Put Notice within four Trading Days following the Closing Date scheduled for such Put, and the Company notifies Investor of such termination. Notwithstanding any such termination, the Company shall maintain the Registration Statement in effect (and shall permit the Investor to use the prospectus thereunder to sell Registrable Securities) for not less than 45 Trading Days following the date of any such termination. Such termination shall be the Company's sole remedy for the Investor's failure to honor a Put.

Section II.5	Blackout Payments.  If  for any reason an Investor is not
permitted for more than an aggregate of ten Trading Days (which need not be consecutive Trading Days) during the period commencing on the Effective Date and ending on the 45th Trading Day following the expiration of the Commitment Period to use the prospectus under the Registration Statement to dispose of all Registrable Securities or if such Registration Statement shall not be effective, then the Company shall pay to such Investor on the following Business Day and on the Business Day following each additional such ten Trading Day period in excess the initial ten Trading Day period, as liquidated damages and not as a penalty, cash in an amount equal to 2% of all Put Shares and Warrant Shares issued to and then held by such Investor. The amounts that may become due and payable pursuant to this Section are sometimes referred to herein as "Blackout Payments." Late interest on any unpaid Blackout Payments shall accrue from and after the date due at the rate of 15% per annum (or such lesser maximum amount as shall be permitted under applicable law) until all Blackout Payments, plus all accrued interest thereon, shall have been paid in full. At the option of the Investors, any portion of Blackout Payments which are not paid in full by the tenth Business Day following the date of incurrence of such Blackout Payment shall be paid in shares of Common Stock through of the Vesting Warrant.

Section II.6	Delisting; Suspension.  If at any time prior to the 30th
Trading Day following the expiration of the Commitment Period the Common Stock shall fail to be listed or quoted for trading on a Principal Market or shall have been suspended from trading thereon (excluding suspensions of not more than one Trading Day as a result of material announcements by the Company) (a "Repurchase Event"), the Investor shall have the right, exercisable within 30 days of a Repurchase Event, to put to the Company, and the Company shall purchase, all or such portion of the Put Shares issued to and then held by the Investor. The purchase price for such shares shall equal the higher of (x) the Purchase Price paid for such shares and (y) the product of (1) the number of such shares and (2) the higher of the closing sales price of the Common Stock on the date of the demand by the Investor of such put and the closing sales price of the Common Stock (as reported by Bloomberg L.P. or any successor to its function of reporting share prices) on the date of payment (if there shall no longer be a reported closing sales price for the Common Stock, the amount under this clause (y) shall equal the last reported closing sales price of the Common Stock on the Principal Market). The purchase price under this Section shall be paid in cash and shall be due in full by the 10th Business Day following the demand therefor. Late interest on any unpaid portion of the amounts that are due from the Company under this Section shall accrue from and after the date due at the rate of 15% per annum (or such lesser maximum amount as shall be permitted under applicable law) until all such amounts, plus all accrued interest thereon, shall have been paid in full. The Investor shall have the right to rescind ab initio any demand for a put hereunder at any time prior to the payment in full of the applicable purchase price by the Company.

Section II.7	Minimum Commitment Amount.  If during the Commitment Period
the Company, for any reason (including a failure to cause a Registration Statement to be declared effective under the Registration Rights Agreement), fails to issue and deliver Put Shares equal to or exceeding the Minimum Commitment Amount, then: (x) on the first Business Day following the expiration of the Commitment Period, the Vesting Warrant shall vest in full for such failure and (y) the Company shall, by the tenth Business Day following the Commitment Period, pay to the Investors, in cash, an amount equal to the product of (a) the Undrawn Amount and (b) the Market Price less the Purchase Price, measured on the day of expiration of the Commitment Period.


                             ARTICLE III

            Representations and Warranties of Investor

The Investor represents and warrants to the Company as follows:

Section III.1	Intent.  The Investor is entering into this Agreement for
its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold Securities for any minimum or other specific term and reserves the right to dispose of Securities at any time in accordance with federal and state securities laws applicable to such disposition and the terms and conditions, if any, relating thereto as set forth in this Agreement.


Section III.2	Sophisticated Investor.  The Investor is a sophisticated
investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Securities. The Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

Section III.3	Authority.  This Agreement and the Registration Rights
Agreement have been duly authorized and validly executed and delivered by the Investor and are valid and binding agreements of the Investor enforceable against it in accordance with their respective terms.

Section III.4	Organization and Standing.  Investor is a corporation duly
organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

Section III.5	Disclosure; Access to Information.  The Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect such Investor's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

Section III.6	General Solicitation.  Such Investor is not purchasing the
Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

Section III.7	Underwriter Liability.  Investor understands that it is
the position of the Commission that with respect to any disposition of Put Shares through a Registration Statement the Investor is an underwriter within the meaning of Section 2(11) of the Securities Act. The Investor agrees to be identified as an underwriter of the Put Shares sold by it in the Registration Statement.

The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than as specifically set forth in this Article III.


                             ARTICLE IV

             Representations and Warranties of the Company


The Company represents and warrants to the Investor as follows:

Section IV.1	Organization and Qualification.  The Company is a
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in Schedule 4.1 (collectively the "Subsidiaries").
Each of the Subsidiaries is an entity, duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Securities (as defined below) or any of this Agreement, the Registration Rights Agreement or the Warrants (collectively, the "Transaction Documents"), (y) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (x), (y) or (z), a "Material Adverse Effect").

Section IV.2	Authorization; Enforcement.  The Company has the requisite
corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. Each of the Transaction Documents has been duly executed by the Company and, when delivered (or filed, as the case may be) in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

Section IV.3	Capitalization.   The number of authorized, issued and
outstanding capital stock of the Company is set forth in Schedule 4.3. Except as disclosed in the SEC Documents (as defined herein) the Company owns all of the capital stock of each Subsidiary. No shares of Common
Stock are entitled to preemptive or similar rights, nor is any holder of securities of the Company or any Subsidiary entitled to preemptive or similar rights arising out of any agreement or understanding with the Company or any Subsidiary by virtue of any of the Transaction Documents. Except as a result of the purchase and sale of the Shares and except as disclosed in the SEC Documents, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any Person other than to the Investors and the Broker and will not result in any right of any holder of the Company's securities to adjust the exercise, conversion or reset price under such securities.

Section IV.4	Issuance of the shares of Common Stock.  When issued and
paid for in accordance with the terms hereof and the Warrants (as applicable), the Put Shares and Warrant Shares will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, "Liens"). The Company has on the date hereof and will, at all times during the Commitment Period and while the Warrants are outstanding, maintain an adequate reserve of duly authorized shares of Common Stock, reserved for issuance to the Investor and the holders of the Warrants, to enable it to perform its exercise and other obligations under this Agreement and the Warrants.

Section IV.5	Filings, Consents and Approvals.  Neither the Company nor
any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of the Registration Statement with the Commission), (ii) filings as may be required under state securities laws, and (iii) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration would not reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect (collectively, the "Required Approvals").

Section IV.6	No Default or Violation.  Except as described in the SEC
Documents, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, in each case of clauses (i),
(ii) or (iii) above, except as would not reasonably be expected to individually or in the aggregate, have or result in a Material Adverse Effect.

Section IV.7	SEC Documents; Financial Statements.  The Company has filed
all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents" and, together with the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents as required. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Since March 31, 2000, except as specifically disclosed in the SEC Documents, (a) there has been no event, occurrence or development that has resulted or that could result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or otherwise required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing compensation agreements or Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock.

Section IV.8 	Investment Company.  The Company is not, and is not an
Affiliate (as defined in Rule 405 under the Securities Act) of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

Section IV.9	Certain Fees.  Other than fees payable to the Broker
pursuant to the terms hereof, no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other similar Person with respect to the transactions contemplated by this Agreement. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Investor, its employees, officers, directors, agents, and partners, and its respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

Section IV.10	Solicitation Materials.  Neither the Company nor any Person
acting on the Company's behalf has solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

Section IV.11	Listing and Maintenance Requirements Compliance. The Company
has not, in the two years preceding the date hereof, received notice (written or oral) from the OTC or any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

Section  IV.12	Patents and Trademarks.  The Company and its Subsidiaries
have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights which are necessary or material for use in connection with their respective business as described in the SEC Documents and which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or its Subsidiaries violates or infringes upon the rights of any Person, to the best knowledge of the Company. All such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

Section IV.13	Registration Rights.  Except as disclosed under Section
6(c) of the Registration Rights Agreement, the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which have not been satisfied.

Section  IV.14	Regulatory Permits.  The Company and its Subsidiaries
possess all certificates, authorizations and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents, except where the failure to possess such permits would not reasonably be expected to, individually or in the aggregate, have or result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

Section IV.15	Title.  The Company and the Subsidiaries have good and
marketable title in fee simple to all real property owned by them which is material to the business of the Company and its Subsidiaries and good and marketable title in all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and its Subsidiaries are in compliance and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

Section IV.16	Absence of Certain Proceedings.   There is no action,
suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. The Company does not have pending before the Commission any request for confidential treatment of information and the Company has no knowledge of any expected such request that would be made prior to the Effectiveness Date (as defined in the Registration Rights Agreement). There has not been, and to the best of the Company's knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

Section IV.17	No Conflicts.  The execution, delivery and performance of
the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other charter documents (each as amended through the date hereof), or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses
(ii) and (iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not have or result in a Material Adverse Effect.

Section IV.18	Solvency.  Based on the financial condition of the Company
as of each Closing Date, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and project capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

Section IV.19	Taxes.    All Federal, state, local and foreign tax returns,
information returns, reports and estimated Tax returns have been timely filed on behalf of the Company and all Taxes shown on any such return or report have been paid on a timely basis. There is no action, suit, proceeding, investigation, audit or claim now proposed or pending with respect to any Tax of the Company and the Company is not aware of any threatened claim for Tax deficiencies. There are no outstanding agreements or waivers for the extension of time for assessment of any Tax payable by the Company, nor has any such waiver or agreement been requested by the Internal Revenue Service or any other taxing authority. The Company has not filed or been included in a consolidated, unitary or combined Tax return with another person. The Company has collected or withheld all material amounts required to be collected or withheld by it for any Taxes, and all such material amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due. The
Company is in material compliance with, and its records contain all material information and documents necessary to comply with, all applicable information reporting and Tax withholding requirements. As used herein, the terms "Tax" and "Taxes" shall mean (i) any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever,
(ii) any sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit tax, license, or other tax, governmental fee or other similar assessment or charge, and (iii) any interest and any penalty, addition to tax or additional amount imposed by any federal, state, local or foreign governmental authority responsible for the imposition of any such tax (domestic or foreign).

Section IV.20	Labor Relations.  No material labor problem exists or, to
the knowledge of the Company, is imminent with respect to any of the employees of the Company.

Section IV.21	Disclosure.  The Company confirms that neither it nor any
other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or might constitute material non-public information. The Company understands and confirms that the Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Investor regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                             ARTICLE V

                  Other Agreements of the Parties

Section V.1	Listing of Common Stock.  The Company shall maintain the
listing of the Common Stock on a Principal Market, and as soon as practicable (but in any event prior to the commencement of the Commitment Period) shall list the Put Shares and all potentially issuable Warrant Shares.
The Company further agrees, if the Company applies to have the Common
Stock traded on any other Principal Market, it will include in such application the issued and issuable Put Shares and Warrant Shares. The Company will take all action to continue the listing and trading of its Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide Investor with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within one Trading Day of the Company's receipt thereof.

Section V.2	Exchange Act Registration; Rule 144 Compliance.  The Company
will cause its Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will use its best efforts to timely comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations thereunder. During the Commitment Period, the Company will notify the Investor immediately following each filing by the Company under the Exchange Act. As long as the Investor owns Securities, if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act such information as is required for the Investor to sell the Securities under Rule 144 promulgated under the Securities Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including causing its attorneys to render and deliver any legal opinion required in order to permit such Person to sell its Securities under Rule 144 upon notice of an intention to sell or other form of notice having a similar effect. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section V.3	Legends.  The certificates evidencing the Common Stock to be sold or otherwise issued to the Investor hereunder (including the Warrant Shares under the Warrants) at any time while a Registration Statement is then effective shall be issued free of restrictive legends of any kind and no instructions or "stop transfer orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto. Prior to the first Closing, the Company will issue to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions to deliver the Put Shares and Warrant Shares without restrictive legends as required by this Section and shall cause its counsel to deliver a to such transfer agent any legal opinion required in order for the transfer agent to deliver shares in such manner. Unless such instructions cover Securities issuable at future Closings, the Company must deliver new such instructions prior to each Closing.

Section V.4	Notice of Certain Events Affecting Registration; Suspension
of Right to Make a Put. The Company will immediately notify the Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable Securities; (i) receipt of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement the response to which would require any amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus.

Section V.5	Expectations Regarding Put Notices.  Within ten days after
the commencement of each calendar quarter, the Company must notify the Investor, in writing, as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Put Notices. Such notification shall constitute only the Company's good faith estimate and shall in no way obligate the Company to raise such amount, or any amount, or otherwise limit its ability to deliver Put Notices. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investor, in writing, at any time as to its reasonable expectations with respect to the current calendar quarter.

Section V.6	Consolidation; Merger.  During the Commitment Period and
for period of 30 days following the last Closing, the Company shall not effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity assumes by written instrument or by operation of law the obligation to deliver to the Investor such Securities as the Investor is entitled to receive pursuant to this Agreement.

Section V.7	Purchase Price Adjustment.  If at any time after the date
hereof and through the 360th day following the date hereof the Company or any Subsidiary (with respect to Common Stock Equivalents) shall offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of shares of Common Stock or Common Stock Equivalents at a price that is, at the issuance thereof, or at any later time due to adjustment, reset, additional issuances or otherwise, less than the Purchase Price, then, at the option of the Investor for such Closings as the Investor shall indicate, the Purchase Price shall be adjusted to mirror the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. If the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Purchase Price, such issuance shall be deemed to have occurred for less than the Purchase Price. The Company shall notify the Investor in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms.

Section V.8	Integration.  The Company shall not, and shall use its best
efforts to ensure that, no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities hereunder to the Investor.

Section V.9	Certain Securities Laws Disclosures; Publicity.  The Company
shall: (i) on the Closing Date, issue a press release reasonably acceptable to the Investors disclosing the transactions contemplated hereby, (ii) file with the Commission a Report on Form 8-K disclosing the transactions contemplated hereby within ten Business Days after the Closing Date, and
(iii) timely file with the Commission a Form D promulgated under the Securities Act. The Company shall, no less than two Business Days prior to the filing of any disclosure required by clauses (ii) and (iii) above, provide a copy thereof to the Investors for their review. The Company and the Investors shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, except that if such disclosure is required by law or stock market regulation, in which such case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the names of the Investors, or include the names of the Investors in any filing with the Commission, or any regulatory agency, trading facility or stock market without the prior written consent of the Investors, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or stock market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure.

Section V.10	Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices), to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

Section V.11	Reimbursement. If the Investor, other than by reason of its
gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person, including stockholders of the Company, solely as a result of the consummation of the transactions contemplated by Transaction Documents, the Company will reimburse the Investor for its reasonable legal and other expenses
(including the cost of any investigation and preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of the Investor actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Investor and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Investor and any such affiliate and any such Person. The Company also agrees that neither the Investor nor any such affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of the applicable Investor or entity in connection with the transactions contemplated by this Agreement.


                             ARTICLE VI

Conditions Precedent to the Right of the Company to Deliver a Put Notice and the Obligation of the Investor to Close

Section VI.1	Conditions Precedent to the Right of the Company to Deliver
a Put Notice and the Obligation of the Investor to Close. In addition to the specific conditions contained elsewhere in this Agreement, the right of the Company to deliver a Put Notice and the obligation of Investor hereunder to perform its obligations at any Closing hereunder is subject to the satisfaction, on both (i) the date of delivery of such Put Notice and (ii) the applicable Closing Date (each a "Condition Satisfaction Date"), of each of the following conditions, or the waiver by the Investor of such conditions:

(1)	Representations and Warranties.  The representations and warranties of the Company in the Transaction Documents shall be true and correct as of the date when made and as of the applicable Condition Satisfaction Date as though first made at that time (except for representations and warranties that speak of a specific date, which need only be true and correct as of such date).

(2)	Performance by the Company.  The Company shall have performed, satisfied and complied in all material respects with all covenants and agreements required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

(3)	Compliance Certificate.  The Company shall have delivered to or as directed by the Investor an Officer's Certificate signed by its Chief Executive Officer, dated as of the applicable Closing Date, certifying that the Company has satisfied the conditions set forth in paragraphs (a),
(b), (h)(ii) - (iv), and (l) of this Section.

(4)	Blue Sky.  The Company shall have obtained all permits and
qualifications required by any state for the offer and sale of the Securities to the Investor and by the Investor of the Registrable Securities as contemplated by in the Registration Rights Agreement or shall have the availability of exemptions therefrom.

(5)	Delivery of Shares.  The Company shall have transmitted the Put
Shares pursuant to Section 2.3 and the other conditions to such Closing as set forth in such Section shall have been satisfied.

(6)	Opinion of Counsel.  The Investor shall have received (or receipt shall have been confirmed by its agent on its behalf) an opinion of counsel to the Company, in the form of Exhibit D hereto.


(7)	Transfer Agent.  The Investor shall have received satisfactory evidence of the Company's delivery to its transfer agent for the Common Stock of instructions and legal opinion meeting the requirements of this Agreement and acceptable to such transfer agent.

(8)	Registration Statement.

(i) 	The Registration Statement shall have been declared effective by the Commission and shall at all times since the Put Date, and the prospectus thereunder shall be available to the Investor to resell all of the Registrable Securities thereunder (including the Put Shares, Warrant
Shares issuable at such Closing).

(ii) 	Neither the Company nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the Commission's concerns have been addressed and the Investor is reasonably satisfied that the Commission no longer is considering or intends to take such action).

(iii) 	The Registration Statement (including the information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of material fact or omit to state any material fact required to be state d therein or necessary to make the statements therein not misleading.

(iv) 	The Company shall have no knowledge of any event which is reasonably likely to occur within 30 Trading Days of the Put Date that would reasonably be expected to cause the Registration Statement to be suspended or otherwise ineffective or inaccurate.

(9)	No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or by the Principal Market that prohibits, materially impairs or renders impractical the transactions contemplated by this Agreement, and no proceeding or rule making process shall have been commenced that may reasonably be expected to have such result if enacted.

(10)	Adverse Changes.  Since the earlier to occur of (i) the date of filing of the Company's most recent SEC Document and (ii) the last Closing hereunder, no occurrence or event that could have or result in a Material Adverse Effect shall have occurred.

(11)	No Suspension of Trading In or Delisting of Common Stock.  The
Common Stock shall be authorized for trading or quotation on the Principal Market and trading in the Common Stock shall not have been suspended by the Commission or the Principal Market at any time from the Put Date through the Closing Date. The Company shall not have received any notice threatening to delist the Common Stock from the Principal Market.

(12)	Principal Market Requirements; Compliance.  The Company shall have received all authorizations from and made all filings required in order to issue to the Investor the Securities at such Closing and shall have caused the Put Shares and the Warrant Shares issuable upon the exercise of the Warrants to be issued at such Closing to be listed for trading on the
Principal Market.   The issuance of shares of Common Stock with respect
to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

(13)	Timing.  At least fifteen Trading Days shall have elapsed since the immediately preceding Closing Date.

(14)	Closing Threshold.   For the ten Trading Days immediately preceding
the Put Date the weighted average daily trading volume of the Common Stock on the Principal Exchange (volume multiplied by VWAP) shall not be less than $50,000.

(15)	Other.  The Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth herein.

                             ARTICLE VII

        Due Diligence Review; Non-Disclosure of Non-Public Information.

Section VII.1	Due Diligence Review.  The Company shall make available for
inspection and review by the Investor, and its advisors and representatives of the Investor, any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor all SEC Documents and other filings with the Commission, and all other publicly available corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review. In connection therewith, the Company shall cause its officers, directors and employees to supply all such publicly available information reasonably requested by the Investor or any such Person (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the

Registration Statement. The review contemplated hereby is solely to enable the Investor and such Persons to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

Section VII.2	Non-Disclosure of Non-Public Information.

(1)	The Company shall not disclose non-public information to the
Investor or its advisors or representatives unless prior to disclosure of such information the Company identifies such information as being non-public information and the Investor enters into a non-disclosure agreement in form mutually acceptable to the Company and the Investor.

(2)	The Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts. Notwithstanding the foregoing or anything herein to the contrary, the Company will immediately notify the Investor of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein in light of the circumstances in which they were made, not misleading.

                             ARTICLE VIII

                             Miscellaneous

Section VIII.1	Governing Law.  All questions concerning the construction,
validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its' attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.


Section VIII.2	Notices.  Any and all notices or other communications or
deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:


If to the Company:
Salient Cybertech, Inc.
1999 Lincoln Drive, Suite 202
Sarasota, Florida 34236
Facsimile No.: (941) 953 4363
Attn:  Chief Financial Officer

With copies to:					David  J. Feingold, Esq.
							3300 PGA Blvd.
                                        	Palm Beach Gardens,
                                          Florida 33410
							Facsimile No.: (561) 630 8936


If to the Investor:		To the address set forth under the Investor's
name on the signature page hereto.

A party may from time to time change its address or facsimile number for notices under this Section by giving at least ten days' prior written notice of such changed address or facsimile number to the other party hereto.

Section VIII.3	Reporting Entity for the Common Stock.  The reporting
entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor to its function of reporting share prices. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section VIII.4	Replacement of Certificates.  Upon (i) receipt of evidence
reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing any Securities and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company (which shall not exceed that required by the Company's transfer agent in the ordinary course) or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate.

Section VIII.5	Execution.  This Agreement may be executed in two or more
counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

Section VIII.6	Entire Agreement.  The Transaction Documents, together
with the Exhibits and Schedules thereto contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section VIII.7	Amendments; Waivers.  No provision of this Agreement may be
waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section VIII.8	Survival.  The representations, warranties and agreements
contained herein shall survive each Closing and the delivery and exercise of all Securities issuable hereunder.

Section VIII.9	Successors and Assigns.  This Agreement shall be binding
upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor.

Section VIII.10	Remedies.  In addition to being entitled to exercise all
rights provided herein or granted by law, including recovery of damages, each of the Investor will be entitled to specific performance of the obligations of the Company under the Transaction Documents. The Company and each of the Investor agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section VIII.11	Severability.  In case any one or more of the provisions
of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section VIII.12	Headings.  The headings herein are for convenience only,
do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section VIII.13	Fees and Expenses.   Other than the amount contemplated in
Section 2.3(c) and Section 8.1, and except as otherwise set forth in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the securities issuable hereunder.

Section VIII.14	No Third-Party Beneficiaries.  This Agreement is intended
for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.


                      [REMAINDER OF PAGE INTENTIONALLY BLANK
                       SIGNATURE PAGES FOLLOW]

	IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


                                SALIENT CYBERTECH, INC.


                                By: __________________________________
                                Name:
                                Title:


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                    SIGNATURE PAGE FOR INVESTOR FOLLOWS]

                                HAINES AVENUE LLC

     				By:_____________________________________
                                Name:
                                Title:


Address for Notice:             Haines Avenue LLC
                                c/o Citco Trustees (Cayman) Limited
                                Commercial Centre
                                P.O. Box 31106 SMB
                                Grand Cayman
                                Cayman Islands
                                British West Indies
                                Facsimile No.: (345) 945-7566

With copies to:                 Robinson Silverman Pearce Aronsohn &
                                Berman LLP
                                1290 Avenue of the Americas
                                New York, NY  10104
                                Facsimile No.:  (212) 541-4630 and (212)
                                541-1432
                                Attn:  Eric L. Cohen, Esq.

                             EXHIBIT A

                            PUT NOTICE



Salient Cybertech, Inc., a Delaware corporation (the "Company"), hereby elects to exercise its right pursuant to the Securities Purchase Agreement dated as of November 14, 2000 (the "Agreement") to require __________ to purchase Put Shares pursuant to terms of the Agreement.

The Company hereby certifies that:

1.  The Investment Amount is: $_______________ ("IA")

2.  The Valuation Period runs from _________ to __________.

3. 90% of the average of the three lowest VWAPs (subject to adjustment) during the Valuation Period is: $________ ("PP")*

4.  The number of Put Shares (IA/PP) issuable hereunder is:_______________



The undersigned has executed this Put Notice as of this _____ day of ______,
_______.



                                SALIENT CYBERTECH, INC.


                                By: __________________________________
                                Name:
                                Title:



* Subject to adjustments in accordance with Section 5.7 of the Agreement.

                             Schedule 4.3

1. Authorized shares of Common Stock - [                     ]

2. Issued and outstanding shares of Common Stock - [                   ]

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES
ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON
AN EXEMPTION FROM REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.


                        SALIENT CYBERTECH, INC.

                              WARRANT

Warrant No.1                                          Dated: November 14, 2000


Salient Cybertech, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, Haines Avenue, LLC or its registered assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from the Company the total number of shares of common stock, $.001 par value per share (the "Common Stock"), of the Company vested pursuant to the terms hereof (each such share, a "Warrant Share" and all such shares the "Warrant Shares"), at the exercise prices set forth in Annex A hereto (as adjusted from time to time as provided in Section 8, the "Exercise Price"), at any time and from time to time from and after the date hereof and through and including November 14, 2005 (the "Expiration Date"), and subject to the following terms and conditions:

1.	Registration of Warrant.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2.	Registration of Transfers and Exchanges.

(a)	The Company shall register the transfer of any portion of this
Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address for notice set forth in
Section 12. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of a Warrant.

(b)	This Warrant is exchangeable, upon the surrender hereof by the Holder to the office of the Company at its address for notice set forth in Section 12 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

3.	Duration and Exercise of Warrants.

(a)	This Warrant shall be exercisable by the registered Holder on any business day before 6:30 P.M., New York City time, at any time and from time to time on or after the date hereof to and including the Expiration Date.
At 6:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. Prior to the Expiration Date, the Company may not call or otherwise redeem this Warrant.


(b)	Upon delivery of a duly completed and signed Form of Election to
Purchase attached hereto (and the Warrant Shares Exercise Log attached hereto) duly completed and signed, to the Company at its address for notice set forth in Section 12 and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in the manner provided hereunder, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 3 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends except (i) either in the event that a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or the Warrant Shares are not freely transferable without volume restriction pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) if this Warrant shall have been issued pursuant to a written agreement between the original Holder and the Company, as required by such agreement. Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant. The Company shall, upon request of the Holder, if available, use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. To effect an exercise hereunder, the Holder shall not be required to physically surrender this Warrant to the Company unless all the Warrant Shares have been exercised. Exercises hereunder shall have the effect of lowering the number of Warrant Shares in an amount equal to the applicable exercise, which shall be evidenced by entries set forth in the Exercise Schedule. The Holder and the Company shall maintain records showing the number of Warrant Shares exercised and the date of such exercises . In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercise of a portion of this Warrant, the number of shares issuable upon exercise of this Warrant may be less than the amount stated on the face hereof.

A "Date of Exercise" means the date on which the Company shall have received
(i) the Form of Election to Purchase completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(c)	This Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares then vested. The Warrant Shares shall vest as follows: 750,000 shares of Common Stock shall vest under such Closing Warrant on the first Closing Date and 150,000 shares of Common Stock shall vest for each $1,000,000 of Purchase Price paid at each additional Closing. All vested Warrant Shares shall be cumulatively available for purchase hereunder at an Exercise Price equal to 125% of the closing bid price of the Common Stock on the trading day immediately prior to the vesting date for such Warrant Shares. Each of the terms "Closing," "Closing Date" and Investment Amount" shall have the meanings set forth in the Purchase Agreement. The number of Warrant Shares vested hereunder shall be measured cumulatively for all Closings. Annex A shall set forth the number of Warrant Shares then vested hereunder for each Closing and the applicable Exercise Price.

4.	Piggyback Registration Rights. This Warrant is subject to the piggyback registration rights granted under the Registration Rights Agreement and such piggyback registration rights shall continue until all of the Holder's Warrant Shares have been sold in accordance with an effective registration statement or upon the Expiration Date. The Company will pay all registration expenses in connection therewith.

5.	Payment of Taxes.  The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.


6.	Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if requested, satisfactory to it. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

7.	Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

8.	Certain Adjustments.  The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8.

(a)	If the Company, at any time while this Warrant is outstanding, (i)
shall pay a stock dividend (except scheduled dividends paid on outstanding preferred stock as of the date hereof which contain a stated dividend rate) or otherwise make a distribution or distributions on shares of its Common Stock or on any other class of capital stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

(b)	In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassifi-cation or share exchange. The terms of any such reclassification or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 8(b) upon any exercise following any such reclassification or share exchange.

(c)	 If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to holders of this Warrant) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 8(a), (b) and (d)), then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distri-bution by a fraction of which the denominator shall be the Exercise Price determined as of the record date mentioned above, and of which the numerator shall be such Exercise Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Company's independent certified public accountants that regularly examines the financial statements of the Company (an "Appraiser").

(d)	If the Company or any subsidiary thereof, as applicable with respect to Common Stock Equivalents (as defined below), at any time while this Warrant is outstanding, shall issue shares of Common Stock or rights, warrants (including those issued under the Purchase Agreement), options or other securities or debt that is convertible into or exchangeable for shares of Common Stock ("Common Stock Equivalents") entitling any Person to acquire shares of Common Stock, at a price per share less than the Exercise Price
(if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price), then, at the option of the Holder for such exercises as it shall indicate, the Exercise Price shall be adjusted to mirror the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms. No adjustment under this Section shall be made as a result of (i) issuances of Common Stock or Common Stock Equivalents to the extent disclosed in Schedule 4.3 to the Purchase
Agreement, (ii) issuances and exercises of options to purchase shares of Common Stock issued for compensatory purposes pursuant to any of the Company's stock option or stock purchase plans, or (iii) exercises under the Warrants (as defined in the Purchase Agreement).

(e)	In case of any (1) merger or consolidation of the Company with or into another Person, or (2) sale by the Company of more than one-half of the assets of the Company (on a book value basis) in one or a series of related transactions, the Holder shall have the right thereafter to (A) exercise this Warrant for the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and the Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the Common Stock for which this Warrant could have been exercised immediately prior to such merger, consolidation or sales would have been entitled or (B) in the case of a merger or consolidation, (x) require the surviving entity to issue common stock purchase warrants equal to the number Warrant Shares to which this Warrant then permits, which newly warrant shall be identical to this Warrant, and (y) simultaneously with the issuance of such warrant, the Holder of such warrant shall have the right to exercise such warrant only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common
Stock following such merger or consolidation or (C) require the surviving entity from such merger, acquisition or business combination to pay to the
Holder, in cash, the Black Scholes value of this Warrant.   In the case of
clause (B), the exercise price for such new warrant shall be based upon the amount of securities, cash and property that each share of Common
Stock would receive in such transaction and the Exercise Price of this Warrant immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(f)	For the purposes of this Section 8, the following clauses shall also be applicable:

(i) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(ii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(g)	All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.


(h)	Whenever the Exercise Price is adjusted pursuant to Section 8(c)
above, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case the adjustment shall be equal to the average of the adjustments recommended by each of the Appraiser and such appraiser. The Holder shall promptly mail or cause to be mailed to the Company, a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such adjustment shall become effective immediately after the record date mentioned above.

(i)	If:

	(i)	the Company shall declare a dividend (or any other
distribution) on its Common Stock; or

	(ii)	the Company shall declare a special nonrecurring cash
dividend on or a redemption of its Common Stock; or

	(iii)	the Company shall authorize the granting to all holders of
the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

	(iv)	the approval of any stockholders of the Company shall be
required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

	(v)	the Company shall authorize the voluntary dissolution,
liquidation or winding up of the affairs of the Company, then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

9.	Payment of Exercise Price.  The Holder shall pay the Exercise Price in one of the following manners:

(a)	Cash Exercise.  The Holder may deliver immediately available funds;

or

(b)	Cashless Exercise. The Holder may surrender this Warrant to the
Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued                  to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the closing sale prices of the Common Stock (as reported by Bloomberg L.P. or any successor to its function of reporting share prices at 4:15 p.m. (New York time for the closing bid price for regular session trading on such day)) for the five (5) trading days immediately prior to (but not including) the Date of Exercise.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date.

10.  	Certain Exercise Restrictions.


(a)	A Holder may not exercise this Warrant to the extent such exercise would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon such exercise and held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of an exercise hereunder, unless the exercise at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular exercise hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of this Warrant is exercisable shall be the responsibility and obligation of the Holder. If the Holder has delivered a Form of Election to Purchase for a number of Warrant Shares that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder the Company shall notify the Holder of this fact and shall honor the exercise for the maximum portion of this Warrant permitted to be exercised on such Date of Exercise in accordance with the periods described herein and, at the option of the Holder, either keep the portion of the Warrant tendered for exercise in excess of the permitted amount hereunder for future exercises or return such excess portion of the Warrant to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(b)	A Holder may not exercise this Warrant to the extent such exercise would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon such exercise and held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of an exercise hereunder, unless the exercise at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular exercise hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of this Warrant is exercisable shall be the responsibility and obligation of the Holder. If the Holder has delivered a Form of Election to Purchase for a number of Warrant Shares that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the exercise for the maximum portion of this Warrant permitted to be exercised on such Date of Exercise in accordance with the periods described herein and, at the option of the Holder, either keep the portion of the Warrant tendered for exercise in excess of the permitted amount hereunder for future exercises or return such excess portion of the Warrant to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.


11.	Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash equal to the Exercise Price multiplied by such fraction.

12.	Notices.  Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 1999 Lincoln Drive, Suite 202, Sarasota, Florida 34236 or facsimile number: (941) 953 4363, attention Chief Financial Officer, or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

13.	Warrant Agent.  The Company shall serve as warrant agent under this
Warrant. Upon thirty days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

14.	Miscellaneous.

(a)	This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)	Subject to Section 14(a), above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant. This Warrant shall inure to the sole and exclusive benefit of the Company and the Holder.


(c)	The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The Company and the Holder hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding s hall be reimbursed by the other party for its' attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.


(d)	The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)	In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

               [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                          SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.


                                            SALIENT CYBERTECH, INC.


                                            By:___________________________
                                            Name:
                                            Title:

                        FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the Warrant issued on November 14, 2000 by Salient Cybertech, Inc.)

To Salient Cybertech, Inc.:

The undersigned hereby irrevocably elects to purchase _____________ shares of common stock, $.001 par value per share, of Salient Cybertech, Inc. (the "Common Stock") and, if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, encloses herewith $________ in cash, certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

         Date of vesting of warrant: _______________.

         Exercise Price: ________________.


The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                                    PLEASE INSERT SOCIAL SECURITY OR
                                    TAX IDENTIFICATION NUMBER



 _____________________________________________________________________
                    (Please print name and address)




Dated: ________ ,______                           Name of Holder:


                                                  (Print)___________________

                                                  (By:)  ___________________
                                                  (Name:)
                                                  (Title:)
                                                  (Signature must conform in
                                                  all respects to name of
                                                  holder as specified on
                                                  the face of the Warrant)

                        FORM OF ASSIGNMENT

	[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Salient Cybertech, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Salient Cybertech, Inc. with full power of substitution in the premises.

Dated:

_______________, ____


                      _______________________________________
                      (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                      _______________________________________
                      Address of Transferee

                      _______________________________________

                      _______________________________________



In the presence of:


__________________________

                                ANNEX A




Exercise Date       Number of Warrant    Number of Warrant  Number of Warrant
                    Shares Not           Shares Exercised   Shares Remaining
                    Previously           on Date of         to be Exercised
                    Exercised.           Exercise



___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.


                        SALIENT CYBERTECH, INC.

                           VESTING WARRANT

Warrant No.1                                        Dated: November 14, 2000


Salient Cybertech, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, Haines Avenue, LLC or its registered assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time and from time to time from and after the business day following the expiration of the Commitment Period (as defined in the Securities Purchase Agreement of even date herewith between the Company and the original Holder (the "Purchase Agreement")), a number of shares (each such share, as adjusted from time to time as provided in Section 8, a "Warrant Share" and all such shares, the "Warrant Shares") of common stock, $.001 par value per share, of the Company (the "Common Stock") equal to the quotient obtained by dividing (x) the Undrawn Amount (as defined in the Purchase Agreement) by (y) the lowest closing bid prices of the Common Stock (as reported by Bloomberg L.P. or the successor to its function of reporting stock prices) during the 90 days preceding the expiration of the Commitment Period (subject to equitable adjustment upon the occurrence of the events set forth in Section 8(a)), at an exercise price equal to $.001 (the "Exercise Price"), but only if, by the expiration of the Commitment Period, the Company shall not have issued and sold Put Shares (as defined in the Purchase Agreement) for an aggregate Investment Amount (as defined in the Purchase Agreement) equal to $2,500,000. This Warrant is subject to the following terms and conditions:


1.	Registration of Warrant.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2.	Registration of Transfers and Exchanges.

(a)	The Company shall register the transfer of any portion of this
Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address for notice set forth in
Section 12. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of a Warrant.

(b)	This Warrant is exchangeable, upon the surrender hereof by the
Holder to the office of the Company at its address for notice set forth in
Section 12 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

3.	Duration and Exercise of Warrants.

(a)	This Warrant shall be exercisable by the registered Holder on any business day before 6:30 P.M., New York City time, at any time and from time to time on or after the date hereof to and including the fifth anniversary of the expiration of the Commitment Period, (the "Expiration Date"). At 6:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. Prior to the Expiration Date, the Company may not call or otherwise redeem this Warrant.


(b)	Upon delivery of a duly completed and signed Form of Election to
Purchase attached hereto (and the grid attached hereto as Annex A) duly completed and signed, to the Company at its address for notice set forth in Section 12 and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in the manner provided hereunder, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 3 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends except (i) either in the event that a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) if this Warrant shall have been issued pursuant to a written agreement between the original Holder and the Company, as required by such agreement. Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant. The Company shall, upon request of the Holder, if available, use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. To effect an exercise hereunder, the Holder shall not be required to physically surrender this Warrant to the Company unless all the Warrant Shares have been exercised. Exercises hereunder shall have the effect of lowering the number of Warrant Shares in an amount equal to the applicable exercise, which shall be evidenced by entries set forth in the Exercise Schedule. The Holder and the Company shall maintain records showing the number of Warrant Shares exercised and the date of such exercises . In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercise of a portion of this Warrant, the number of shares issuable upon exercise of this Warrant may be less than the amount stated on the face hereof.

A "Date of Exercise" means the date on which the Company shall have received
(i) the Form of Election to Purchase (and the Warrant Shares Exercise Log attached hereto) completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

4.	Piggyback Registration Rights. This Warrant is subject to the piggyback registration rights granted under the Registration Rights Agreement and such piggyback registration rights shall continue until all of the Holder's Warrant Shares have been sold in accordance with an effective registration statement or upon the Expiration Date. The Company will pay all registration expenses in connection therewith.

5.	Payment of Taxes.  The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

6.	Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if requested, satisfactory to it. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.


7.	Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 8). The

Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

8.	Certain Adjustments.  The Exercise Price and number of Warrant
Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8.

(a)	If the Company, at any time while this Warrant is outstanding, (i)
shall pay a stock dividend (except scheduled dividends paid on outstanding preferred stock as of the date hereof which contain a stated dividend rate) or otherwise make a distribution or distributions on shares of its Common Stock or on any other class of capital stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

(b)	In case of any reclassification of the Common Stock or any
compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification or share exchange. The terms of any such reclassification or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 8(b) upon any exercise following any such reclassification or share exchange.


(c)	 If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to holders of this Warrant) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 8(a), (b) and (d)), then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Exercise Price determined as of the record date mentioned above, and of which the numerator shall be such Exercise Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Company's independent certified public accountants that regularly examines the financial statements of the Company (an "Appraiser").

(d)	In case of any (1) merger or consolidation of the Company with or into another Person, or (2) sale by the Company of more than one-half of the assets of the Company (on a book value basis) in one or a series of related transactions, the Holder shall have the right thereafter to (A) exercise this Warrant for the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and the Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the Common Stock for which this Warrant could have been exercised immediately prior to such merger, consolidation or sales would have been entitled or (B) in the case of a merger or consolidation, (x) require the surviving entity to issue common stock purchase warrants equal to the number Warrant Shares to which this Warrant then permits, which newly warrant shall be identical to this Warrant, and (y) simultaneously with the issuance of such warrant, the Holder of such warrant shall have the right to exercise such warrant only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock  following such merger or consolidation or (C) require the surviving entity from such merger, acquisition or business combination to pay to the Holder, in cash, the
Black Scholes value of this Warrant.   In the case of clause (B), the
exercise price for such new warrant shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Exercise Price of this Warrant immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.


(e)	For the purposes of this Section 8, the following clauses shall also be applicable:

(i) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.


(ii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)	All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(g)	Whenever the Exercise Price is adjusted pursuant to Section 8(c)
above, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case the adjustment shall be equal to the average of the adjustments recommended by each of the Appraiser and such appraiser. The Holder shall promptly mail or cause to be mailed to the Company, a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such adjustment shall become effective immediately after the record date mentioned above.

(h)	If:

	(i)	the Company shall declare a dividend (or any other
        distribution) on its Common Stock; or

	(ii)	the Company shall declare a special nonrecurring cash
        dividend on or a redemption of its Common Stock; or

	(iii)	the Company shall authorize the granting to all holders of
        the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

	(iv)	the approval of any stockholders of the Company shall be
        required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

	(v)	the Company shall authorize the voluntary dissolution,
        liquidation or winding up of the affairs of the Company,


then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

9.	Payment of Exercise Price.  The Holder shall pay the Exercise Price in one of the following manners:

(a)	Cash Exercise.  The Holder may deliver immediately available funds;

or

(b)	Cashless Exercise. The Holder may surrender this Warrant to the
Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued 				to
the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the closing sale prices of the Common Stock (as reported by Bloomberg L.P. or any successor to its function of reporting share prices at 4:15 p.m. (New York time for the closing bid price for regular session trading on such day)) for the five (5) trading days immediately prior to (but not including) the Date of Exercise.

B = the Exercise Price.


For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date.

10.  	Certain Exercise Restrictions.

(a)	A Holder may not exercise this Warrant to the extent such exercise would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon such exercise and held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of an exercise hereunder, unless the exercise at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular exercise hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of this Warrant is exercisable shall be the responsibility and obligation of the Holder. If the Holder has delivered a Form of Election to Purchase for a number of Warrant Shares that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the exercise for the maximum portion of this Warrant permitted to be exercised on such Date of Exercise in accordance with the periods described herein and, at the option of the Holder, either keep the portion of the Warrant tendered for exercise in excess of the permitted amount hereunder for future exercises or return such excess portion of the Warrant to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.


(b)	A Holder may not exercise this Warrant to the extent such exercise would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon such exercise and held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of an exercise hereunder, unless the exercise at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular exercise hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of this Warrant is exercisable shall be the responsibility and obligation of the Holder. If the Holder has delivered a Form of Election to Purchase for a number of Warrant Shares that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the exercise for the maximum portion of this Warrant permitted to be exercised on such Date of Exercise in accordance with the periods described herein and, at the option of the Holder, either keep the portion of the Warrant tendered for exercise in excess of the permitted amount hereunder for future exercises or return such excess portion of the Warrant to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.


11.	Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash equal to the Exercise Price multiplied by such fraction.

12.	Notices.  Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 1999 Lincoln Drive, Suite 202, Sarasota, Florida 34236 or facsimile number: (941) 953 4363, Attention: Chief
Financial Officer, or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

13.	Warrant Agent.  The Company shall serve as warrant agent under this
Warrant. Upon thirty days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.


14.	Miscellaneous.

(a)	This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)	Subject to Section 14(a), above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant. This Warrant shall inure to the sole and exclusive benefit of the Company and the Holder.

(c)	The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The Company and the Holder hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its' attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(d)	The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)	In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                           SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.


                        SALIENT CYBERTECH, INC.


                        By:_____________________________________
                        Name:
                        Title:

                        FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the Warrant, issued on November 14, 2000 by Salient Cybertech, Inc.)

To Salient Cybertech, Inc.:

The undersigned hereby irrevocably elects to purchase _____________ shares of common stock, $.001 par value per share, of Salient Cybertech, Inc. (the "Common Stock") and, if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, encloses herewith $________ in cash, certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

     Date of vesting of warrant: _______________.

     Exercise Price: ________________.


The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                                     PLEASE INSERT SOCIAL SECURITY OR
                                     TAX IDENTIFICATION NUMBER



______________________________________________________________________
	(Please print name and address)




Dated:________ ,______                      Name of Holder:


                                                (Print)____________________


                                                (By:)______________________
                                                (Name:)
                                                (Title:)
                                                (Signature must conform in
                                                all respects to name of
                                                holder as specified on the
                                                face of the Warrant)

FORM OF ASSIGNMENT

	[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Salient Cybertech, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Salient Cybertech, Inc. with full power of substitution in the premises.


Dated:

_______________, ____


                            _______________________________________
                            (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                            _______________________________________
                            Address of Transferee

                            _______________________________________

                            _______________________________________



In the presence of:


__________________________

                               ANNEX A






Vesting/Exercise Date    Number of       Applicable      Number of  Number of
                         Warrant         Exercise Price  Warrant    Warrant
                         Shares Vested                   Shares Not Shares
                         on Such Vesting                 Previously Remaining
                         Date/Exercised                  Exercised  to be
                         on such Exercise                           Exercised
                         Date.                                      at Such
                                                                    Exercise
                                                                    Price.


___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.


   No. 1 	$1,000,000

SALIENT CYBERTECH, INC.
8% CONVERTIBLE DEBENTURE
DUE NOVEMBER 14, 2003

THIS DEBENTURE is one of a series of duly authorized and issued debentures of Salient Cybertech, Inc., a Delaware corporation, having a principal place of business at 1999 Lincoln Drive, Suite 202, Sarasota, FL 34236 (the "Company"), designated as its 8% Convertible Debentures, due November 14, 2003, in the aggregate principal amount of Two Million Dollars ($2,000,000) (the "Debentures").

FOR VALUE RECEIVED, the Company promises to pay to Haines Avenue, LLC or its registered assigns (the "Holder"), the principal sum of One Million Dollars ($1,000,000), on November 14, 2003 or such earlier date as the Debentures are required or permitted to be repaid as provided hereunder (the "Maturity Date") and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 8% per annum, payable on a quarterly basis on March 31, June 30, October 30 and December 31 of each year while such Debentures are outstanding commencing on October 30, 2000 and on each Conversion Date (as defined herein) for such principal amount, commencing on the earlier to occur of a Conversion Date for such principal amount and December 31, 2000 (each an "Interest Payment Date"), in cash or shares of Common Stock (as defined in Section 6). Subject to the terms and conditions herein, the decision whether to pay interest hereunder in shares of Common Stock or cash shall be at the discretion of the Company. Not less than five Trading Days (as defined in Section 6) prior to each Interest Payment Date, the Company shall provide the Holder with written notice of its election to pay interest hereunder in cash or in shares of Common Stock pursuant to the terms of
Section 4(a)(i) (the Company may indicate in such notice that the election contained in such notice shall continue for later periods until revised). Failure to timely provide such written notice shall be deemed an election by the Company to pay the interest on such Interest Payment Date in shares of Common
Stock pursuant to the terms of Section 4(a)(i).   If interest
is paid by the Company in shares of its Common Stock, then the number of shares Common Stock issuable on account of such interest shall equal the cash amount of such interest on such Conversion Date divided by the Conversion Price (as defined below) on such date. Interest shall be calculated on the basis on a 360-day year and shall accrue daily commencing on the Original Issue Date (as defined in Section 6) until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person (as defined in Section 6) in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures (the "Debenture Register"). All overdue accrued and unpaid interest to be paid in cash hereunder shall entail a late fee at the rate of 18% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) ("Late Fee") (to accrue daily, from the date such interest is due hereunder through and including the date of payment), payable in cash. If such Late Fee is paid by the Company in shares of its Common Stock, then the number of shares of Common Stock issuable on account of such Late Fee shall equal the cash amount of such Late Fee on such Late Fee payment date divided by the Conversion Price (as defined herein) on such date.

This Debenture is subject to the following additional provisions:

Section 1.	This Debenture is exchangeable for an
equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

Section 2. 	This Debenture has been issued subject to
certain investment representations of the original Holder set forth in the Purchase Agreement (as defined in Section 6) and may be transferred or exchanged only in compliance with the Purchase Agreement. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person (as defined in Section 6) in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 3.	Events of Default.

(a)	"Event of Default", wherever used herein,
means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)	any default in the payment of the
principal of, interest on or liquidated damages in respect of, any Debentures, free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity
Date or by acceleration or otherwise);

(ii)	the Company shall fail to observe or
perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of any of the Transaction Documents (as defined in Section 6), and such failure or breach shall not have been remedied within five days after the date on which notice of such failure or breach shall have been given;

(iii)	 the Company or any of its
subsidiaries shall commence, or there shall be commenced against the Company or any such subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof or there is commenced against the Company or any subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing;

(iv)	the Company shall default in any of its
obligations under any other Debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(v)	the Common Stock shall fail to be quoted
for trading on the OTC Bulletin Board ("OTC") or listed for trading on the New York Stock Exchange, American
Stock Exchange, the NASDAQ National Market or NASDAQ
SmallCap Market (each, a "Subsequent Market") for an aggregate of five Trading Days (which need not be consecutive Trading Days);

(vi)	the Company shall be a party to any
Change of Control Transaction (as defined in Section 6), shall agree to sell or dispose all or in excess of 33% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control
Transaction), or shall redeem or repurchase more than a de minimis number of shares of Common Stock or other equity securities of the Company (other than redemptions of Underlying Shares (as defined in Section 6));

(vii)	an Underlying Shares Registration
Statement (as defined in Section 6) shall not have been declared effective by the Commission (as defined in Section 6) on or prior to the 180th day after the Original Issue Date;

(viii)	if, during the Effectiveness Period
(as defined in the Registration Rights Agreement (as defined in Section 6)), the effectiveness of the Underlying Shares Registration Statement lapses for any reason or the Holder shall not be permitted to resell
Registrable Securities (as defined in the Registration
Rights Agreement) under the Underlying Shares
Registration Statement, in either case, for more than five consecutive Trading Days or an aggregate of eight
Trading Days (which need not be consecutive Trading
Days);

(ix)	an Event (as defined in the Registration
Rights Agreement) shall not have been cured to the satisfaction of the Holder prior to the expiration of thirty days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from a failure of an Underlying
Shares Registration Statement to be declared effective by the Commission on or prior to the 120th day after the Original Issue Date, which shall be covered by Section
3(a)(vii));

(x)	the Company shall fail for any reason to
deliver certificates to a Holder prior to the third
Trading Day after a Conversion Date pursuant to and in accordance with Section 4(b) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Debentures in accordance with the terms hereof; and

(xi)	the Company shall fail for any reason to
deliver the payment in cash pursuant to a Buy-In (as defined herein) within five days after notice is deemed delivered hereunder.

(b)	If any Event of Default occurs and is
continuing, the full principal amount of this Debenture (and, at the Holder's option, all other Debentures then held by such Holder), together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election, immediately due and payable in cash, provided, that if the Company fails to pay the amounts due as a result of an Event of Default by the seventh Trading Day following the declaration of an Event of Default in cash, the Holder may demand payment of such amounts in shares of Common Stock under the Vesting Warrant, determined by reference to the Conversion Price then in effect. The number of shares of Common Stock issuable in payment thereof shall be determined by dividing the aggregate amount due to the Holder by the Conversion Price on the seventh Trading Day. The aggregate amount payable upon an Event of Default shall be equal to the sum of (i) the Mandatory Prepayment Amount (as defined in Section 6) plus (ii) the product of (A) the number of

Underlying Shares issued in respect of conversions hereunder within thirty days of the date of a declaration of an Event of Default and then held by the Holder and (B) the Closing Price (as defined in Section 6) on the date prepayment is due or the date the full prepayment price is paid, whichever is greater.
 Interest shall accrue on the prepayment amount hereunder from the seventh day after such amount is due (being the date of an Event of Default) through the date of prepayment in full thereof at the rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law), to accrue daily from the date such payment is due hereunder through and including the date of payment. All Debentures and Underlying Shares for which the full prepayment price hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 4.	Conversion.

(a)	(i)	 Conversion at Option of Holder.  This
Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time, after the Original Issue Date (subject to the limitations on conversion set forth in Section 4(a)(iii) hereof). The Holder shall effect conversions at its option by delivering to the Company the form of conversion notice attached hereto as Exhibit A (a "Conversion Notice"), specifying therein the principal amount of Debentures to be converted and the date on which such conversion is to be effected, which date may not be prior to the date such Conversion Notice is deemed to have been delivered hereunder (a "Conversion Date") and shall contain a schedule in the form of Schedule 1 to the Conversion Notice (as amended on each Conversion Date, the "Conversion Schedule") reflecting the remaining principal amount of this Debenture and all accrued and unpaid interest thereon subsequent to the conversion at issue. If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is deemed delivered hereunder. Subject to
Section 4(b), each Conversion Notice, once given, shall be irrevocable. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the aggregate principal amount of this Debenture is so converted in which event the Holder shall promptly thereafter (but not as a condition to the Company's obligation to timely deliver Underlying Shares) deliver such Debenture certificate to, or as directed by the Company for cancellation. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture plus all accrued and unpaid interest thereon in an amount equal to the applicable conversion, which shall be evidenced by entries set forth in the Conversion Schedule. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

(ii)	Number of Underlying Shares Issuable Upon
Conversion. (A) The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by adding the sum of (i) the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted and (y) the Conversion Price (as defined herein), and (ii) the amount equal to (I) the product of (x) the outstanding principal amount of this Debenture to be converted and (y) the product of (1) the quotient obtained by dividing
 .08 by 360 and (2) the number of days for which such principal amount was outstanding, divided by (II) the Conversion Price on the Conversion Date, provided, that if the Company shall have elected to pay the interest due on a Conversion Date in cash pursuant to the terms hereof, subsection (ii) shall not be used in the calculation of the number of shares of Common Stock issuable upon a conversion hereunder.

(B)	Notwithstanding anything to the contrary
contained herein, if on any Conversion Date:

(1)	the number of shares of Common Stock at
the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay interest hereunder in shares of Common Stock;

(2)	after the Interest Effectiveness Date (as
defined in Section 6) such shares of Common Stock (x) are not registered for resale pursuant to an effective
Underlying Shares Registration Statement and (y) may not be sold without volume restrictions pursuant to Rule
144(k) promulgated under the Securities Act;

(3)	the Common Stock shall fail to be listed
or quoted for trading on the OTC or a Subsequent Market;

(4)	the Company has failed to timely satisfy
its conversion obligations hereunder; or

(5)	the issuance of such shares of Common
Stock would result in a violation of Sections
4(a)(iii)(A) or (B),

then, at the option of the Holder, the
Company, in lieu of delivering shares of Common Stock pursuant to Section 4(a)(ii)(A)(ii), shall deliver, within three Trading Days of each applicable Conversion Date, an amount in cash equal to the product of (a) the outstanding principal amount of the Debentures to be converted on such Conversion Date and (b) the product of (x) the quotient obtained by dividing .08 by 360 and (y) the number of days for which such principal amount was outstanding.

(iii)	Certain Conversion Restrictions.

(A)	A Holder may not convert Debentures
or receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, the Debentures held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of Debentures are convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of Debentures that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the periods described in Section 4(b) and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(B)	A Holder may not convert Debentures
or receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, the Debentures held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of Debentures are convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of Debentures that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the periods described in Section 4(b) and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(b)	(i)	Not later than three Trading Days after
any Conversion Date, the Company will deliver to the Holder
(i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of Debentures, and (ii) a bank check in the amount of accrued and unpaid interest (if the Company has timely elected or is required to pay accrued interest in cash). The Company shall, upon request of the Holder, if available, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of Debentures tendered for conversion.

(ii)	If the Company fails to deliver to
the Holder such certificate or certificates pursuant to
Section 4(b)(i) by the third Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $5,000 for each Trading Day after such third Trading Day until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 3 herein for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Further, if the Company shall not have delivered any cash due in respect of conversions of Debentures or as payment of interest thereon by the third Trading Day after the Conversion Date, the Holder may, by notice to the Company, require the Company to issue shares of Common Stock pursuant to Section 4(c), except that for such purpose the Conversion Price applicable thereto shall be the lesser of the Conversion Price on the Conversion Date and the Conversion Price on the date of such Holder demand. Any such shares will be subject to the provision of this Section.

(iii)	In addition to any other rights
available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to
Section 4(b)(i) by the third Trading Day after the Conversion Date, and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds

(y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation and (B) at the option of the Holder, either reissue Debentures in principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under Section 4(b)(i). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with respect to which the market price of the Underlying Shares on the date of conversion was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under Section 4(b)(ii) in respect of the certificates resulting in such Buy-In.

(c)	(i)  The conversion price (the "Conversion
Price") in effect on any Conversion Date shall be the lesser of (1) $$0.90 (the "Initial Conversion Price"), and (2) 80% of the average of the three lowest Per Share Market Values during the ten consecutive Trading Days immediately preceding the applicable Conversion Date, provided, that such ten Trading Day period shall, at the option of the Holder, be extended for the number of Trading Days during such period in which (A) trading in the Common Stock is not eligible for quotation on the OTC or listed or quoted for trading on a Subsequent Market, or (B) after the date declared effective by the Commission, the Underlying Shares Registration Statement is either not effective or the Prospectus included in the Underlying Shares Registration Statement may not be used by the Holder for the resale of Underlying Shares.

(ii)	If the Company, at any time while
any Debentures are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the Effective Date in the case of a subdivision, combination or re-classification.

(iii)	If the Company, at any time
while any Debentures are outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share

Market Value at the record date mentioned below, then the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. However, upon the expiration of any such right, option or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section, if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights, options or warrants actually exercised.

(iv)	If the Company or any subsidiary
thereof, as applicable with respect to Common Stock Equivalents (as defined below), at any time while this Debenture is outstanding, shall issue shares of Common Stock or rights, warrants (including those issued under the Purchase Agreement), options or other securities or debt that is convertible into or exchangeable for shares of Common Stock ("Common Stock Equivalents") entitling any Person to acquire shares of Common Stock, at a price per share less than the Conversion Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then, at the option of the Holder for such conversions as it shall indicate, the Conversion Price shall be adjusted to mirror the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms. No adjustment under this Section shall be made as a result of (i) issuances of Common Stock or Common Stock Equivalents to the extent disclosed in Schedule 2.1(c) to the Purchase Agreement, (ii) issuances and exercises of options to purchase shares of Common Stock issued for compensatory purposes pursuant to any of the Company's stock option or stock purchase plans, or (iii) exercises under the Warrants (as defined in the Purchase Agreement).

(v)	 If the Company, at any time while
Debentures are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price at which Debentures shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(vi)	In case of any reclassification of
the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holders shall have the right thereafter to, at their option, (A) convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holders of the Debentures shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled or (B) require the Company to prepay the aggregate of its outstanding principal amount of Debentures, plus all interest and other amounts due and payable thereon, at a price determined in accordance with Section 3(b). The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

(vii)	All calculations under this
Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. No adjustments in either the Initial Conversion Price or Conversion Price shall be required if such adjustment is less than $0.01, provided, that any adjustments which by reason of this Section are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(viii)	Whenever either the Initial
Conversion Price or Conversion Price is adjusted pursuant to any of Section 4(c)(ii) - (v), the Company shall promptly mail to each Holder a notice setting forth the Initial Conversion Price or the Conversion Price (as applicable) after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ix)	If (A) the Company shall declare a
dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or Effective Date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Debentures during the 20-day period commencing the date of such notice to the Effective Date of the event triggering such notice.

(x)	In case of any (1) merger or
consolidation of the Company with or into another Person, or
(2) sale by the Company of more than one-half of the assets of the Company (on an as valued basis) in one or a series of related transactions, a Holder shall have the right to (A) if permitted under Section 3(b) hereof, exercise its rights of prepayment under Section 3(b) with respect to such event, (B) convert its aggregate principal amount of Debentures then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of Debentures could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, (x) require the surviving entity to issue convertible debentures in an aggregate principal amount equal to the aggregate principal amount of Debentures then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which newly issued convertible debentures shall have terms identical (including with respect to conversion) to the terms of this Debenture and shall be entitled to all of the rights and privileges of a Holder of Debentures set forth herein and the agreements pursuant to which the Debentures were issued (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such shares of stock other securities issuable upon conversion thereof), and

(y) simultaneously with the issuance of such convertible debentures, shall have the right to convert such instrument only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger or consolidation. In the case of clause (C), the conversion price applicable for the newly issued convertible debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holders the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(d)	Upon a conversion hereunder the Company shall
not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(e)	The issuance of certificates for shares of the
Common Stock on conversion of the Debentures shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(f)	Any and all notices or other communications or
deliveries to be provided by the Holders hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company, at 1999 Lincoln Drive, Suite 202, Sarasota, FL 34236, facsimile
No.: (941) 953-4363, attention Chief Financial Officer, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section, with a copy to (other than for Conversion Notices) David J. Feingold, Esq., Facsimile No.
(561) 630-8936. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) four days after deposit in the United States mail, (iv) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

Section 5.	Prepayment at the Option of the Company.

(a)	The Company shall have the right at all times and
any time after the Original Issue Date, upon seven Trading Days' notice to the Holders (an "Optional Prepayment Notice" and the date such notice is received by the Holders, the "Notice Date"), to prepay all or a portion of the Debentures then held by the Holders at a cash price equal to the Optional Prepayment Price (as defined in Section 6). The Company may only deliver an Optional Prepayment Notice to the Holders if, on the Notice Date: (i) either there is an effective Underlying Shares Registration Statement pursuant to which the Holders are permitted to utilize the prospectus thereunder to resell all of the issued Underlying Shares and all of the Underlying Shares as are issuable upon conversion in full of the Notes subject to the Optional Prepayment Notice or all of such issued or issuable Underlying Shares may be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act and (ii) the Common Stock is either eligible for quotation on the OTC or listed or quoted for trading on a Subsequent Market. If any of the foregoing conditions shall cease to be in effect during the period between the Notice Date and the date the Optional Prepayment Date is paid in full, then the Holders subject to such prepayment may elect, by written notice to the Company given at any time after any of the foregoing conditions shall cease to be in effect, to invalidate ab initio such prepayment, notwithstanding anything herein contained to the contrary.
The Holders may convert any portion of the outstanding principal amount of the Debentures subject to an Optional Redemption Notice prior to the seventh Trading Day following the Notice Date (the "Due Date").

(b)	The Optional Prepayment Price is due in full on the
Due Date. If any portion of the Optional Prepayment Price shall not be paid by the Company by the Due Date, interest shall accrue thereon at the rate of 18% per annum (or the maximum rate permitted by applicable law, whichever is less) until the Optional Prepayment Price plus all such interest is paid in full. In addition, if any portion of the Optional Prepayment Price remains unpaid after such date, the Holder subject to such prepayment may elect by written notice to the Company to either: (x) demand conversion in accordance with the formula and the time period therefor set forth in Section 4 of any portion of the principal amount of the Debentures for which the Optional Prepayment Price, plus accrued liquidated damages thereof, has not been paid in full (the "Unpaid Prepayment Principal Amount"), in which event the applicable Per Share Market Value shall be the lower of the Per Share Market Value calculated on the Due Date and the Per Share Market Value as of the Holder's written demand for exchange, or (y) invalidate ab initio such optional prepayment, notwithstanding anything herein contained to the contrary. If the Holder elects option (x) above, the Company shall, within three (3) Trading Days after such election is deemed delivered hereunder, deliver to the Holder the shares of Common Stock issuable upon conversion of the Unpaid Prepayment Principal Amount subject to such conversion demand and otherwise perform its obligations hereunder with respect thereto. If the Holder elects option (y) above, the aggregate principal amount under this Debenture and all interest due hereunder shall be increased by the Unpaid Prepayment Principal Amount and the Company shall no longer have any prepayment rights under this Debenture. If, upon an election under option (x) above, the Company fails to deliver the certificates representing the shares of Common Stock issuable upon conversion of the Unpaid Prepayment Principal Amount within the time period set forth in this Section, the Company shall pay to the Holder in cash, as liquidated damages and not as a penalty, $5,000 per day until the Company delivers such certificates to the Holder.

Section 6.	Definitions.  For the purposes hereof, the
following terms shall have the following meanings:

"Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York or State of Florida are authorized or required by law or other government action to close.

"Change of Control Transaction" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company, (ii) a replacement at one time or over time of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of the Company with or into another entity that is not wholly-owned by the Company, consolidation or sale of 50% or more of the assets of the Company in one or a series of related transactions, or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in
(i), (ii) or (iii).

"Closing Price" means on any particular date: (a) the closing sales price per share of Common Stock on such date on the OTC or on such Subsequent Market on which the shares of Common Stock are then listed or quoted (as reported by Bloomberg L.P. at 4:15 PM (New York time) for the closing sales price for regular session trading on such day), or if there is no such price on such date, then the closing sales price on the OTC or on such Subsequent Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 PM (New York time) for the closing sales price for regular session trading on such day), or (b) if the shares of Common Stock are not then listed or quoted on the OTC or a Subsequent Market, the closing sales price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or
(c) if the shares of Common Stock are not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority in interest of the principal amount of Debentures then outstanding.

"Commission" means the Securities and Exchange
Commission.

"Common Stock" means the common stock, $.001 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

"Effective Date" means the date on which an Underlying
Shares Registration Statement shall have first been declared effective by the Securities and Exchange Commission.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Interest Effectiveness Date" means the earlier to occur of (x) the Effectiveness Date (as defined in the Registration
Right Agreement) and (y) the Effective Date.

"Mandatory Prepayment Amount" for any Debentures shall equal the sum of (i) the greater of (A) 120% of the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, and (B) the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, divided by the Conversion Price on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or
(y) the date the Mandatory Prepayment Amount is paid in full, whichever is less, multiplied by the Closing Price on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures.

 	"Optional Prepayment Price" shall equal the sum of: (i) the greater of (A) 100% of the principal amount of the Debentures to be prepaid, plus all accrued and unpaid interest thereon, and (B) the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, divided by the Conversion Price on (x) the Optional Prepayment Date or
(y) the date that the Optional Prepayment Price is paid in full, whichever is less, and multiplied by the Closing Price on (x) the Optional Prepayment Date or (y) the date that the optional Prepayment Price is paid in full, whichever is greater, and (ii) all other amounts, expenses, costs and liquidated damages due in respect of such Debentures.

"Original Issue Date" shall mean the date of the first issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

"Per Share Market Value" means on any particular date:
(a) the closing bid price per share of Common Stock on such date on the OTC or on such Subsequent Market on which the shares of Common Stock are then listed or quoted (as reported by Bloomberg L.P. at 4:15 PM (New York time) for the closing bid price for regular session trading on such day), or if there is no such price on such date, then the closing bid price on the OTC or on such Subsequent Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 PM (New York time) for the closing bid price for regular session trading on such day), or (b) if the shares of Common Stock are not then listed or quoted on the OTC or a Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the shares of Common Stock are not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority in interest of the principal amount of Debentures then outstanding.

"Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Purchase Agreement" means the Convertible Debenture
Purchase Agreement, dated as of the Original Issue Date, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

		"Registration Rights Agreement" means the Registration Rights Agreement, dated November 14, 2000, to which the
Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Trading Day" means (a) a day on which the shares of Common Stock are traded on the OTC or on such Subsequent Market on which the shares of Common Stock are then listed or quoted, or (b) if the shares of Common Stock are not listed on the OTC or a Subsequent Market, a day on which the shares of Common Stock are traded in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the shares of Common Stock are not listed or quoted as set forth in (a) and (b) hereof, then Trading Day shall mean a Business Day.

"Transaction Documents" shall have the meaning set forth in the Purchase Agreement.

"Underlying Shares" means the shares of Common Stock issuable upon conversion of Debentures or as payment of interest in accordance with the terms hereof.

"Underlying Shares Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering, among other things, the resale of the Underlying Shares and naming the Holder as a "selling stockholder" thereunder.

Section 7.	  Except as expressly provided herein, no
provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. As long as there are Debentures outstanding, the Company shall not and shall cause it subsidiaries not to, without the consent of the Holders: (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holders; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents; or (iii) enter into any agreement with respect to any of the foregoing. The Company may only voluntarily prepay the outstanding principal amount on the Debentures in accordance with Section 5 hereof.

Section 8.	This Debenture shall not entitle the Holder to
any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.
Section 9.	If this Debenture shall be mutilated, lost,
stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

Section 10.  	No indebtedness of the Company is senior
to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. The Company will not and will not permit any of its subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom that is senior in any respect to the Company's obligations under the Debentures.

Section 11.	This Debenture shall be governed by and
construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. The Company and the Holder hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any
manner permitted by law.    Nothing contained herein shall be
deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its' attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 12.	Any waiver by the Company or the Holder of a
breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

Section 13.	 If any provision of this Debenture is invalid,
illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

Section 14.	Whenever any payment or other obligation
hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business
Day.



	[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
	SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date first above indicated.


SALIENT CYBERTECH, INC.


By:	______________________________
Name:
Title:

	EXHIBIT A

	NOTICE OF HOLDER CONVERSION


(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby elects to convert the principal amount of Debenture set forth below into shares of common stock, $.001 par value per share (the "Common Stock"), of Salient Cybertech, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
Date to Effect Conversion ________________


Principal Amount of Debentures
to be Converted _______________


Number of shares of Common Stock
to be Issued __________________

Payment of Interest in Kind  Yes  No
If yes, $ _______ of Interest
Accrued on Account of
Conversion at Issue

Applicable Conversion Price _____________________

Signature ______________________


Name ___________________________


Address ________________________

	Schedule 1

	CONVERSION SCHEDULE

8% Convertible Debentures, due November 14, 2003, in the aggregate principal amount of $2,000,000 issued by Salient Cybertech, Inc. This Conversion Schedule reflects conversions made under Section 4(a)(i) of the above referenced Debentures.

	Dated:




Date of Conversion  Amount of Conversion  Aggregate  Company Attest
                                          Principal
                                          Amount
                                          Remaining
                                          Subsequent
                                          to
                                          Conversion
_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________

                                      Exhibit 22

                              Subsidiaries of the Corporation


Subsidiary #1:

Gemini Learning Systems, Inc.

Suite 605, 839 - 5th Avenue SW
Calgary, Alberta
Canada T2P 3C8

Gemini Learning Systems, Inc. is a wholly owned Subsidiary of Salient Cybertech, Inc.


Subsidiary #2:

Futronix, Inc.

1760 S. Dimensions Terrace
Homosassa, FL 34448

Futronix, Inc. is a wholly owned Subsidiary of Salient Cybertech, Inc.

                             EXHIBIT 24.6
                   Consent of Registrant's Auditors



December 12, 2000

Securities and Exchange Commission
Washington, D.C. 20549

RE:  Salient Cybertech, Inc.
     Registration Number: __________





Gentlemen:


     We have audited the balance sheet, pro-forma balance sheet, and accompanying statements of the Registrant, as found in the Prospectus which forms part of this Registration Statement, for the 1999 and 1998 fiscal years, ending on December 31, and consent to the Auditor's reports, statements, and notes being filed with the SB2 Registration Statement of which this exhibit forms a part, and with any amendment thereto.

     This accounting firm hereby consents to the filing of this consent as an exhibit to the Registration Statement.






/s/Stan J. H. Lee/s/

440 West St., 3rd Fl.

Fort Lee, NJ 07024-5058

                                      EXHIBIT 5.1
                        Opinion of Selling Stockholders' Counsel

                                                            December 12, 2000

Securities and Exchange Commission
Washington, D.C. 20549

RE:    SALIENT CYBERTECH, INC.
   Registration Number: _______________

Gentlemen:

   This opinion is given in connection with the filing of a Registration Statement on Form SB-2 by Salient Cybertech, Inc., registration number __
(the "Registration Statement"), filed with the United States Securities and Exchange Commission, as it pertains to 16,895,035 shares in the common stock of Salient Cybertech, Inc. (the "Company"), with par value of $0.001 per share being registered herein for Selling Stockholders(as defined in the said Registration Statement), as described in the Registration Statement.

   Certain terms used in this opinion characterized by initial capital letters have the meaning set forth in the Prospectus which constitutes a portion of the Registration.

   We have examined the originals and copies of corporate instruments, certificates and other documents of the Company and interviewed represent-atives of the Company to the extent we deemed it necessary, in order to form the basis for the opinion hereinafter set forth.

   In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as certified or photostatic copies. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.


   Based upon the foregoing, we are of the opinion that:

   The 16,895,035 shares of Common Stock of the Company, when issued will be fully paid and non- assessable and there is no personal liability to the owners thereof.

   This law firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement; however, this opinion is limited to the facts set forth herein and is not to be interpreted as an opinion that the Registration Statement has been properly prepared, or provides all required disclosure.

                                         Very truly yours,

                                        /s/Bernabe Diaz/s/


                                        Bernabe Diaz, Esq.
                                        Corporate Counsel for the Company
                                        71 Stony Hill Rd., 2nd Flr.
                                        Bethel CT 06801

                                                          EXHIBIT 27
                                                    FINANCIAL DATA SCHEDULE
[ARTICLE] 5

[PERIOD-TYPE]                                 9-MOS                   YEAR                   YEAR
[FISCAL-YEAR-END]                          DEC-31-2000             DEC-31-1999             DEC-31-1998
[PERIOD-END]                               SEP-30-2000             DEC-31-1999             DEC-31-1998
[CASH]                                           2,000                   3,650                  19,792
[SECURITIES]                                     4,002                       0                       0
[RECEIVABLES]                                  407,052                   8,873                  48,919
[ALLOWANCES]                                         0                       0                       0
[INVENTORY]                                    708,614                  19,566                  27,171
[CURRENT-ASSETS]                             1,531,792                 893,778                 224,522
[PP&E]                                       5,185,260                  26,909                  19,700
[DEPRECIATION]                                       0                       0                       0
[TOTAL-ASSETS]                               8,688,424               1,456,616                 652,657
[CURRENT-LIABILITIES]                        2,601,336                 762,988                 546,931
[BONDS]                                              0                       0                       0
[PREFERRED-MANDATORY]                                0                       0                       0
[PREFERRED]                                          0                       0                       0
[COMMON]                                         7,496                   3,165                  10,635
[OTHER-SE]                                   5,356,055                 536,641                  47,940
[TOTAL-LIABILITY-AND-EQUITY]                 8,688,424               1,456,616                 652,657
[SALES]                                      3,281,909                 112,554                 119,782
[TOTAL-REVENUES]                             3,281,909                 112,554                 119,782
[CGS]                                        2,945,584                  11,386                  67,959
[TOTAL-COSTS]                                2,945,584                  11,386                  67,959
[OTHER-EXPENSES]                             3,052,353               1,474,693                 467,385
[LOSS-PROVISION]                                     0                       0                       0
[INTEREST-EXPENSE]                             117,919                  48,114                  39,481
[INCOME-PRETAX]                            (2,600,705)             (1,365,334)               (360,393)
[INCOME-TAX]                                         0                       0                       0
[INCOME-CONTINUING]                                  0                       0                       0
[DISCONTINUED]                                       0                       0                       0
[EXTRAORDINARY]                                      0                       0                  50,185
[CHANGES]                                            0                       0                       0
[NET-INCOME]                               (2,600,705)             (1,365,334)               (310,208)
[EPS-BASIC]                                     (.668)                  (.198)                  (.031)
[EPS-DILUTED]                                   (.668)                  (.198)                  (.031)

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